UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 3, 2009, Clean Harbors, Inc. (the “Company” or “Clean Harbors”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K Report”) reporting, among other matters, the Company’s acquisition on July 31, 2009 of all of the outstanding shares of Eveready Inc., an Alberta corporation (“Eveready”).  On September 21, 2009, the Company filed with the Commission Amendment No. 1 to the Initial 8-K Report in order to update one of the Exhibits filed with the Initial 8-K Report.

In accordance with Item 9.01(a) of Form 8-K, the Initial 8-K Report did not include the historical financial statements of Eveready or the unaudited pro forma condensed combined financial information of the Company (collectively, the “Financial Information”) and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report not later than 71 days after the due date for the filing of the Initial 8-K Report. This Amendment is being filed to satisfy the Registrant’s undertaking to file the Financial Information required by Item 9.01 of Form 8-K, and this Amendment should be read in conjunction with the Initial 8-K Report, as previously amended by Amendment No. 1 thereto.

Item 9.01        Financial Statements and Exhibits.

AUDITORS’ REPORT

To the Directors of

Eveready Inc.

We have audited the consolidated balance sheets of Eveready Inc. as at December 31, 2008 and 2007 and the consolidated statements of (loss) earnings and comprehensive (loss) income and deficit, and cash flows for each of the years in the three-year period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in accordance with Canadian generally accepted accounting principles.

(SIGNED) “Ernst & Young LLP”

Edmonton, Canada June 15, 2009
Chartered Accountants

Eveready Inc.

Consolidated Balance Sheets

See Nature of operations and basis of presentation (note 1)

As at December 31	2008	2007
	$	$
	(thousands of Canadian dollars)
ASSETS
Current
Cash	5,858	8,092
Accounts receivable	153,389	122,214
Income taxes recoverable	—	19
Inventory	11,516	13,242
Prepaid expenses and deposits	3,201	2,699
	173,964	146,266
Property, plant and equipment (note 7)	330,831	303,344
Intangible assets (note 8)	46,738	56,674
Goodwill (note 9)	23,069	110,746
Other long-term assets (note 10)	1,602	1,501
	576,204	618,531
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	60,705	58,452
Distributions payable	3,671	3,438
Income taxes payable (note 22)	691	—
Current portion of long-term debt (note 11)	1,500	1,500
Current portion of obligations under capital lease (note 12)	4,619	2,880
Current portion of asset retirement obligations (note 14)	584	256
	71,770	66,526
Long-term debt (note 11)	213,363	199,836
Obligations under capital lease (note 12)	18,787	15,292
Convertible debentures (note 13)	44,132	42,244
Asset retirement obligations (note 14)	2,419	2,222
Future income taxes (note 22)	10,095	4,545
Non-controlling interest (note 15)	2,760	3,004
	363,326	333,669
Commitments, contingencies, and guarantees (note 27)
Shareholders’ Equity
Shareholders’ capital (note 16)	352,523	—
Unitholders’ capital (note 16)	—	327,991
Shares held under Employee Unit Plan (note 17)	(11,230)	(13,601)
Equity component of convertible debentures (note 13)	8,030	8,030
Contributed surplus (note 18)	6,941	3,688
Deficit	(143,386)	(41,246)
	212,878	284,862
	576,204	618,531

(see accompanying notes)

Approved on behalf of the Board:	(SIGNED) “Peter Lacey”	(SIGNED) “J. W. Bruce Picton”
	Peter Lacey Director	J. W. Bruce Picton Director

Eveready Inc.

Consolidated Statements of (Loss) Earnings and Comprehensive (Loss) Income and Deficit

Years Ended December 31	2008	2007	2006
	$	$	$
	(thousands of Canadian dollars, except per share amounts)
Revenue	650,628	518,896	379,693
Direct costs	465,940	367,862	259,418
Gross profit	184,688	151,034	120,275
Expenses
General and administrative	76,603	66,961	52,160
Amortization (note 21)	50,424	41,884	26,453
Interest (note 21)	21,160	18,877	7,662
Stock-based compensation (note 17)	3,110	3,069	2,629
(Gain) loss on foreign exchange	(1,539)	1,644	(652)
Loss (gain) on disposal of property, plant and equipment	240	(19)	691
Impairment of intangible assets and goodwill (notes 8 and 9)	90,343	—	—
	240,341	132,416	88,943
(Loss) earnings before income taxes and non-controlling interest	(55,653)	18,618	31,332
Income taxes (note 22)
Current	1,430	184	564
Future	5,534	3,851	110
	6,964	4,035	674
(Loss) earnings before non-controlling interest	(62,617)	14,583	30,658
Earnings attributable to non-controlling interest (note 15)	820	957	757
Net (loss) earnings and comprehensive (loss) income	(63,437)	13,626	29,901
(Deficit) retained earnings, beginning of year	(41,246)	2,175	10,094
Distributions (note 19)	(38,703)	(57,047)	(38,607)
Trust reorganization adjustments (note 22)	—	—	787
Deficit (retained earnings), end of year	(143,386)	(41,246)	2,175
(Loss) earnings per share — basic (note 20)	(3.47)	0.80	2.18
(Loss) earnings per share — diluted (note 20)	(3.47)	0.80	2.16

(see accompanying notes)

Eveready Inc.

Consolidated Statements of Cash Flows

Years Ended December 31	2008	2007	2006
	$	$	$
	(thousands of Canadian dollars)
Operating activities
Net (loss) earnings	(63,437)	13,626	29,901
Items not affecting cash:
Amortization	50,424	41,884	26,453
Stock-based compensation	3,110	3,069	2,629
Loss (gain) on disposal of property, plant and equipment	240	(19)	691
Impairment of intangible assets and goodwill	90,343	—	—
Amortization of deferred costs	959	424	509
Accretion of long-term debt	670	361	—
Accretion of convertible debentures	1,888	1,671	695
Future income taxes	5,534	3,851	110
Foreign exchange on future income taxes	15	(66)	—
Earnings attributable to non-controlling interest	820	957	757
	90,566	65,758	61,745
Asset retirement costs incurred (note 14)	(130)	(629)	(1,137)
Net change in non-cash operating working capital (note 23)	(27,780)	(9,310)	(14,316)
Cash provided by operating activities	62,656	55,819	46,292
Investing activities
Purchase of property, plant and equipment	(64,146)	(76,790)	(68,823)
Purchase of intangible assets	(1,774)	(5,896)	(2,190)
Proceeds on disposal of property, plant and equipment	3,800	6,288	3,823
Business acquisitions, net of cash acquired (note 23)	(7,440)	(65,196)	(72,950)
Other long-term assets — net	(758)	(173)	(180)
Cash used in investing activities	(70,318)	(141,767)	(140,320)
Financing activities
Proceeds from issuance of long-term debt	73,382	171,048	105,000
Repayment of long-term debt	(60,511)	(53,500)	(104,201)
Proceeds from sale-leasebacks (note 12)	8,880	—	—
Repayment of obligations under capital lease	(4,313)	(1,835)	—
Distributions, net of “in-kind” distributions/distribution reinvestments	(7,222)	(37,169)	(22,724)
Repurchase of units for cancellation (note 16)	(3,758)	—	—
Distribution of non-controlling interest (note 15)	(1,064)	(346)	—
Proceeds from unit options exercised (note 17)	29	—	—
Collection of employee share purchase loans receivable	5	303	368
Proceeds from issuance of units, net of issuance costs	—	41,014	52,699
(Decrease) increase in bank indebtedness	—	(26,049)	22,473
Proceeds from issuance of units — Employee Unit Plan	—	5,768	7,191
Purchase of units — Employee Unit Plan	—	(5,188)	(10,643)
Unit issuance costs — acquisitions	—	(6)	(129)
Proceeds of issuance of convertible debentures, net of issuance costs	—	—	47,699
Repayment of notes payable	—	—	(3,705)
Cash provided by financing activities	5,428	94,040	94,028
Net change in cash	(2,234)	8,092	—
Cash, beginning of year	8,092	—	—
Cash, end of year	5,858	8,092	—

Supplemental cash flow information (note 23)

(see accompanying notes)

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

1. Nature of operations and basis of presentation

Eveready Inc. (“Eveready”) was incorporated on October 27, 2008 under the laws of the Province of Alberta. The business of Eveready, held in its subsidiaries and limited partnerships, provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors. Eveready was formed pursuant to the provisions of the Business Corporations Act (Alberta) to participate in a plan of arrangement involving, among others, Eveready’s predecessor Eveready Income Fund (the “Fund”), Eveready and the security holders of the Fund (the “Conversion”). Effective December 31, 2008, the Conversion restructured the Fund from an unincorporated open-ended mutual fund trust to Eveready Inc., a publicly listed corporation (note 2).

These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are presented in Canadian dollars rounded to the nearest thousand ($000), except where otherwise indicated.

Included in these consolidated financial statements are the accounts of Eveready and its predecessor, the Fund, (collectively hereinafter referred to as “Eveready” or the “Company”) and all of its subsidiary limited partnerships and incorporated companies. Certain of these entities have non-controlling interests presented separately in these consolidated financial statements. The results of acquired business operations are included in these consolidated financial statements from their effective dates of acquisition. All significant inter-entity balances and transactions have been eliminated.

These consolidated financial statements have been prepared, for the purpose of inclusion, through incorporation by reference, in the Management Information Circular to be dated June 15, 2009. In addition, these consolidated financial statements have been prepared subsequent to the release of Eveready’s interim consolidated financial statements for the three months ended March 31, 2009 filed on the System for Electronic Document Analysis and Retrieval website at www.sedar.com. As a result, these consolidated financial statements have been revised retroactively, to give effect to the adoption of the Canadian Institute of Chartered Accounts (“CICA”) Handbook Section 3064 Goodwill and Intangible Assets (note 4) and Eveready’s revised business segment composition (note 24).

2. Corporate conversion

On December 11, 2008, unitholders of the Fund voted in favour of converting the Fund into a corporation, Eveready, pursuant to a statutory plan of arrangement. The Conversion was completed on December 31, 2008. As a result of the Conversion, unitholders of the Fund received one common share (“share”) of Eveready for each five units of the Fund. Eveready assumed the assets and liabilities, previously held, directly or indirectly, by the Fund. All of the covenants and obligations of the Fund in respect of the outstanding convertible unsecured subordinated debentures (the “Debentures”) were also assumed by Eveready.

The Conversion has been accounted for as a continuity of interests of the Fund since there has been no change of control and since Eveready will continue to operate the business of the Fund. These consolidated financial statements reflect Eveready as a corporation at December 31,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

2. Corporate conversion (Continued)

2008 and as Eveready Income Fund prior thereto. All references to “shares” refer collectively to Eveready’s shares on and subsequent to December 31, 2008 and to Fund units prior to the Conversion. All references to “shareholders” refer collectively to holders of Eveready’s shares on and subsequent to December 31, 2008 and to Fund unitholders prior to the Conversion.

As a result of the Conversion, in which each five units were exchanged for one share, the Debentures became convertible into shares of Eveready and the Debentures’ conversion price was adjusted from $7.7508 per unit to $38.754 per share (note 13).

Effective December 31, 2008, Eveready established a Share Option Plan under which options will be granted to directors, officers, employees and consultants of Eveready, and its subsidiaries, in order to provide an opportunity for these individuals to increase their proprietary interest in Eveready’s long-term success. The Share Option Plan replaced the Unit Option Plan of the Fund. In accordance with the Conversion, in which each five units were exchanged for one share, participants of the Unit Option Plan were entitled to receive, for the same aggregate consideration, share options for outstanding unit options held as at the Conversion date (note 17). References to the “Share Option Plan” should be read as references to the “Unit Option Plan” for all periods prior to December 31, 2008. In addition, references to “stock-based compensation” under the Share Option Plan should be read as references to “unit-based compensation” under the Unit Option Plan for all periods prior to December 31, 2008.

Upon completion of the Conversion, all outstanding Employee Unit Plan Matching Units held by the Employee Unit Plan Trust (note 17) were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share. References to “Matching Shares” or “Shares” under the Employee Unit Plan should be read as references to “Matching Units” or “Units” under the Employee Unit Plan for all periods prior to December 31, 2008. In addition, references to “stock-based compensation” under the Employee Unit Plan should be read as references to “unit-based compensation” under the Employee Unit Plan for all periods prior to December 31, 2008.

3. Summary of significant accounting policies

Eveready’s accounting policies are in accordance with Canadian GAAP and are consistent with generally accepted accounting principles in the United States in all material respects except as outlined in Note 29.

Use of estimates

The timely preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions. These estimates will affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates used in the preparation of these financial statements include: estimated provision for bad debts on accounts receivable; estimated useful lives for intangible assets and property, plant and equipment; the fair value of property, plant and equipment and identifiable

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

intangible assets acquired in business acquisitions; the fair value of stock-based compensation; the fair value of asset retirement obligations; the fair value of convertible debentures; the fair value of long-term debt; future cash flows used to estimate the fair value of reporting units for goodwill impairment evaluation purposes and for the impairment of long-lived assets; and estimates on various taxation amounts. Actual results may differ from these estimates. These financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

Cash

Cash includes cash on hand and balances with banks. Bank borrowings, including bank overdrafts, are normally not of a temporary nature and are therefore not included in cash.

Property, plant and equipment

Property, plant and equipment is recorded at cost less accumulated amortization. Costs incurred to extend the useful life or to increase the future benefit of property, plant and equipment are capitalized. Costs to repair or maintain property, plant and equipment are expensed as incurred.

Property, plant and equipment are amortized over their estimated useful lives (net of salvage value) at the following annual rates:

Service equipment (light)	20%	declining balance
Service equipment (heavy)	5 to 15 years	straight-line
Automotive equipment (light)	30%	declining balance
Automotive equipment (heavy)	5 to 12 years	straight-line
Camps and rental equipment	5 to 15 years	straight-line
Rental equipment (other)	4 to 20%	declining balance
Shop and other equipment	20 to 50%	declining balance
Building	5 to 10%	declining balance
Leasehold improvements	5 years	straight-line

Landfill facilities are amortized based on the percentage of estimated total capacity used in a reporting period. Assets under capital lease are amortized using the applicable annual rates above. Property, plant and equipment under construction are not amortized until the assets are available for use.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Intangible assets

Acquired intangible assets with finite lives are recorded at cost less accumulated amortization. Costs incurred to increase the future benefit of intangible assets are capitalized. Intangible assets are amortized over their estimated lives at the following annual rates:

Customer relationships	5 to 10 years	straight-line
Patents and technology	4 to 7 years	straight-line
Provincial license — landfill	25 years	straight-line
Data image library	3 to 5 years	straight-line
Licenses and agreements	5 to 10 years	straight-line
Leases	8 to 20 years	straight-line
Trade names — finite life	1 to 5 years	straight-line

Once an intangible asset is fully amortized, the gross carrying amount and the related accumulated amortization are removed from the accounts. Intangible assets with indefinite lives are not subject to amortization and are tested for impairment annually or when an event or change in circumstances may indicate impairment. Impairment of an indefinite life intangible asset is recognized in an amount equal to the difference between the carrying value and the fair value of the related intangible asset.

Goodwill

Goodwill results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less the liabilities assumed, based on their fair values. Goodwill is allocated as of the business acquisition date to Eveready’s reporting units expected to benefit from the business acquisition. A reporting unit comprises a business operation with similar economic characteristics and strategies.

Goodwill is not amortized, but is evaluated annually for impairment, or more frequently if events or changes in circumstances indicate the asset may be impaired. The impairment test is carried out in two steps. In the first step, the carrying value of a reporting unit is compared to its respective fair value, which is determined on a discounted after-tax cash flow basis. If the carrying value of the reporting unit were to exceed its fair value, Eveready would then complete the second step of the impairment test. The second step compares the reporting unit’s carrying value of goodwill to its implied fair value with any excess being recognized as an impairment loss.

Long-lived assets

Management assesses the carrying value of long-lived assets, which include property, plant and equipment and intangible assets with finite lives, for indications of impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable from estimated future cash flows. Indications of impairment include items such as an ongoing lack of profitability and significant changes in technology. An impairment loss would be recognized if the carrying value of the long-lived asset were to exceed its fair value.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Leases

Eveready accounts for its leases as either operating or capital. Capital leases are those that substantially transfer the benefits and risks of ownership to the lessee. Assets acquired under capital lease are amortized over their estimated useful lives. Obligations under capital lease are measured at the present value of future minimum lease payments. Imputed interest on the lease payments is charged against income. Leases not meeting the capital criteria are treated as operating and are recorded as an expense in the period paid or payable.

Asset retirement obligations

Eveready recognizes asset retirement obligations associated with its landfill facilities. The fair value of the asset retirement obligations is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. To estimate the fair value of the asset retirement obligations, Eveready discounts the expected future cash flows to settle the asset retirement obligation at its credit-adjusted risk-free interest rate. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and then amortized over its estimated useful life.

In subsequent periods, the asset retirement obligations are adjusted for the passage of time (through accretion expense) and for changes in the amount or timing of the underlying future cash flows. Actual expenditures are charged against the provision when incurred.

Transaction costs

Costs associated with the issuance or modification of revolving credit facilities are deferred and amortized to interest expense over the term of the revolving credit facility using the straight-line method. Transaction costs directly associated with issuing new long-term debt obligations are applied against the fair value of the related financial liability and amortized to interest expense using the effective interest rate method.

Revenue and cost recognition

Eveready’s services are provided based on purchase orders or contracts with the customer. They include fixed or determinable prices based upon daily, hourly, or job rates for equipment, materials, and personnel. Revenue is recognized when these services are rendered and the related costs are incurred. Waste disposal revenue is recognized when the waste material is received from the customer. Lodging and rental revenues are recognized in the period the lodging or equipment is used by the customer based on the related rental agreements. Revenue from the sale of product is recognized when title passes to the customer, which is generally at the time the product is shipped and when reasonable assurance exists regarding the measurement of the consideration received. Revenue from all services is recognized only when collection of the revenue is reasonably assured.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

Direct costs include direct material and labour costs and those indirect costs related to performance, such as supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

Foreign currency translation

Transactions denominated in a foreign currency and the financial statements of integrated foreign subsidiaries included in the consolidated financial statements are translated as follows: monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; non-monetary items at historical exchange rates; and revenue and expense items (except amortization, which is translated at historical exchange rates) at the average exchange rate for the period. Any resulting gains or losses are included in earnings in the period incurred.

Stock-based compensation

Eveready’s Employee Unit Plan (the “Plan”) is described further in note 17 of these consolidated financial statements. The Plan is accounted for in accordance with the fair-value based method of accounting. Stock-based compensation expense is recognized over the vesting period of the shares with an offsetting credit to contributed surplus. Shares held by the Plan are recorded at the cost paid by Eveready to purchase the shares and are shown as a reduction of shareholders’ equity in these consolidated financial statements.

Eveready’s Share Option Plan is described further in note 17 of these consolidated financial statements. Share options are accounted for in accordance with the fair-value based method of accounting. The fair value of share options is measured at the grant date using the Black-Scholes valuation model and is recorded as stock-based compensation expense over the option’s vesting period with an offsetting credit to contributed surplus. Upon exercise of share options, the associated amount of contributed surplus is reclassified to shareholders’ capital. The consideration paid by employees upon exercise of share options is also credited to shareholders’ capital.

Income taxes

Eveready follows the liability method of accounting for income taxes. Under this method, Eveready recognizes both the current and future income tax consequences of all transactions that have been recognized in the financial statements. Future income tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that are expected to be in effect when these differences are expected to reverse.

(Loss) earnings per share

Basic (loss) earnings per share is computed based on the weighted average number of shares outstanding during the period. Unvested shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts. The calculation of diluted (loss) earnings per share includes the potential dilutive effect of outstanding share options,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

unvested shares held by the Employee Unit Plan and the conversion of outstanding convertible debentures. Anti-dilutive securities are not considered in computing diluted (loss) earnings per share.

The dilutive effect of outstanding share options and unvested shares held by the Employee Unit Plan is computed using the treasury stock method. This method assumes that deemed proceeds received on the issuance of shares are applied to purchase shares at the average price during the period and that the difference between the shares issued and the number of shares obtainable under this computation, on a weighted average basis, is added to the number of shares outstanding.

The dilutive effect of the convertible debentures is computed using the “if converted” method. Under this method, income charges applicable to the convertible debentures are added back to the numerator. The convertible debentures are then assumed to have been converted into shares at the beginning of the period (or at time of issuance, if later), and the resulting shares are included in the denominator.

Financial Instruments

All financial instruments are classified into one of five categories: held for trading, held-to-maturity investments, loans and receivables, available-for-sale financial assets or other financial liabilities. All financial instruments and derivatives are initially measured at fair value. Subsequent measurement and changes in fair value will depend on an instrument’s initial classification. Held for trading financial instruments are measured at fair value and changes in fair value are recognized in net (loss) earnings. Available-for-sale financial instruments are measured at fair value with changes in fair value recorded in other comprehensive (loss) income until the instrument is derecognized or impaired. Loans and receivables, held-to-maturity investments, and other financial liabilities are measured at amortized cost using the effective interest rate method, with any change in fair value being recognized in net (loss) earnings when the asset or liability is derecognized or impaired.

Eveready classifies its financial instruments as follows:

a)                                      Held for trading

Cash is classified as a financial asset held for trading as it represents the medium of exchange in which all other transactions are measured and recognized. Any interest income arising from cash is recognized in net (loss) earnings in the period it arises.

b)                                     Loans and receivables

Accounts receivable, net of allowance for doubtful accounts, are classified as receivables and are measured at their amortized cost using the effective interest rate method. Interest income recognized under the effective interest rate method is included in net (loss) earnings when it arises. As accounts receivable are short-term in nature, the recognition of interest income under the effective interest rate method in these consolidated financial statements would be immaterial.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

3. Summary of significant accounting policies (Continued)

c)                                      Other financial liabilities

Accounts payable and accrued liabilities, distributions payable, long-term debt, and convertible debentures are classified as other financial liabilities, all of which are measured at amortized cost using the effective interest rate method. Interest expense recognized under the effective interest rate method is deducted from net (loss) earnings in the period it arises.

4. New accounting policies

Effective January 1, 2008, Eveready adopted the new recommendations of the CICA under CICA Handbook Section 1535 Capital Disclosures, Section 3031 Inventories, Section 3862 Financial Instruments — Disclosures, and Section 3863 Financial Instruments — Presentation. These Sections apply to fiscal years beginning on or after October 1, 2007, except for Section 3031, which applies to fiscal years beginning on or after January 1, 2008. Eveready also applied the guidance in Emerging Issues Committee — 170 Conversion of an Unincorporated Entity to an Incorporated Entity to account for its Conversion from an income trust to a corporation. In addition, as these consolidated financial statements have been prepared subsequent to the release of Eveready’s interim consolidated financial statements for the three months ended March 31, 2009, Eveready applied Section 3064 Goodwill and Intangible Assets retrospectively.

Capital Disclosures

Under Section 1535 Capital Disclosures, an entity discloses its objectives, policies, and processes for managing capital, including quantitative data about capital and whether it has complied with any externally imposed capital requirements (note 26). The adoption of this section did not have any material impact on Eveready’s financial position or results of operations.

Inventories

Section 3031 Inventories, which replaces Section 3030 Inventories, provides increased guidance regarding the scope, measurement, and allocation of costs to inventories. Under Section 3031, inventory is measured at the lower of cost and net realizable value. Net realizable value approximates the estimated selling price less all estimated costs of completion and necessary costs to complete the sale. Costs shall be assigned using the first-in, first-out (FIFO) or weighted average cost formula. Further, Section 3031 allows the reversal of previous write-downs of inventory to net realizable value when economic changes support an increased value to inventory. The adoption of this standard had no material impact on Eveready’s consolidated financial statements during the year ended December 31, 2008. Inventory is comprised primarily of materials, parts, and supplies consumed in rendering services to customers. Eveready values its inventory at the lower of weighted average cost and net realizable value. Inventories expensed in direct costs for the year ended December 31, 2008 approximated $28,000 (December 31, 2007 — $23,000). For the years ended December 31, 2008, December 31, 2007, and December 31, 2006 there were no material write-downs or reversals of write-downs that were taken in previous periods.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

4. New accounting policies (Continued)

CICA Section 3862 Financial Instruments — Disclosures and Section 3863 Financial Instruments — Presentation

Section 3862 establishes standards for risk disclosures, specifically the risk associated with both recognized and unrecognized financial instruments and how those risks are managed. Section 3863 carries forward the former presentation standards. These new accounting standards supersede Section 3861 Financial Instruments — Disclosure and Presentation, which Eveready adopted on January 1, 2007. The adoption of Sections 3862 and 3863 had no material impact on Eveready’s financial position or results of operations.

EIC — 170 Conversion of an Unincorporated Entity to an Incorporated Entity

In April 2008, the Emerging Issues Committee of the CICA issued EIC — 170 Conversion of an Unincorporated Entity to an Incorporated Entity. This EIC clarifies accounting issues related to conversions, when there has been no change of control. The guidance specifies, among others: such a transaction is to be treated as a change in business form and accounted for as a continuity of interests; any changes in tax balances are to be included in income tax expense in the conversion period; any transaction costs incurred are to be expensed in the period incurred; and all comparative information would be that of the pre-conversion entity, as previously reported. Note 2 to these consolidated financial statements explains Eveready’s conversion from an unincorporated open-ended mutual fund trust to a publicly listed corporation.

CICA Section 3064 Goodwill and Intangible Assets

In February 2008, the CICA issued Handbook Section 3064 Goodwill and Intangible Assets that supersedes Sections 3062 Goodwill and Other Intangible Assets and 3450 Research and Development Costs. Section 3064 provides additional guidance on when expenditures qualify for recognition as intangible assets and requires that costs be deferred only when relating to an item meeting the asset definition. This new accounting standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 31, 2008. Upon adoption of this section retrospectively (note 1), Eveready reclassified $4,755 (2007 — $4,216) of certain software and technology assets from property, plant and equipment to intangible assets in both the current and comparative periods. The retrospective adoption of this section had no impact on Eveready’s opening equity or net (loss) earnings and comprehensive (loss) income in any of the periods presented.

5. Recent accounting pronouncements issued and not yet adopted

International Financial Reporting Standards

In February 2008, the Canadian Accounting Standards Board (AcSB) confirmed that Canadian public enterprises will need to adopt International Financial Reporting Standards (IFRS) in 2011. Eveready will adopt IFRS as the basis for preparing its consolidated financial statements effective January 1, 2011, with the quarter ending March 31, 2011 being the first set of consolidated financial

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

5. Recent accounting pronouncements issued and not yet adopted (Continued)

statements prepared under IFRS. Comparative data for the quarter ending March 31, 2010 will also be presented on an IFRS basis, including an opening balance sheet as at January 1, 2010.

In preparation of its transition to IFRS, Eveready has developed a changeover plan. Eveready is currently in its diagnostic phase which involves reviewing differences between current Canadian GAAP and IFRS as well as analyzing alternatives available upon adoption. Once complete, Eveready will assess the impact of IFRS on other key elements including among others, accounting policies, financial reporting disclosures, information technology, internal control over financial reporting and business activities. As such, Eveready is currently evaluating the impact these new accounting standards will have on its future consolidated financial statements.

CICA Section 1582 Business Combinations

In January 2009, the CICA, in the pursuit of aligning with IFRS, issued Handbook Section 1582 Business Combinations, which is mostly converged with International Financial Reporting Standard 3, Business Combinations. This section supersedes Section 1581 Business Combinations and establishes principles and requirements for recognizing, measuring and disclosing business combinations under the acquisition method. Section 1582 is to be applied prospectively for all business combinations for which the acquisition date is on or after January 1, 2011, with earlier adoption allowed. There will be no impact to Eveready’s accounting for business acquisitions preceding the adoption of this Section.

CICA Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests

In January 2009, the CICA issued Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests which together supersede Section 1600 Consolidated Financial Statements. Section 1601 establishes standards for preparation of consolidated financial statements. Section 1602 establishes standards for accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. Section 1602 is the Canadian equivalent to International Accounting Standards 27 Consolidated and Separate Financial Statements. As a result of adopting Section 1602, Eveready’s non-controlling interests will be reclassified in its consolidated balance sheet from long-term liabilities to a separate component of shareholders’ equity. Net earnings will be calculated without deducting non-controlling interest but will be allocated on the face of the Consolidated Statement of Earnings between controlling and non-controlling interests.

These new accounting standards are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011, with earlier adoption allowed.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions

Business acquisitions are accounted for using the purchase method with the results of the acquired businesses being included in the consolidated financial statements since their effective acquisition dates. During 2008, Eveready completed two business acquisitions as described below. The fair values of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Key Environmental	Kodiak	Total
	$	$	$
Prepaid expenses and deposits	—	310	310
Property, plant and equipment	3,244	3,886	7,130
Net assets acquired	3,244	4,196	7,440
Consideration given
Cash	3,225	4,175	7,400
Acquisition costs	19	21	40
Total consideration	3,244	4,196	7,440

a)                                      Key Environmental

Effective July 7, 2008, Eveready acquired the business and assets of Key Environmental Services Ltd. (“Key Environmental”), a private Saskatchewan-based oilfield services company. The purchase price of $3,225 was paid in cash.

In addition, acquisition costs of $19 were incurred providing for aggregate consideration of $3,244.

b)                                     Kodiak

Effective September 19, 2008, Eveready acquired the business and assets of Kodiak Energy Services Inc. (“Kodiak”), a private Saskatchewan-based oilfield services company. The purchase price of $4,175 was paid in cash. Acquisition costs of $21 where also incurred resulting in aggregate consideration of $4,196.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions  (Continued)

Fiscal 2007

Eveready completed three business acquisitions in 2007. The fair values of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Compass	Denman	Wellco	Total
	$	$	$	$
Current assets	—	11,848	—	11,848
Property, plant and equipment	556	47,251	5,036	52,843
Intangible assets	601	7,741	—	8,342
Goodwill	1,853	23,069	—	24,922
Total assets	3,010	89,909	5,036	97,955
Current liabilities	—	13,140	—	13,140
Long-term liabilities	—	17,119	—	17,119
Total liabilities	—	30,259	—	30,259
Net assets acquired	3,010	59,650	5,036	67,696
Consideration given
Cash	500	59,533	5,004	65,037
Fund units	2,500	—	—	2,500
Acquisition costs	10	117	32	159
Total consideration	3,010	59,650	5,036	67,696

a)                                      Compass

Effective March 1, 2007, Eveready acquired the business and assets of Compass Horizontal Drilling Inc. (“Compass”). Compass was a private Alberta-based company providing directional boring services to customers primarily in the oil and gas industry. The purchase price of $3,000 was paid through a combination of: (i) $500 in cash and (ii) $2,500 through the issuance of 413,223 units at a value of $6.05 per unit. In addition, acquisition costs of $10 were incurred resulting in aggregate consideration of $3,010.

Intangible assets acquired with Compass consist of customer relationships that are being amortized on a straight-line basis over their estimated useful life of five years. Of the goodwill acquired, $1,390 is deductible for income tax purposes.

b)                                     Denman

Effective May 1, 2007, Eveready acquired 100% of the issued and outstanding shares of Denman Industrial Trailers Ltd. (“Denman”), a private Alberta-based company. Denman supplies industrial lodges and drill camps to the oil and gas industry and has a significant market presence in the Alberta oil sands region. The purchase price of $59,533 was paid through cash

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions  (Continued)

consideration. Acquisition costs of $117 were also incurred resulting in aggregate consideration of $59,650.

Intangible assets acquired with Denman include: customer relationships of $7,203 that are being amortized on a straight-line basis over their estimated useful life of ten years; provincial land leases of $269 that are being amortized on a straight-line basis over their estimated useful life of eight years; and the Denman trade name of $269, which was fully amortized at December 31, 2008. The acquired property, plant and equipment include $19,745 of assets under capital lease that will be amortized over their respective estimated useful lives. The goodwill acquired with Denman is not deductible for income tax purposes.

c)                                      Wellco

Effective October 5, 2007, Eveready acquired the Truck division of Wellco Energy Services Trust (“Wellco”). The acquired assets include a 25-unit fleet of vacuum trucks, hydro-excavation trucks, and water trucks, along with additional support equipment. The purchase price of $5,004 was paid through cash consideration. Acquisition costs of $32 were also incurred resulting in aggregate consideration of $5,036.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

Fiscal 2006

Eveready completed eighteen business acquisitions in 2006. The fair value of the net assets acquired and aggregate consideration given are as follows:

Fair value of net assets acquired	Head West	Tornado	RDDB	Pinnacle	Cat Tech	Bullseye	Diversified	D&G	Rodrigue’s	Other	Total
	$	$	$	$	$	$	$	$	$	$	$
Current assets	—	750	5,704	437	14,253	3,166	3,055	—	4,159	8,858	40,382
Property, plant and equipment	9,744	4,425	3,599	4,332	11,250	2,386	5,285	3,695	3,604	11,566	59,886
Intangible assets	1,215	1,143	8,058	427	9,252	4,093	625	347	2,008	5,376	32,544
Other assets	—	—	—	—	—	4	56	—	—	301	361
Goodwill	—	2,131	18,435	1,917	14,521	5,289	1,704	2,995	2,414	6,451	55,857
Total assets	10,959	8,449	35,796	7,113	49,276	14,938	10,725	7,037	12,185	32,552	189,030
Current liabilities	—	2,424	4,715	—	9,981	3,230	2,240	—	3,015	8,858	34,463
Long-term liabilities	—	—	—	—	5,881	—	761	—	64	1,205	7,911
Non-controlling interest	—	—	684	—	—	310	—	—	642	—	1,636
Total liabilities	—	2,424	5,399	—	15,862	3,540	3,001	—	3,721	10,063	44,010
Net assets acquired	10,959	6,025	30,397	7,113	33,414	11,398	7,724	7,037	8,464	22,489	145,020
Consideration given
Cash	10,755	3,000	7,685	7,000	24,775	500	3,900	6,346	1,685	11,641	77,287
Fund units	—	2,993	8,500	—	8,350	5,430	—	676	6,738	10,719	43,406
Rollover LP units	—	—	14,185	—	—	5,430	3,750	—	—	—	23,365
Acquisition costs	204	32	27	113	289	38	74	15	41	129	962
Total consideration	10,959	6,025	30,397	7,113	33,414	11,398	7,724	7,037	8,464	22,489	145,020

a)                                      Head West

Effective March 1, 2006, Eveready acquired the business of Head West Energy (“Head West”), a private Alberta-based oilfield equipment rental company. The acquired assets included wellsite units, generators, truck and trailer units, and other equipment. The purchase price of $10,755 was paid in cash. Acquisition costs of $204 were also incurred resulting in aggregate consideration of $10,959. Equipment of $1,175 was then sold to a third party resulting in a net purchase price of $9,580 for the assets Eveready retained.

Intangible assets acquired with Head West consist of customer relationships of $1,215 that are being amortized on a straight-line basis over their estimated useful life of five years.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

b)                                     Tornado

Effective April 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Tornado Rentals Ltd. (“Tornado”). Based in Stettler, Alberta, Tornado rented and sold a wide range of oilfield equipment. The purchase price for Tornado was $5,993 and was paid via: (i) $3,000 in cash, and (ii) $2,993 through the issuance of 454,177 units at a value of $6.59 per unit. Acquisition costs of $32 were also incurred resulting in aggregate consideration of $6,025.

Intangible assets acquired with Tornado consist of customer relationships ($610) and an exclusive supplier agreement ($533) that are each being amortized straight-line over their estimated useful lives of five years.

c)                                      RDDB

Effective May 1, 2006, Eveready acquired an 80% interest in the assets and business of Red Deer Directional Boring Ltd. (“RDDB”). Based in Red Deer, Alberta, RDDB provided directional boring and punching services to customers in a wide range of industrial sectors including the oil and gas industry.

The purchase price of $30,370 was paid through a combination of: (i) $7,685 in cash and (ii) $22,685 through a combination of 1,214,287 Fund units and 2,026,486 Rollover LP units issued at a value of $7.00 per unit. In addition, acquisition costs of $27 were incurred resulting in aggregate consideration of $30,397.

Intangible assets acquired with RDDB include customer relationships of $7,734 that are being amortized on a straight-line basis over their estimated life of five years and the RDDB trade name of $324, which was fully amortized at December 31, 2007.

In connection with the acquisition of RDDB, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after March 31, 2009. The exercise price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

d)                                     Pinnacle

On May 29, 2006, Eveready acquired the business and assets of the Pinnacle Pigging Systems group of companies (“Pinnacle”) for $7,000 in cash consideration. Pinnacle specialized in providing furnace tube decoking and related industrial services to oil and gas refineries in Canada and the United States. The assets acquired included all equipment, patents, and other intangible assets used in the Pinnacle business. Acquisition costs of $113 were also incurred resulting in aggregate consideration of $7,113.

Intangible assets acquired with Pinnacle consist of customer relationships ($100) and patents ($327) that are each being amortized on a straight-line basis over their estimated useful lives of five and four years, respectively.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

e)                                      Cat Tech

Effective July 1, 2006, Eveready acquired 100% of the issued and outstanding shares of the Cat Tech group of companies (“Cat Tech”). Headquartered in Houston, Texas, Cat Tech provided catalyst changeout services to major petroleum and chemical companies throughout the world.

Cat Tech’s US operations are based in California, Kentucky, Louisiana, New Jersey, and Texas. Cat Tech’s Canadian operations are based in Sarnia, Ontario and Edmonton, Alberta and include a significant presence in the Alberta oil sands. Cat Tech’s international operations include locations in the United Kingdom and Singapore.

The purchase price of US $29,384 (CDN $33,125) was paid via: (i) US $21,884 in cash, and (ii) US $7,500 through the issuance of 1,246,343 units at a value of CDN $6.70 per unit. Acquisition costs of CDN $289 were also incurred resulting in aggregate consideration of CDN $33,414.

Intangible assets acquired with Cat Tech include customer relationships of $2,222 that are being amortized straight-line over their estimated useful life of ten years, catalyst handling technologies of $3,471 that are being amortized over their estimated useful life of seven years, and the Cat Tech trade name of $3,559. The Cat Tech trade name is not being amortized because it is estimated to have an indefinite life.

f)                                        Bullseye

Effective September 1, 2006, Eveready acquired an 80% interest in the assets and business of the Bullseye Directional Drilling group of companies (“Bullseye”). Servicing the oil, gas, and utility sectors, Bullseye specialized in directional boring and road punching and offered a variety of solutions for the underground crossing requirements of its customers.

The purchase price of $11,360 was paid via: (i) $500 in cash, (ii) $5,430 through the issuance of 736,772 Fund units, and (iii) $5,430 through the issuance of 736,770 Rollover LP units at a value of $7.37 per unit. Acquisition costs of $38 were also incurred resulting in aggregate consideration of $11,398.

Intangible assets acquired with Bullseye include customer relationships of $3,975 that are being amortized straight-line over their estimated life of five years and the Bullseye trade name of $118, which was fully amortized at December 31, 2007.

In connection with the acquisition of Bullseye, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after August 31, 2009. The exercise price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

g)                                     Diversified

Effective September 1, 2006, Eveready acquired 100% of the issued and outstanding shares of the Diversified Pressure Services group of companies (“Diversified”). Based in Macklin,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

Saskatchewan, Diversified provided a wide range of oilfield services to the oil and gas industry including vacuum truck, pressure testing, hot oiling, tank truck, steam cleaning, and flush-by services.

The purchase price of $7,650 was paid via: (i) $3,900 in cash, and (ii) $3,750 through the issuance of 556,380 Rollover LP units at a value of $6.74 per unit. Acquisition costs of $74 were also incurred resulting in aggregate consideration of $7,724.

Intangible assets acquired with Diversified consist of customer relationships of $625 that are being amortized on a straight-line basis over their estimated useful life of five years.

h)                                     D&G

On November 22, 2006, Eveready acquired the business and assets of D&G Water & Vacuum Services; consisting of the assets of D&G Industry Services Ltd. and NPPP Ventures Ltd. (collectively “D&G”). Based in High Level, Alberta, D&G provided water truck and vacuum services to customers in the oil and gas industry.

The purchase price of $7,022 was paid via: (i) 6,346 in cash and (ii) $676 through the issuance of 100,000 units at a value of $6.76 per unit. In addition, acquisition costs of $15 were incurred resulting in aggregate consideration of $7,037.

Intangible assets acquired with D&G consist of customer relationships of $347 that are being amortized on a straight-line basis over their estimated useful life of five years.

i)                                         Rodrigue’s

Effective December 1, 2006, Eveready acquired an 80% interest in the assets and business of the Rodrigue’s Directional Drilling group of companies (“Rodrigue’s). Based in Nisku, Alberta, Rodrigue’s was a horizontal directional boring firm with many additional support services.

The purchase price of $8,423 was paid via (i) $1,685 in cash and (ii) $6,738 through the issuance of 1,085,046 units at a value of $6.21 per unit. In addition, acquisition costs of $41 were incurred providing for aggregate consideration of $8,464.

Intangible assets acquired with Rodrigue’s include customer relationships of $1,894 that are being amortized over their estimated useful life of five years and the Rodrigue’s trade name of $114, which was fully amortized at December 31, 2007.

In connection with the acquisition of Rodrigue’s, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after November 30, 2009. The exercise price for each option is based on a formula that is designed to estimate the fair value of the non-controlling interest at the time the option is exercised (note 15).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

j)                                         Other acquisitions

Eveready also completed nine smaller business acquisitions during the year ended December 31, 2006 as follows:

•                  Effective February 28, 2006, Eveready acquired 100% of the issued and outstanding shares of a private, Alberta-based survey company operating as Mercedes Surveys for a total purchase price of $1,606. The company provided seismic surveys that support seismic exploration programs for oil and gas companies. The purchase price was satisfied via: (i) $173 in cash and (ii) $1,433 through the issuance of 260,606 units at a value of $5.50 per unit;

•                  On February 28, 2006, Eveready acquired the business and assets of a private, Alberta-based oilfield services company operating as Mielke Way Enterprises for total cash consideration of $1,134. The company provided vacuum truck and steam cleaning services to customers in the oil and gas industry;

•                  Effective May 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Eugene Smith Trucking Ltd. (“Eugene Smith”). Based in western Saskatchewan, Eugene Smith provided various oilfield services, including vacuum truck, flush-by, and pressure services. The purchase price of $4,500 was paid through a combination of: (i) $2,000 in cash and (ii) $2,500 through the issuance of 343,879 units at a value of $7.27 per unit;

•                  Effective May 1, 2006, Eveready acquired 100% of the issued and outstanding common shares of Astec Safety Services Ltd. (“Astec”). With locations in Bonnyville, Fort McMurray, Lloydminster, and Provost, Alberta, Astec provided safety services, equipment and training to a wide range of industrial and oilfield companies. The purchase price of $1,000 was paid by issuing 144,092 units at a value of $6.94 per unit. Prior to this acquisition, Eveready also owned $1,000 in redeemable preferred shares of Astec;

•                  On June 9, 2006, Eveready acquired the business and assets of Triple P Enterprises Ltd. (“Triple P”) for cash consideration of $3,000. Triple P provided waste hauling services to a wide range of customers operating in the oil and gas industry;

•                  On September 12, 2006, Eveready acquired the business and assets of Find It Inc. (“Find It”). Find It was a private Alberta-based company that provided leak detection services to companies operating in the oil and gas industry. The purchase price of $190 was satisfied through cash consideration;

•                  On September 15, 2006, Eveready acquired the business and assets of Real Time Surveys Inc. (“Real Time”). Real Time was a private Alberta-based company that provided surveying services to support exploration programs for oil and gas companies. The purchase price of $1,600 was satisfied through the issuance 236,686 units at a value of $6.76 per unit;

•                  Effective October 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Airborne Imaging Inc. (“Airborne”). Airborne was a private Alberta-based company that

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

6. Business acquisitions (Continued)

provided comprehensive planning and mapping solutions to companies operating primarily in the oil and gas sector. The purchase price of $4,790 was paid through a combination of: (i) $2,592 in cash, (ii) $1,916 through the issuance of 262,106 units at a value of $7.31 per unit, and (iii) $282 through the forgiveness of a loan payable from the vendor to Eveready; and

•                  Effective October 1, 2006, Eveready acquired 100% of the issued and outstanding shares of Great Lakes Carbon Treatment, Inc. (“Great Lakes”). Based in Michigan, USA, Great Lakes specialized in the custom design and manufacture of environmental remediation equipment. Great Lakes also provided environmental remediation services to a wide range of customers operating primarily in the chemical, petroleum, utilities, real estate and manufacturing sectors. The purchase price of US $4,000 (CDN $4,540) was paid via (i) US $2,000 in cash and (ii) US $2,000 through the issuance of 324,283 units at a value of CDN $7.00 per unit.

Of the aggregate goodwill acquired in 2006, $7,087 is deductible for income tax purposes. Intangible assets acquired that are included in the “other acquisitions” category include customer relationships of $3,940, a data image library of $1,159 and an indefinite life trade name of $277. The customer relationships and data image library are being amortized on a straight-line basis over their estimated useful lives of five years.

7. Property, plant and equipment

As at December 31, 2008	Cost	Accumulated amortization	Net book value
	$	$	$
Service equipment	227,747	68,065	159,682
Automotive equipment	89,367	23,203	66,164
Camps and rental equipment	85,158	14,844	70,314
Shop and other equipment	8,775	5,269	3,506
Land, building and improvements	9,869	2,070	7,799
Landfill facilities	13,001	5,336	7,665
Property, plant and equipment under construction	15,701	—	15,701
	449,618	118,787	330,831

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

7. Property, plant and equipment (Continued)

As at December 31, 2007	Cost	Accumulated amortization	Net book value
	$	$	$
Service equipment	194,489	47,169	147,320
Automotive equipment	73,379	16,410	56,969
Camps and rental equipment	79,767	7,811	71,956
Shop and other equipment	7,605	4,435	3,170
Land, building and improvements	9,043	1,558	7,485
Landfill facilities	10,040	3,602	6,438
Property, plant and equipment under construction	10,006	—	10,006
	384,329	80,985	303,344

Included in property, plant and equipment are assets under capital lease with a cost of $30,123 (2007 — $19,909) and accumulated amortization of $3,177 (2007 — $851).

8. Intangible assets

As at December 31, 2008	Cost	Accumulated amortization	Net book value
	$	$	$
Customer relationships	32,633	13,572	19,061
Patents and technology	12,206	2,626	9,580
Provincial license — landfill	15,400	1,900	13,500
Data image library	3,387	1,512	1,875
Licenses and agreements	1,937	683	1,254
Leases	369	71	298
Trade names — indefinite life	1,170	—	1,170
	67,102	20,364	46,738

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

8. Intangible assets (Continued)

As at December 31, 2007	Cost	Accumulated amortization	Net book value
	$	$	$
Customer relationships	32,633	7,988	24,645
Patents and technology	10,827	1,593	9,234
Provincial license — landfill	15,400	1,283	14,117
Data image library	3,387	504	2,883
Licenses and agreements	1,937	404	1,533
Leases	369	33	336
Trade names — finite life	269	179	90
Trade names — indefinite life	3,836	—	3,836
	68,658	11,984	56,674

Included in patents and technology are intangible assets of $3,386 (2007 — $2,440) not yet subject to amortization.

During the year ended December 31, 2008, Eveready acquired intangible assets subject to amortization of $827, developed intangible assets not subject to amortization of $946, and recognized an impairment of $2,666 related to its indefinite life trade names (note 9).

During the comparative year ended December 31, 2007, Eveready acquired intangible assets subject to amortization of $11,880, developed intangible assets not subject to amortization of $2,357, and acquired intangible assets with indefinite lives of $nil.

By retrospectively adopting CICA Section 3064, Eveready reclassified $4,755 (2007 — $4,216) of certain software and technology assets from property, plant and equipment to intangible assets (notes 1 and 4).

9. Goodwill

Years Ended December 31	2008	2007
	$	$
Balance, beginning of year	110,746	85,584
Business acquisitions (note 6)	—	24,922
Purchase price adjustments	—	240
Impairment of goodwill	(87,677)	—
Balance, end of year	23,069	110,746

Due to a continuing deterioration in overall economic conditions, reduced activity levels within the oil and gas industry and changes in the market causing Eveready’s market capitalization to be substantially lower than its carrying value, Eveready performed an assessment of the fair value of its indefinite life intangible assets and goodwill as at December 31, 2008. Eveready also substantially increased the discount rates it applied to its estimated future cash flows to better align its

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

9. Goodwill (Continued)

calculated fair value with its substantially reduced market capitalization at December 31, 2008. As a result, Eveready concluded that the carrying value of its indefinite life intangible assets and goodwill were impaired and recognized a $2,666 impairment loss on its indefinite intangible assets (note 8) and a goodwill impairment loss of $87,677.

10. Other long-term assets

As at December 31	2008	2007
	$	$
Deferred transaction costs	1,527	1,351
Other	75	150
	1,602	1,501

Deferred transaction costs include costs incurred in establishing and renewing Eveready’s revolving credit facility (note 11). These costs are amortized on a straight-line basis to interest expense over the term of the revolving credit facility. The deferred transaction costs at December 31, 2008 are net of accumulated amortization of $923 (2007 — $270).

11. Long-term debt

Eveready’s long-term debt relates to credit facilities of $250,000 with a syndicate of lenders led by a Canadian affiliate of GE Energy Financial Services. The credit facilities consist of a $100,000 revolving, renewable credit facility and a $150,000 term loan. Amounts borrowed under these credit facilities bear interest, at Eveready’s option, at bank prime or bankers’ acceptance rates, plus a credit spread based on a sliding scale, which is determined by the ratio of funded senior debt to earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

The revolving credit facility (“Revolver”) requires payments of interest only and is renewable annually, subject to Eveready’s and the lending syndicate’s consent. A stand-by fee is calculated at a rate of 0.25% per annum on the unused portion of the Revolver. If the Revolver were not renewed, the outstanding credit facility is subject to a 12-month interest-only phase, followed by a 24-month straight-line amortization period. As a result, the Revolver is classified as long-term debt in these consolidated financial statements. The term loan (“Term”) requires fixed monthly payments of $125 and a balloon payment of $142,500 due May 2012. Eveready may prepay all or part of the term loan at any time, subject to the payment of a breakage fee.

In February 2008 Eveready received, from the syndicate of lenders, an additional short-term over advance loan of $20,000, which was repaid during the second quarter of 2008.

The credit facilities are collateralized by substantially all of Eveready’s assets, including Eveready’s accounts receivable, inventory, and property, plant and equipment. At December 31, 2008, the carrying amount of Eveready’s assets was $576,204 and the effective interest rate on the credit facilities was 5.21% (December 31, 2007 — 7.41%).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

11. Long-term debt (Continued)

For the year ended December 31, 2008, total interest expense recognized under Eveready’s long-term debt credit facilities was $14,341 (2007 — $12,756 and 2006 — $3,778). Eveready’s long-term debt consists of the following components:

As at December 31	2008	2007
	$	$
Revolver	70,282	55,000
Term	147,500	149,000
	217,782	204,000
Less: unamortized transaction costs	(2,919)	(2,664)
	214,863	201,336
Less: current portion of long-term debt	(1,500)	(1,500)
	213,363	199,836

The credit facilities contain financial covenants, including, but not limited to, a working capital ratio, a fixed charge coverage ratio, funded debt to EBITDA ratios, a maximum distribution payout ratio, and a minimum net worth, each calculated on a quarterly basis. Eveready was in compliance with all financial covenants under this agreement at December 31, 2008. If the Revolver were not renewed (the next renewal date is April 24, 2009) and Eveready were not able to refinance this credit facility with another lender, the required minimum principal repayments on the credit facilities at December 31, 2008 would be as follows:

Amount
$
2009	1,500
2010	24,927
2011	36,641
2012	154,714
2013	—
217,782

Effective December 31, 2008, Eveready established an Amended and Restated Credit Agreement among its syndicate of lenders led by a Canadian affiliate of GE Energy Financial Services. Among other items, the amending agreement was updated to reflect the Fund’s structural change to a corporation. Such changes had no impact on the committed amounts, maturity dates, or interest rates applicable to the Revolver and Term Loan. In April 2009, the Revolver was renewed for an additional 364 day period (note 30).

Subsequent to December 31, 2008, Eveready repaid $40,000 on its Revolver.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

12. Obligations under capital lease

Obligations under capital lease substantially relate to industrial lodging facilities purchased with the Denman Industrial Trailers Ltd. acquisition in May 2007 (note 6). During 2008, Eveready financed additional industrial lodge facilities through sale-leasebacks of $8,880. These obligations bear interest at prime plus 0.25% per annum and are repayable in monthly blended principal and interest payments of $435. Maturing at dates ranging from August 2012 to September 2015, these obligations may be repaid in full without penalty two years after lease inception. At December 31, 2008, the effective rate of interest was 3.75% (December 31, 2007 — 6.25%).

All of Eveready’s obligations under capital lease are collateralized by equipment with a $26,946 net book value at December 31, 2008 (December 31, 2007 — $19,058). For the year ended December 31, 2008, interest expense related to all obligations under capital lease was $1,286 (2007 — $841 and 2006 — $nil).

Future minimum lease payments required over the next five years and thereafter for all obligations under capital lease are as follows:

Amount
$
2009	5,834
2010	5,498
2011	5,260
2012	5,042
2013	3,562
Thereafter	1,915
Total minimum lease payments	27,111
Less: amounts representing imputed interest at rates ranging from 3.00% to 15.00%	(3,705)
Balance of obligations under capital lease	23,406
Less: current portion of obligations under capital lease	(4,619)
18,787

Subsequent to December 31, 2008, Eveready financed truck, trailer and support equipment through sale-leasebacks of $2,469. These obligations will mature in January 2014 and are collateralized by the respective equipment acquired.

13. Convertible debentures

On June 15, 2006, Eveready completed a financing of $50,000 principal amount of convertible unsecured subordinated debentures (the “Debentures”). Pursuant to the Conversion (note 2), Eveready assumed all of the covenants and obligations of the Fund in respect of the outstanding Debentures such that the Debentures will be convertible into Eveready shares rather than Fund units. Upon completion of the Conversion, in which each five units were exchanged for one share, the conversion price of the Debentures was adjusted, in accordance with the Debenture agreement,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

13. Convertible debentures (Continued)

to $38.754 per share. There were no other changes to the Debentures’ terms resulting from the Conversion.

The Debentures have an annual coupon rate of 7.00%, payable semi-annually, mature on June 30, 2011 and are convertible, at the holder’s option, into common shares of Eveready. The Debentures trade on the Toronto Stock Exchange under the symbol “EIS.DB”.

After June 30, 2009 and before June 30, 2010, the Debentures may be redeemed in whole or in part, at Eveready’s option, at a price equal to their principal amount plus accrued interest thereon, provided the market price of the shares on the date on which notice is given is not less than 125% of the conversion price of $38.754 per share. After June 30, 2010, Eveready has the option to redeem the Debentures in whole or in part at a price equal to their principal amount plus accrued interest. Eveready may also, at its option and subject to certain conditions, elect to satisfy its obligation to repay all or any portion of the principal amounts of the Debentures that are to be redeemed or repaid at maturity, by issuing shares. The number of shares a holder will receive in respect of each Debenture will be determined by dividing the principal amount of the Debentures that are to be redeemed or repaid at maturity by 95% of the market price of the shares. The market price of the shares will be calculated as the volume weighted average trading price of the shares on the Toronto Stock Exchange for the 20 consecutive days ending five days prior to the applicable event.

For accounting purposes, the $50,000 face value of the Debentures was allocated to the liability and equity components, proportionately, based on their respective fair values at the time of the financing. The holder’s conversion option was allocated $8,417 ($8,030 net of allocated issuance costs of $387) and has been separately presented in these consolidated financial statements as a component of equity. The value originally ascribed to the liability component of the Debentures was $41,583. Any deferred financing costs included in the Debentures’ carrying value are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method.

2008 adjustments to the conversion price

Eveready issued the Debentures with an initial conversion price of $8.50 per unit. Pursuant to the terms of the Debenture agreement, an adjustment to the specified conversion price is required, when shares are consolidated into a smaller number of shares or when shares are issued to shareholders by way of a stock dividend (“in-kind” distribution). The “in-kind” distribution (note 19) declared to Fund unitholders of record on March 31, 2008 resulted in an adjustment to the Debentures’ initial conversion price from $8.50 per unit to $8.109 per unit. The “in-kind” distribution declared to unitholders of record on June 30, 2008 (note 19) resulted in another adjustment to the Debentures’ conversion price to $7.7508 per unit. Upon completion of the Conversion (note 2), in which each five units were exchanged for one share, the conversion price of the Debentures was adjusted from $7.7508 per unit to $38.754 per share.

Subsequent to year-end, Eveready received regulatory approval from the Toronto Stock Exchange to enter into a normal course issuer bid to purchase for cancellation its issued and outstanding Debentures (note 30).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

14. Asset retirement obligations

Eveready’s asset retirement obligations relate to closure and post-closure costs concerning the Pembina Area Landfill waste disposal facility. Each waste cell must be capped and closed in accordance with environmental regulations once it is filled to capacity. Eveready estimates the undiscounted, inflation-adjusted cash flows required to settle these obligations at December 31, 2008 to be $4,239 (2007 — $3,605). Management has estimated the fair value of this obligation at December 31, 2008 to be $3,003 (2007 — $2,478), using a credit adjusted discount rate of 7.00% (2007 — 7.00%). These obligations are expected to be incurred over an estimated period from 2009 to 2015.

These estimates are based upon current and proposed reclamation and closure techniques in view of current environmental laws and regulations. Therefore, it is possible the costs could change in the future and changes to these estimates could have a significant effect on Eveready’s consolidated financial statements. Eveready recorded the following activity during the year:

Years Ended December 31	2008	2007
	$	$
Asset retirement obligations, beginning of year	2,222	1,265
New obligations and revised estimates	753	1,745
Asset retirement costs incurred	(130)	(629)
Accretion expense	158	97
Asset retirement obligations, end of year	3,003	2,478
Less: costs expected to be incurred within the next fiscal year	(584)	(256)
	2,419	2,222

15. Non-controlling interest

Eveready’s non-controlling interest consists of the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue’s in 2006 (note 6). In connection with the acquisitions of these subsidiaries, Eveready also entered into a mutual option agreement with the vendors. This agreement provides Eveready a call option to acquire the remaining 20% non-controlling interest and provides the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after March 31, 2009, August 31, 2009, and November 30, 2009 for the RDDB, Bullseye, and Rodrigue’s vendors, respectively.

The exercise price for each option is based on a formula designed to estimate the fair value of the non-controlling interest at the time the option is exercised. Using this formula, the calculated value pursuant to the put and call options approximated $11,200 at December 31, 2008. Of this amount, approximately $3,450 would be settled in cash, approximately $3,450 would be settled by issuing shares, and approximately $4,300 would be settled, at Eveready’s discretion, in either cash or by issuing shares. The number of shares to issue will be determined by a deemed price per share, which equals the 10 day weighted average trading price of the shares on the Toronto Stock Exchange on the day immediately preceding the date of notice of exercise of the put or call option.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

15. Non-controlling interest (Continued)

The payment of cash or shares must be settled within 367 days from the date of the notice of exercise of the put or call option.

Subsequent to December 31, 2008, one of the mutual option agreements was amended and the related put option exercised. As a result of the amendment, Eveready will now settle the full value of the put option in cash. The option price related to that mutual option agreement was also adjusted.

Eveready recorded the following activity during the year:

Years Ended December 31	2008	2007	2006
	$	$	$
Non-controlling interest, beginning of year	3,004	2,393	—
Non-controlling interest arising from the acquisition of RDDB (note 6)	—	—	684
Non-controlling interest arising from the acquisition of Bullseye (note 6)	—	—	310
Non-controlling interest arising from the acquisition of Rodrigue’s (note 6)	—	—	642
Distributions to non-controlling interest holders	(1,064)	(346)	—
Earnings attributable to non-controlling interest	820	957	757
Non-controlling interest, end of year	2,760	3,004	2,393

16. Shareholders’ capital

a)                                      Shareholders’ capital

Authorized — Unlimited number of voting common shares without nominal or par value Authorized — Unlimited number of preferred shares	Number of Shares	Amount
		$
Issued — common shares
Opening balance as at October 27, 2008	—	—
Activity during the period ended December 31, 2008:
Shares issued pursuant to the Conversion (note 2)
Exchange of Fund units	17,095,613	326,981
Exchange of Rollover LP units	1,259,925	25,542
Balance as at December 31, 2008	18,355,538	352,523

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

16. Shareholders’ capital (Continued)

b)                                     Unitholders’ capital

Authorized — Unlimited number of voting units	Number of Units	Amount
		$
Issued:
Opening balance at January 1, 2006	50,271,372	116,551

Activity during the year ended December 31, 2006:
Units issued — acquisition of Mercedes Surveys (note 6)	260,606	1,433
Units issued — acquisition of Tornado (note 6)	454,177	2,993
Units issued — acquisition of RDDB (note 6)	3,240,773	22,685
Units issued — acquisition of Eugene Smith (note 6)	343,879	2,500
Units issued — acquisition of Astec (note 6)	144,092	1,000
Units issued — acquisition of Cat Tech (note 6)	1,246,343	8,350
Units issued — acquisition of Bullseye (note 6)	1,473,542	10,860
Units issued — acquisition of Diversified (note 6)	556,380	3,750
Units issued — acquisition of Real Time (note 6)	236,686	1,600
Units issued — acquisition of Airborne (note 6)	262,106	1,916
Units issued — acquisition of Great Lakes (note 6)	324,283	2,270
Units issued — acquisition of D&G (note 6)	100,000	676
Units issued — acquisition of Rodrigue’s (note 6)	1,085,046	6,738
Units issued — purchase price adjustment	264,352	1,137
Unit issuance costs — acquisitions	—	(129)
Units issued — equity financing, net of issuance costs	8,000,000	52,699
Units issued — distribution reinvestment plan (note 19)	2,175,636	14,220
Exercise of unit options pursuant to the Employee Unit Plan (note 17)	1,140,000	5,700
Transfer from contributed surplus for unit options exercised (note 18)	—	570
Units issued for cash pursuant to the Employee Unit Plan (note 17)	210,000	1,491
Cancellation of units pursuant to an arrangement agreement	(42,456)	(137)
Collection of employee share purchase loans receivable	—	368
Balance as at December 31, 2006	71,746,817	259,241

Activity during the year ended December 31, 2007:
Units issued — acquisition of Compass (note 6)	413,223	2,500
Unit issuance costs — acquisition	—	(6)
Units issued — equity financing, net of issuance costs	8,130,900	41,014
Units issued — distribution reinvestment plan (note 19)	4,106,270	19,171
Units issued for cash pursuant to the Employee Unit Plan (note 17)	920,000	5,768
Collection of employee share purchase loans receivable	—	303
Balance as at December 31, 2007	85,317,210	327,991

Activity during the year ended December 31, 2008:
Units repurchased and cancelled	(1,790,230)	(6,879)
Units issued — “in-kind” distribution (note 19)	8,242,710	31,367
Unit options exercised (note 17)	8,000	39
Collection of employee share purchase loans receivable	—	5
Balance as at December 31, 2008, prior to Conversion	91,777,690	352,523
Units exchanged for Eveready shares (note 2)
Exchange of Fund units	(85,478,063)	(326,981)
Exchange of Rollover LP units	(6,299,627)	(25,542)
Balance as at December 31, 2008	—	—

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

16. Shareholders’ capital (Continued)

Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008.

Rollover LP units

The Rollover LP units were issued in conjunction with certain business acquisitions, were units of subsidiary limited partnerships of Eveready, and were designed to be, to the greatest extent practicable, the economic equivalent of Fund units. Rollover LP units were non-transferable (except to certain permitted assigns) and the holders thereof were entitled to receive distributions on a per unit basis equivalent to unitholders of the Fund. The Rollover LP units were exchangeable, at the option of the holder, into units of the Fund at any time. During the year ended December 31, 2008, but prior to the Conversion (note 2), a total of 7,406,750 (2007 — 2,999,412) Rollover LP units were converted into Fund units. As an effect of the Conversion (note 2), Rollover LP unitholders received one common share of Eveready for each five Rollover LP units held so that 6,299,627 Rollover LP units were exchanged for 1,259,925 shares.

Equity financings

On June 5, 2007, Eveready completed an equity financing of 8,130,900 units at a price of $5.35 per unit for gross proceeds of $43,500. The units were issued pursuant to Eveready’s short form prospectus dated May 28, 2007. Issuance costs of $2,486 were incurred relating to the financing, resulting in net proceeds of $41,014.

Normal course issuer bid

On January 25, 2008, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time as Eveready considered advisable, its issued and outstanding Fund units. Pursuant to the normal course issuer bid (“the Bid”), Eveready could purchase for cancellation up to a maximum of 5,090,401 Fund units, being approximately 10% of Eveready’s “public float.” The Bid commenced January 29, 2008 and terminated on January 28, 2009.

During the twelve months ended December 31, 2008, Eveready repurchased and cancelled 1,790,230 units at an average cost of $2.10 per unit for total cash consideration of $3,758. Unitholders’ capital was reduced by the stated value of the units amounting to $6,879 with the excess over the total cash consideration being credited to contributed surplus (note 18).

Under the Conversion (note 2), where every five Fund units were exchanged for one Eveready share, a total of 660,034 shares were eligible to be acquired under the remaining Bid based on a new maximum of 1,018,080 shares. Subsequent to year-end and before termination of the Bid, Eveready repurchased and cancelled 8,388 shares at an average cost of $5.57 per share for total cash consideration of $47.

Subsequent to year-end, Eveready received regulatory approval from the Toronto Stock Exchange to enter into a new normal course issuer bid to purchase for cancellation its issued and outstanding common shares (note 30).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan

Employee Unit Plan

Under Eveready’s former Employee Unit Plan (the “Plan”), key employees, officers and directors of Eveready (the “Employees”) were invited to subscribe for an allotted number of units issued from treasury (including through the exercise of existing unit options). Units issued from treasury (excluding those issued through the exercise of unit options) were issued at a price equal to the market value of the units at the time the allocation was made to the Employee.

Once the Employee had subscribed for their allotted units, Eveready matched the Employee’s unit acquisition by acquiring, via the Employee Unit Plan Trust (the “Trust”), the same number of units from the market (hereinafter referred to as the “Matching Units” or “Matching Shares”). The Matching Shares vest to the Employee 20% per year over five years. Pursuant to the Conversion (note 2), all outstanding Employee Unit Plan Matching Units held by the Employee Unit Plan Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share.

Compensation expense is measured based on the fair value of the Matching Shares on the grant date and is recognized as stock-based compensation expense over the vesting period. During the year ended December 31, 2008, stock-based compensation expense of $2,718 (2007- $3,069 and 2006 — $2,629) was recognized pursuant to this Plan with an offsetting credit to contributed surplus (note 18).

No units were issued from treasury or acquired from the market pursuant to the Plan during the year ended December 31, 2008. During the comparative years ended December 31, 2007 and December 31, 2006, 920,000 units and 1,350,000 units were issued from treasury pursuant to the Plan for total proceeds of $5,768 and $7,191, respectively. In addition, the Trust acquired 874,000 Matching Units and 1,520,000 Matching Units from market at a cost of $5,188 and $10,643 in the same respective comparative periods. Shares held by the Trust are recorded at the cost paid by Eveready to purchase the shares and are shown as a reduction of shareholders’ equity in the consolidated financial statements until such time they vest and are transferred to the Employee. The fair value of the shares held by the Trust at December 31, 2008 was $1,975 (December 31, 2007 — $8,279 and December 31, 2006 — $9,652).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

Eveready recorded the following changes in the number of Matching Shares held under the Plan:

	Number of shares (units)	Amount
		$
Opening balance of Matching Units as at January 1, 2006	—	—
Activity during the year ended December 31, 2006:
Purchase of Matching Units from the market	1,520,000	10,643
Balance of Matching Units as at December 31, 2006	1,520,000	10,643

Activity during the year ended December 31, 2007:
Purchase of Matching Units from the market	874,000	5,188
Vested units transferred to participants	(319,000)	(2,230)
Balance of Matching Units as at December 31, 2007	2,075,000	13,601

Activity during the year ended December 31, 2008:
Vested units transferred to participants	(453,000)	(2,969)
“In-kind” distributions earned on units held under the Plan	157,152	598
Balance of Matching Units, prior to Conversion	1,779,152	11,230
Units exchanged for Eveready shares (note 2)	(1,779,152)	(11,230)
Shares issued pursuant to the Conversion (note 2)	355,830	11,230
Balance of Matching Shares as at December 31, 2008	355,830	11,230

On December 31, 2008, 80,600 Matching Shares and 26,344 “in-kind” distributions earned on Matching Units vested and were distributed to Employees in January 2009. Cash dividends/distributions made by Eveready with respect to unvested shares held by the Trust are also paid to the Employee at the end of each fiscal year.

Employees had the option of financing their unit purchase through a BMO Bank of Montreal unit purchase loan (“BMO Loan”). The BMO Loan is collateralized by the units acquired by the Employee. In addition, the Matching Shares held by the Trust for that Employee are also collateral against the BMO Loan and could be drawn upon by the bank if the Employee defaulted on the debt obligation and the Employee’s shares were not sufficient to cover the outstanding BMO Loan balance. At December 31, 2008, 213,514 Matching Shares (2007 — 1,596,000 Matching Units and 2006 — 1,030,000 Matching Units) with a fair value of $1,185 (2007 — $6,368 and 2006 — $6,541) were provided as collateral against Employees’ outstanding BMO Bank of Montreal share purchase loans.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

Share Option Plan

Effective December 31, 2008, Eveready established a Share Option Plan under which options may be granted to directors, officers, employees and consultants of Eveready, in order to provide an opportunity for these individuals to increase their proprietary interest in Eveready’s long-term success. The Share Option Plan replaced the Unit Option Plan of the Fund where all terms of the Unit Option Plan will be governed by the Share Option Plan.

On November 17, 2005, the Fund’s Board of Trustees granted 1,255,000 unit options under the Unit Option Plan. The options vested in 2005, were exercisable at $5.00 per unit, and expire on November 17, 2010.

On April 7, 2008, the Fund’s Board of Trustees granted 745,000 unit options to employees and 150,000 unit options to non-employee officers and trustees of the Fund. The unit options granted to employees were exercisable at $3.60 per unit, which equalled the market value of the Fund’s units at the grant date. The unit options granted to non-employee officers and trustees were exercisable at $3.96 per unit, or a 10% premium to the market value of the Fund’s units at the grant date. These unit options expire on April 7, 2013.

On May 15, 2008 an additional 25,000 unit options were granted to a new Fund trustee, were exercisable at $4.28 per unit, and expire on May 15, 2013.

All unit options granted in 2008 vest 20% per year over four years, with the first 20% vesting on the grant date.

In accordance with the Conversion (note 2), in which each five units were exchanged for one share, participants of the Unit Option Plan were entitled to receive, for the same aggregate consideration, share options for outstanding unit options held as at the Conversion date. The following table summarizes the consolidation by grant date:

	Prior to Conversion		After Conversion
Grant Date	Number of Unit Options outstanding	Exercise price(1)	Number of Share Options outstanding	Exercise price
November 17, 2005	55,000	$5.0000	11,000	$25.000
April 7, 2008	640,000	$3.4410	128,000	$17.205
April 7, 2008	150,000	$3.7851	30,000	$18.926
May 15, 2008	25,000	$4.0910	5,000	$20.455

Note:

(1)                                  The exercise price of outstanding unit options granted in 2008 reflects an adjustment due to the “in-kind” distribution declared to unitholders of record on June 30, 2008 (note 19).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

Eveready recorded the following Share Option activity during the years ended December 31, 2008, 2007 and 2006:

	Number of Share (Unit) Options	Weighted average exercise price
		($)
Opening balance unit options outstanding as at January 1, 2006	1,255,000	5.00
Activity during the year ended December 31, 2006:
Unit options exercised	(1,140,000)	5.00
Unit options forfeited or cancelled	(30,000)	5.00
Unit options outstanding and exercisable as at December 31, 2006	85,000	5.00
Activity during the year ended December 31, 2007:
Unit options forfeited or cancelled	(30,000)	5.00
Unit options outstanding and exercisable as at December 31, 2007	55,000	5.00
Activity during the year ended December 31, 2008:
Unit options granted	920,000	3.68
Unit options exercised	(8,000)	3.60
Unit options forfeited or cancelled	(97,000)	3.50
Unit options outstanding, prior to Conversion(1)	870,000	3.62
Unit options exchanged for Eveready share options (note 2)	(870,000)	(3.62)
Share options issued pursuant to the Conversion (note 2)(2)	174,000	18.09
Share options outstanding as at December 31, 2008(2)	174,000	18.09
Share options exercisable as at December 31, 2008(2)	43,600	19.48

Note:

(1)                                 The weighted average exercise price of outstanding unit options forfeited or cancelled after June 30, 2008 reflect an adjustment due to the “in-kind” distribution declared to unitholders of record on June 30, 2008 (note 19).

(2)                                 The weighted average exercise price of outstanding share options reflect the Conversion consolidation adjustment, in which each five units were exchanged for one share.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

The following summarizes the outstanding and exercisable share options, reflective of the Conversion adjustment, at December 31, 2008:

Outstanding			Exercisable
Weighted average exercise price	Number of share options	Weighted average life remaining	Weighted average exercise price	Number of share options
($)		(years)	($)
17.205	128,000	4.25	17.205	25,600
18.926	30,000	4.25	18.926	6,000
20.455	5,000	4.33	20.455	1,000
25.000	11,000	1.92	25.000	11,000
18.088	174,000	4.10	19.483	43,600

Share options are accounted for in accordance with the fair value based method of accounting. The fair value of share options is measured at the grant date using the Black-Scholes valuation model and is recorded as stock-based compensation expense over the option’s vesting period with an offsetting credit to contributed surplus. Upon exercise of share options, the associated amount of contributed surplus is reclassified to shareholders’ capital. The consideration paid by employees upon exercise of share options is also credited to shareholders’ capital.

The Black-Scholes valuation model was developed for use in estimating the fair value of traded options that are fully transferable and have no vesting restrictions. In addition, option valuation models require the input of highly subjective assumptions, including expected share price volatility. Eveready’s share options have characteristics significantly different from those of freely traded options. Also, changes in subjective input assumptions can materially affect the fair value estimate.

The following weighted-average assumptions were used to calculate the estimated fair value of unit options granted in 2008:

Risk-free interest rate	3.0%
Expected life	4.5 years
Annualized volatility	38.0%
Distribution yield	Nil %

Weighted average grant date fair value
Unit options granted equal to unit market price	1.304
Unit options granted in excess of unit market price	1.175
Total unit options granted in 2008	1.283

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

17. Employee Unit Plan and Share Option Plan (Continued)

During the year ended December 31, 2008, stock-based compensation expense of $392 (2007 — $nil and 2006 — $nil) was recognized pursuant to Eveready’s Share Option Plan with an offsetting credit to contributed surplus (note 18). During 2008, $39 was credited to Unitholder’s capital (note 16) for unit options exercised.

2008 adjustment to the exercise price of granted unit options

Pursuant to the terms of the Share Option Plan, the exercise price of share options may be adjusted by the Board of Directors when shares are issued to shareholders by way of a stock dividend/”in-kind” distribution in order to prevent dilution of any outstanding share options. For the “in-kind” distribution declared to unitholders of record on June 30, 2008 (note 19), the Fund’s Board of Trustees amended the initial exercise prices for outstanding unit options granted in 2008 as follows:

Grant Date	Initial grant date exercise price	Adjusted exercise price after June 30, 2008 “in-kind” distributions
April 7, 2008	$3.60	$3.4410
April 7, 2008	$3.96	$3.7851
May 15, 2008	$4.28	$4.0910

The adjusted exercise prices from the June 30, 2008 “in-kind” distribution were used in calculating the revised exercise prices pursuant to the Conversion (note 2).

The aggregate number of shares reserved for issuance pursuant to the above compensation plans shall not exceed 10% of Eveready’s outstanding shares from time to time.

18. Contributed surplus

Years Ended December 31	2008	2007	2006
	$	$	$
Balance, beginning of year	3,688	2,849	627
Stock-based compensation expense (note 17)	3,110	3,069	2,629
Units transferred to participants pursuant to the Employee Unit Plan (note 17)	(2,969)	(2,230)	—
Units cancelled pursuant to normal course issuer bid (note 16)	3,122	—	—
Cancellation of units pursuant to an arrangement agreement	—	—	163
Unit options exercised (note 17)	(10)	—	(570)
Balance, end of year	6,941	3,688	2,849

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions

In January 2008, the Fund’s Board of Trustees unanimously approved amendments to the Fund’s distribution policy to maximize the retention of operating cash flow to re-invest in growth. In the past, the Fund declared cash distributions on a monthly basis to unitholders of record on the last business day of each month. Under the new distribution policy announced in January, the Fund declared quarterly “in-kind” distributions of $0.18 per unit ($0.72 per unit on an annualized basis) to unitholders of record as of the close of business on March 31, 2008 and June 30, 2008. The “in-kind” distributions were issued at a deemed price equal to $3.7242 per unit and $3.8862 per unit for the March 31, 2008 and June 30, 2008 “in-kind” distributions, respectively.

On September 11, 2008, the Fund’s Board of Trustees replaced the quarterly “in-kind” distribution of $0.18 per unit by declaring a quarterly cash distribution of $0.04 per unit for the third quarter of 2008 ($0.16 per unit on an annualized basis). This cash distribution was paid on October 15, 2008 to unitholders of record as of the close of business on September 30, 2008. On December 15, 2008, the Fund’s Board of Trustees declared a cash distribution of $0.04 per unit for the fourth quarter of 2008 ($0.16 per unit on an annualized basis). The fourth quarter distribution was paid on January 15, 2009 to unitholders of record as of the close of business on December 29, 2008.

Future quarterly dividends of Eveready will be reviewed by Eveready’s Board of Directors and adjusted from time to time to reflect current business conditions. The ability of Eveready to pay dividends and the actual amount of such dividends will be dependent upon, among other things, the financial performance of Eveready and its subsidiaries, its debt covenants and obligations, its ability to refinance debt obligations on similar terms and at similar interest rates, its working capital requirements, its future tax obligations, and its future capital requirements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions (Continued)

The following table summarizes Eveready’s distributions on units of record during the years ended December 31, 2008, 2007 and 2006:

Record Date	Distribution per unit	Total Distributions	Cash Distributions(1)	“In-kind” Distributions(2)
	$	$	$	$
January 31, 2006	0.04	2,011	1,165	846
February 28, 2006	0.04	2,346	1,494	852
March 31, 2006	0.04	2,352	1,479	873
April 28, 2006	0.05	2,947	1,868	1,079
May 31, 2006	0.05	3,140	1,933	1,207
June 30, 2006	0.05	3,167	1,994	1,173
July 31, 2006	0.05	3,285	2,129	1,156
August 31, 2006	0.05	3,298	2,223	1,075
September 29, 2006	0.05	3,423	2,123	1,300
October 31, 2006	0.06	4,161	2,604	1,557
November 30, 2006	0.06	4,188	2,632	1,556
December 29, 2006	0.06	4,289	2,743	1,546
Total 2006	0.60	38,607	24,387	14,220
January 31, 2007	0.06	4,320	2,828	1,492
February 28, 2007	0.06	4,353	2,785	1,568
March 30, 2007	0.06	4,406	2,841	1,565
April 30, 2007	0.06	4,428	2,868	1,560
May 31, 2007	0.06	4,448	2,746	1,702
June 29, 2007	0.06	4,958	3,197	1,761
July 31, 2007	0.06	4,981	3,434	1,547
August 31, 2007	0.06	5,002	3,527	1,475
September 28, 2007	0.06	5,024	3,527	1,497
October 31, 2007	0.06	5,045	3,340	1,705
November 30, 2007	0.06	5,068	3,422	1,646
December 31, 2007	0.06	5,014	3,361	1,653
Total 2007	0.72	57,047	37,876	19,171
March 31, 2008	0.18	15,351	38	15,313
June 30, 2008	0.18	16,091	37	16,054
September 30, 2008	0.04	3,710	3,710	—
December 29, 2008	0.04	3,551	3,551	—
Total 2008	0.44	38,703	7,336	31,367

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

19. Distributions (Continued)

Accumulated distributions	Distributions	Cash Distributions(1)	“In-kind” Distributions(2)
	$	$	$
Beginning balance, January 1, 2006	12,921	6,364	6,557
Distributions declared in 2006	38,607	24,387	14,220
Balance as at December 31, 2006	51,528	30,751	20,777
Distributions declared in 2007	57,047	37,876	19,171
Balance as at December 31, 2007	108,575	68,627	39,948
Distributions declared in 2008	38,703	7,336	31,367
Balance as at December 31, 2008	147,278	75,963	71,315

Notes:

(1)	The cash distributions component of the “in-kind” distributions declared in the first and second quarters of 2008 consist of fractional unit distributions and non-resident withholding taxes.

(2)	The 2007 and 2006 comparative balances of “in-kind” distributions represents distributions reinvested through Eveready’s former Distribution Reinvestment Plan.

Distribution Reinvestment Plan

During the comparative years ended December 31, 2007 and December 31, 2006, Eveready declared total distributions of $0.72 per unit or $57,047 and $0.60 per unit or $38,607, respectively. Of this amount, $19,171 and $14,220 were reinvested through Eveready’s former Distribution Reinvestment Plan (“DRIP”) for the respective comparative years ended December 31, 2007 and December 31, 2006. The DRIP was a voluntary program that permitted eligible unitholders to automatically, and without charge, reinvest monthly distributions in additional units. Unitholders who elected to participate saw their periodic cash distributions automatically reinvested in units at a price equal to 95% of the volume-weighted average price of all units traded on the Toronto Stock Exchange on the ten trading days preceding the applicable record date. In conjunction with implementing the new distribution policy in January 2008, Eveready cancelled its Distribution Reinvestment Plan (“DRIP”).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

20. (Loss) earnings per share

Years Ended December 31	2008	2007	2006
	$	$	$
Net (loss) earnings (numerator for basic and diluted earnings per share)	(63,437)	13,626	29,901
Basic weighted average number of shares(1)	18,275,902	16,958,016	13,730,836
Dilutive effect of outstanding share options	—	—	42,561
Dilutive effect of unvested shares held by the Employee Unit Plan Trust(1)	—	—	41,229
Dilutive effect of contingently issuable shares(1)	—	—	52,436
Diluted weighted average number of shares(1)	18,275,902	16,958,016	13,867,062

(Loss) earnings per share — basic(1)	(3.47)	0.80	2.18
(Loss) earnings per share — diluted(1)	(3.47)	0.80	2.16

Note:

(1)           Comparative share and per share amounts for the years ended December 31, 2007 and December 31, 2006 were restated to reflect the dilutive effect of “in-kind” distributions declared in the first and second quarters of 2008 and the Conversion consolidation adjustment in which each five units were exchanged for one share.

Units issued pursuant to Eveready’s “in-kind” distributions declared in the first and second quarters of 2008 (note 19) were deemed to be outstanding at the beginning of each period presented for purposes of calculating basic per share amounts. Similarly as a result of the Conversion (note 2), the consolidation of each five units into one share was deemed to be outstanding at the beginning of each period presented for purposes of calculating basic per share amounts. Unvested shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts. Prior to the Conversion (note 2), basic per share amounts were calculated on the basis that all outstanding Rollover LP units were converted into Fund units.

The outstanding share options, unvested shares held by the Employee Unit Plan Trust, and convertible debentures did not have a dilutive effect on (loss) earnings per share for the years ended December 31, 2008 and December 31, 2007.

For the year ended December 31, 2006, diluted per share amounts include the dilutive effect of outstanding share options, unvested shares held by the Employee Unit Plan Trust, and shares that were issued as contingent consideration in connection with a 2005 business acquisition. The outstanding convertible debenture did not have a dilutive effect on earnings per shares for the December 31, 2006 comparative year.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

21. Supplemental expense information

Amortization expense

Years Ended December 31	2008	2007	2006
	$	$	$
Amortization of property, plant and equipment	38,896	32,426	22,061
Amortization of assets under capital lease	2,326	850	—
Amortization of intangible assets	9,044	8,511	4,290
Accretion on asset retirement obligations (note 14)	158	97	102
	50,424	41,884	26,453

Interest expense

Years Ended December 31	2008	2007	2006
	$	$	$
Interest — long-term debt	14,341	12,756	3,778
Interest — obligations under capital lease	1,286	841	—
Interest — convertible debentures	5,388	5,161	2,613
Interest — other	145	119	1,271
	21,160	18,877	7,662

22. Income taxes

Prior to the Conversion (note 2), the Fund, a publicly traded income trust, qualified for special income tax treatment that allowed tax deductions for distributions paid to unitholders. However on June 12, 2007, the Government of Canada enacted legislation to impose additional income taxes on publicly traded income trusts and limited partnerships (Specified Investment Flow-Through Entities or “SIFT”), including the Fund, effective January 1, 2011. Prior to June 2007, the Fund estimated the future income tax on certain temporary differences between amounts recorded on its balance sheet for book and income tax purposes at a nil effective income tax rate. Under this new legislation (and updated legislation enacted in June 2008), the Fund estimated the effective income tax rate on the post 2010 reversal of these temporary differences to range from 28.0% to 29.5%. Temporary differences reversing before 2011 still gave rise to $nil future income taxes.

In prior periods, Eveready planned to maximize the amount of income tax pools that could be carried forward to reduce and defer, as much as possible, its income tax exposure beginning in 2011. To achieve this objective, Eveready intended to maximize the taxable components of all distributions, including its “in-kind” distributions, declared until 2010. Eveready expected this distribution policy to eliminate all of its cash taxes payable and to reverse a substantial portion of its taxable temporary differences associated with its assets and liabilities prior to January 1, 2011. As the new legislation first gave rise to a change in Eveready’s future income tax liability within the year ended December 31, 2007, the Fund recognized an additional future income tax liability of

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

22. Income taxes (Continued)

$4,667 in 2007 relating to net taxable temporary differences expected to reverse after January 1, 2011.

In September 2008, Eveready replaced its quarterly $0.18 per unit “in-kind” distribution with a quarterly $0.04 per unit cash distribution (note 19). Consequently, the $0.14 per unit decrease in quarterly distribution would have required Eveready to utilize more of its tax pools in 2009 and 2010 to reduce its cash income taxes payable in these fiscal years. Utilizing the tax pools earlier resulted in a substantial portion of Eveready’s taxable temporary differences not expected to reverse prior to January 1, 2011. As a result, Eveready incurred an additional future income tax expense of $8,821 in the three months ended September 30, 2008.

As a result of the Conversion (note 2), Eveready was required to recognize any remaining differences in tax legislation between an income trust and a corporation effective December 31, 2008.

The following is a reconciliation of income taxes, calculated at the statutory Canadian combined federal and provincial tax rate, to the income tax provision (effective tax rate) included in the consolidated statement of (loss) earnings for each of the years presented:

Years Ended December 31	2008	2007	2006
	$	$	$
(Loss) earnings before income taxes and non-controlling interest	(55,653)	18,618	31,332
Allocation to unitholders	51,555	(23,229)	(30,153)
Loss applicable to Eveready and its incorporated subsidiaries	(4,098)	(4,611)	1,179

Provision for income taxes at statutory tax rate of 29.5% (2007 — 32.1% and 2006 — 32.5%)	(1,209)	(1,481)	383
Increase related to:
SIFT future income taxes	6,703	4,667	—
Expenses not deductible for tax and other adjustments	1,346	203	35
Jurisdictional tax rate differences	38	92	—
Changes in tax rates impacting future income tax balances	41	40	—
Change in valuation allowance	45	514	256
Income tax expense at effective tax rate of negative 12.5% (2007 — 21.7% and 2006 — 2.2%)	6,964	4,035	674

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

22. Income taxes (Continued)

Eveready’s future income tax liability is comprised of the following components:

As at December 31	2008	2007
	$	$
Carrying value of property, plant and equipment in excess of tax value	8,104	722
Carrying value of intangible assets and goodwill in excess of tax value	3,356	4,830
Loss carry-forwards, net of valuation allowance of $1,048 (2007 — $1,003)	(214)	(907)
Other	(1,151)	(100)
Future income tax liability	10,095	4,545

Eveready’s incorporated subsidiaries have loss carry-forwards at December 31, 2008 of approximately $4,946 (2007 — $6,204). These loss carry-forwards are available to reduce taxable income in future years and expire in years ranging from 2013 to 2027, depending on the year and in what jurisdiction they were incurred.

Income tax provisions, including current and future income tax assets and liabilities, require estimates and interpretations of federal and provincial income tax rules and regulations, and judgments as to their interpretation and application to Eveready’s specific situation. The amount and timing of reversals of temporary differences will also depend on Eveready’s future operating results, acquisitions and dispositions of assets and liabilities. Therefore, it is possible that the ultimate value of Eveready’s income tax assets and liabilities could change in the future and that changes to these amounts could have a material effect on these consolidated financial statements.

Trust reorganization adjustments

During the comparative year ended December 31, 2006, Eveready’s future income tax liability was reduced by $787 with an offsetting increase to retained earnings. This adjustment resulted from a trust reorganization effective July 1, 2006 to transfer the assets and businesses of several incorporated subsidiaries of Eveready into the flow-through income trust structure. As a result, the previously recognized temporary differences in these incorporated subsidiaries were eliminated on a prospective basis.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

23. Supplemental cash flow information

a)                                      Changes in non-cash operating working capital:

Years Ended December 31	2008	2007	2006
	$	$	$
Accounts receivable	(31,175)	(11,165)	(7,110)
Inventory	1,726	(1,913)	(4,550)
Properties held for sale	—	1,977	(2,963)
Prepaid expenses and deposits	(502)	317	2,178
Accounts payable and accrued liabilities	1,461	2,792	(102)
Income taxes recoverable/payable	710	(1,318)	(1,769)
	(27,780)	(9,310)	(14,316)

b)                                     Non-cash investing and financing activities:

•                  During the year ended December 31, 2008, “in-kind” distributions of $31,367 owing to unitholders, were settled by issuing units (note 19). For the comparative years ended December 31, 2007 and December 31, 2006, distributions of $19,171 and $14,220, respectively, were settled by issuing units to individuals participating in the Fund’s former DRIP (note 19);

•                  During the year ended December 31, 2008, Eveready acquired $666 (2007 — $154 and 2006 — $nil), of equipment through obligations under capital lease (note 12); and

•                  During the comparative years ended December 31, 2007 and 2006, units of $2,500 and units of $66,771, respectively, were issued as partial consideration in conjunction with the completion of business acquisitions (note 6).

c)                                      Income taxes and interest paid:

Years Ended December 31	2008	2007	2006
	$	$	$
Income taxes paid	725	1,444	2,323
Interest paid	18,051	15,581	6,929

d)                                     Cash used in business acquisitions, net of cash acquired:

Years Ended December 31	2008	2007	2006
	$	$	$
Cash consideration paid (note 6)	7,400	65,037	77,287
Acquisition costs (note 6)	40	159	962
Less: cash acquired in business acquisitions	—	—	(5,299)
Cash used in business acquisitions, net of cash acquired	7,440	65,196	72,950

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting

Eveready operates in three business segments, segregated based on the types of services provided. These segments include: industrial maintenance and production services; lodging services; and exploration services. In total, Eveready provides over 80 different services to its customers. With such a wide range of services, it is impractical to provide a revenue breakdown of each service provided.

The industrial maintenance and production services segment serves a variety of customers in the energy, resource, and industrial sectors. They include, among other services, catalyst handling, chemical cleaning and decontamination, decoking and pigging, directional boring, disposal well services, fluid hauling, filters and filtration services, flush-by and coil tubing, high and ultra-high pressure water blasting, hot oiling, hydro-excavation, industrial health services, landfill solid waste disposal, mechanical dewatering and dredging, pressure testing, rental, sale, and supply of a wide variety of oilfield equipment, safety training and services, steam cleaning, tank cleaning, waste hauling, and wet and dry vacuuming.

Eveready’s lodging services consists of industrial lodges and drill camp accommodations.

Eveready’s exploration services segment supports exploration programs for oil and gas companies. Services include geospatial data imaging, heli-portable and track drilling, land development, line clearing, and seismic surveying.

Accounting policies for each of these business segments are the same as those disclosed in notes 3 and 4 to these consolidated financial statements. General and administrative expenses directly related to the three business segments are included as operating expenses for those segments. There are no significant inter-segment revenues. Segment contribution represents earnings before income taxes and non-controlling interest for each of Eveready’s business segments prior to unallocated items. Eveready uses segment contribution as a key measure to analyze the financial performance of its business segments.

In the first quarter of 2009, Eveready revised its business segment composition and related disclosure to include three reportable segments to more appropriately classify the range of services Eveready offers its customers. Previously, Eveready disclosed four reportable segments. The figures in these consolidated financial statements have been reclassified to conform to the new presentation.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

Selected financial information by reportable segment is disclosed as follows:

Year Ended December 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	524,159	63,121	63,348	650,628
Amortization expense	29,658	5,305	6,417	41,380
Segment contribution	43,024	25,070	5,886	73,980
Less unallocated items:
Corporate costs				10,625
Amortization of intangible assets				9,044
Interest expense				21,160
Gain on foreign exchange				(1,539)
Impairment of intangible assets and goodwill (note 9)				90,343
Loss before income taxes and non-controlling interest				(55,653)

Capital expenditures (excluding business acquisitions)	44,795	10,982	9,035	64,812
Impairment of intangible assets (note 8)	2,576	—	90	2,666
Impairment of goodwill (note 9)	77,466	—	10,211	87,677

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

Year Ended December 31, 2007	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	428,226	31,149	59,521	518,896
Amortization expense	25,279	2,894	5,200	33,373
Segment contribution	38,685	11,363	8,276	58,324
Less unallocated items:
Corporate costs				10,674
Amortization of intangible assets				8,511
Interest expense				18,877
Loss on foreign exchange				1,644
Earnings before income taxes and non-controlling interest				18,618

Capital expenditures (excluding business acquisitions)	59,342	7,604	9,998	76,944
Acquisition of goodwill	1,853	23,069	—	24,922

Year Ended December 31, 2006	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Revenue	311,370	—	68,323	379,693
Amortization expense	18,021	—	4,142	22,163
Segment contribution	38,253	—	14,082	52,335
Unallocated items:
Corporate costs				9,703
Amortization of intangible assets				4,290
Interest expense				7,662
Gain on foreign exchange				(652)
Earnings before income taxes and non-controlling interest				31,332

Capital expenditures (excluding business acquisitions)	59,662	—	9,161	68,823
Acquisition of goodwill	52,883	—	2,974	55,857

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

24. Segmented reporting (Continued)

Selected balance sheet information by reportable segment is disclosed as follows:

Year Ended December 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$
Property, plant and equipment	238,712	60,902	31,217	330,831
Intangible assets	37,165	6,775	2,798	46,738
Goodwill	—	23,069	—	23,069
Total assets	409,246	109,382	57,576	576,204

As at December 31, 2007
Property, plant and equipment	222,229	51,962	29,153	303,344
Intangible assets	45,416	7,093	4,165	56,674
Goodwill	77,466	23,069	10,211	110,746
Total assets	459,962	91,657	66,912	618,531

Eveready’s operations are conducted in the following geographic locations:

Years Ended December 31	2008	2007	2006
	$	$	$
Revenue
Canada	587,142	467,992	350,359
United States and international	63,486	50,904	29,334
	650,628	518,896	379,693

As at December 31	2008	2007
	$	$
Property, plant and equipment, intangible assets, and goodwill
Canada	373,434	434,495
United States and international	27,204	36,269
	400,638	470,764

25. Related party transactions

a)                                      During the year ended December 31, 2008, Eveready incurred professional fees of $611 (2007 — $483 and 2006 — $589) from a partnership of which an Eveready officer is a partner;

b)                                     During the year ended December 31, 2008, Eveready incurred professional fees of $206 (2007 — $186 and 2006 — $398) from a partnership of which an Eveready director/trustee is a partner;

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

25. Related party transactions (Continued)

c)                                      Included in general and administrative expenses for the year ended December 31, 2008 are occupancy costs of $2,361 (2007 — $1,587 and 2006 — $927) paid to companies controlled or influenced by certain officers and/or directors/trustees of Eveready;

d)                                     During the year ended December 31, 2008, Eveready incurred equipment rental and repair costs of $370 (2007 — $134 and 2006 — $nil), from companies controlled or influenced by certain officers and/or directors/trustees of Eveready;

e)                                      During the year ended December 31, 2008, Eveready acquired service equipment of $1,745 (2007 — $3,206 and 2006 — $3,410) from a company controlled by an Eveready officer (2007 and 2006 — companies controlled or influenced by certain officers and/or directors/trustees of Eveready);

f)                                        During the year ended December 31, 2008, Eveready earned service revenue of $3,042 (2007 — $3,650 and 2006 — $88) from companies controlled or influenced by certain officers and/or directors/trustees of Eveready; and

g)                                     During the year ended December 31, 2008, Eveready disposed of property, plant and equipment for proceeds of $233 (2007 — $nil and 2006 — $nil), to a company influenced by an Eveready director/trustee.

As at December 31, 2008, outstanding amounts collectible from or owing to related parties included accounts receivable of $2,178 (December 31, 2007 — $2,004) and accounts payable and accrued liabilities of $550 (December 31, 2007 — $108). Except for item ‘g’ above, all transactions occurred in the normal course of operations and were measured at their exchange amounts, which were established and agreed to as consideration by the related parties. The proceeds received on disposal of property, plant and equipment were measured at the disposed asset’s carrying amount, which also equalled its exchange amount.

26. Capital management

Eveready’s overall capital management objectives are: (i) to finance its operations and growth strategies; and (ii) to limit risk to an acceptable level to maximize shareholder value. To accomplish these objectives, Eveready uses a combination of debt and equity. The mix of each component is reviewed and adjusted appropriately as changes in economic conditions arise. This capital mix is also regularly monitored to ensure all externally imposed capital requirements on Eveready’s debt, such as certain financial covenants, are maintained.

Capital is defined by Eveready to include all funded debt (long-term debt, obligations under capital lease, convertible debentures, and the current portions of long-term debt and obligations under capital lease) and shareholders’ equity.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

26. Capital management (Continued)

The calculations of funded debt and total capital are as follows:

As at December 31	2008	2007
	$	$
Current portion of long-term debt	1,500	1,500
Current portion of obligations under capital lease	4,619	2,880
Long-term debt	213,363	199,836
Obligations under capital lease	18,787	15,292
Convertible debentures	44,132	42,244
Funded debt	282,401	261,752
Shareholders’/unitholders’ equity	212,878	284,862
Total capital	495,279	546,614

Debt management

Under its long-term credit facilities, Eveready must operate in the normal course of business while managing a number of financial covenants on a quarterly basis. These covenants include, but are not limited to, a fixed charge coverage ratio, funded debt to EBITDA ratios, a maximum distribution payout ratio and minimum net worth, each of which are calculated quarterly on a trailing twelve-month basis and adjusted on a pro-forma basis for certain business acquisitions. The definitions of these measures are in accordance with the lending agreement and are calculated based on the lender’s interpretation, which may not be equal to individual financial statement figures presented in these consolidated financial statements.

The following summarizes the financial covenants calculated in accordance with the lending agreement:

	2008		2007
As at December 31	Required	Actual	Required	Actual
Fixed charge coverage ratio	> 1.50	3.07	> 1.50	1.64
Funded senior debt to EBITDA	< 2.50	2.24	< 2.50	2.39
Funded debt to EBITDA	< 3.00	2.66	< 3.00	2.85
Maximum distribution payout ratio	< 80%	12%	< 80%	56%
Minimum net worth	>$ 170,636	$233,941	>$ 264,632	$327,105

Equity management

As a result of the Conversion from a publicly traded income trust to a publicly traded corporation (note 2), Eveready no longer is subject to equity limitations of “normal growth” or “undue expansion” to maintain its income trust flow-through status for income tax purpose. Prior to the Conversion, if Eveready were to have violated these requirements, it would have suffered

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

26. Capital management (Continued)

adverse tax consequences earlier than 2011. As a corporation, Eveready has no externally imposed restrictions or limitations on its equity.

Eveready’s capital management objectives and evaluation measures have remained unchanged over the periods presented. As at December 31, 2008, Eveready was in compliance with all externally imposed capital requirements on its debt.

27. Commitments, contingencies, and guarantees

Commitments

Eveready has entered into operating leases for office and shop premises, vehicles, and equipment that provide for minimum annual lease payments as follows:

Amount
$
2009	16,775
2010	11,001
2011	5,469
2012	2,430
2013	1,302
36,977

Included above are lease commitments of $4,043 relating to premises owned by certain Eveready officers and directors. Eveready has also approved its 2009 capital expenditure program of approximately $15,000. These expenditures are expected to be incurred throughout 2009. Eveready is normally not contractually committed to acquire property, plant and equipment until delivery of the asset occurs.

Contingencies

From time to time Eveready is subject to claims and lawsuits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on Eveready’s financial position.

Guarantees

a)                                      Eveready has provided certain guarantees to financial institutions for financing obtained by contractors to purchase specific service and automotive equipment for use in supplying services to Eveready. As at December 31, 2008, the total balance of all outstanding third party payments guaranteed by Eveready was $1,402. These financings are collateralized by the specific equipment purchased and are due to mature between 2011 and 2012. Eveready would be required to settle these guarantees if a contractor were to default on the obligation

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

27. Commitments, contingencies, and guarantees (Continued)

and the collateral held by the financial institutions was not sufficient to repay the balances due;

b)                                     Eveready had outstanding letters of credit at December 31, 2008 of $2,225, drawn under the Revolver (note 11). These letters of credit were issued to comply with certain environmental regulations and other contractual agreements. Eveready could be required to settle these letters of credit in the future if requirements under the environmental regulations and contractual agreements were not met;

c)                                      Matching Shares held within Eveready’s Employee Unit Plan Trust (note 17) are provided as collateral against bank loans owing by certain Employees that were issued in connection with their participation in the Plan. These shares could be drawn upon by the bank if the Employee were to default on the debt obligation and the Employee’s shares were not sufficient to cover the outstanding loan balance. At December 31, 2008, the Trust held 213,514 Matching Shares of Eveready with a fair value of $1,185 as collateral over such bank loans. Shares held by the Trust are recorded at cost and shown as a reduction of shareholders’ equity in the consolidated financial statements until such time as they vest and are transferred to the participant; and

d)                                     In the normal course of business, Eveready enters into agreements that include indemnities in favour of third parties such as engagement letters with advisors and consultants, and service agreements. Eveready has also agreed to indemnify its directors, officers, and employees in accordance with Eveready’s constating documents and bylaws. Certain agreements do not contain any limits on Eveready’s liability and therefore it is not possible to estimate Eveready’s potential liability under these indemnities. In certain cases, Eveready has recourse against third parties with respect to these indemnities. In addition, Eveready maintains insurance policies that may provide coverage against certain claims under these indemnities.

Eveready believes it would be able to satisfy all of the guaranteed obligations above without disrupting normal business operations.

28. Financial Instruments

a)                                      Fair value of financial instruments

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities, and distributions payable approximate their fair values given the short-term maturity of these instruments.

The fair value of financial instruments actively traded in markets is determined by reference to current market value as at the balance sheet date. For financial instruments not traded in an active market, Eveready uses a discounted cash flow valuation technique. In applying the discounted cash flow valuation technique, Eveready estimates a current market interest rate for the same or similar financial instrument. If the credit quality of similar instruments is undeterminable, Eveready will assume no changes in the credit quality have taken place.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

The estimated fair value of Eveready’s Debentures at December 31, 2008 was $35,750 compared to its carrying value of $44,132. The fair value of the Debentures was determined by reference to their current market value as at December 31, 2008. As the convertible debentures are other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net loss relating to the difference between the Debentures’ fair value and carrying value.

Due to the recent volatility in the overall North American credit markets, Eveready expects that if it were to refinance its long-term debt at December 31, 2008, it would be subject to a higher credit spread applied to its variable interest rate. As a result, Eveready believes the carrying value of its long-term debt exceeds its fair value. Eveready estimated its fair value of long-term debt, including its current portion, before any unamortized transaction costs, at December 31, 2008 to be $209,931 compared to its aggregate carrying value, before unamortized transaction costs, of $217,782. The fair value of long-term debt was determined by reference to Eveready’s best estimate of a current market interest rate of 6.39% as at December 31, 2008 (compared to its actual interest rate of 5.21%). As long-term debt and its respective current portion are both other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net loss reflecting the difference between the fair value and carrying value.

The actual interest rate available to Eveready if it were to refinance its long-term debt could be substantially different than its estimated rate at December 31, 2008 as it would remain subject to negotiation and acceptance by lenders willing to provide equivalent debt financing on similar terms and conditions as Eveready’s current long-term debt facilities.

b)                                     Credit risk

By granting credit sales to customers, it is possible these entities, to which Eveready provides services, may experience financial difficulty and be unable to fulfill their obligations. A substantial amount of Eveready’s revenue is generated from customers in the oil and gas industry. This results in a concentration of credit risk from customers in this industry. A significant decline in economic conditions within this industry would increase the risk customers could experience financial difficulty and be unable to fulfill their obligations to Eveready. Eveready’s exposure to credit risk arising from granting credit sales is limited to the carrying value of accounts receivable. Eveready’s revenues are normally invoiced with payment terms of 30 days. However in Eveready’s industry, customers typically pay invoices within 30 to 90 days. At December 31, 2008, $93,460 (December 31, 2007 — $74,824) of Eveready’s gross receivables were over 30 days. The average time to collect Eveready’s outstanding accounts receivable was approximately 86 days at December 31, 2008 (December 31, 2007 — 80 days). Eveready targets an average collection time of 75 days.

Included in the carrying value of accounts receivable at December 31, 2008 was $9,490 or 6% of total accounts receivable owing from one customer. Approximately $5,500 of this amount has been outstanding for more than 90 days skewing Eveready’s average time to collect its outstanding accounts receivable as indicated above. If Eveready were to exclude this one customer balance, the average time to collect its outstanding accounts receivable would be approximately 81 days. Eveready has not established a provision relating to this customer balance as it expects to collect the outstanding balance in the first and second quarters of 2009. Subsequent to year-end,

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

Eveready collected the full balance at December 31, 2008, which had been outstanding for more than 90 days. Eveready continues to do business with this customer and is closely monitoring any outstanding balances to ensure a more timely collection occurs.

At December 31, 2008, no outstanding customer balance represented more than 10% of total accounts receivable.

With uncertainties arising from a decline in overall economic conditions and reduced levels of activity in the oil and gas industry, Eveready’s exposure to credit risk from its customers has increased during the fourth quarter of 2008. Eveready mitigates its credit risk by assessing the credit worthiness of its customers on an ongoing basis. Eveready also closely monitors the amount and age of balances outstanding. Eveready establishes a provision for bad debts based on specific customers’ credit risk, historical trends, and other economic information. For the year ended December 31, 2008, all customer balances provided as bad debts were specifically identified. Eveready recorded the following activity in its allowance for doubtful accounts during the year ended December 31, 2008:

Year ended December 31	2008
$
Balance, beginning of period	3,691
Provision for bad debts, net of recoveries	1,851
Amounts written off as uncollectible	(680)
Balance, end of period	4,862

Eveready is also exposed to credit risk associated with its guarantees. Eveready’s maximum exposure to such guarantees is discussed further in note 27.

c)                                      Liquidity risk

Eveready’s exposure to liquidity risk is dependant on the collection of accounts receivable and the ability to raise funds to meet purchase commitments and financial obligations and to sustain operations. Eveready controls its liquidity risk by managing its working capital, cash flows, and by monitoring the availability of its borrowing facilities.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

At December 31, 2008, Eveready’s contractual obligations for the next five years (12 month periods ending on December 31st) and thereafter are as follows:

$ in thousands	2009	2010	2011	2012	2013	Thereafter	Total
Long-term debt (note 11)	1,500	24,927	36,641	154,714	—	—	217,782
Obligations under capital lease (including imputed interest) (note 12)	5,834	5,498	5,260	5,042	3,562	1,915	27,111
Convertible debentures (note 13)	—	—	50,000	—	—	—	50,000
Asset retirement obligations (note 14)	584	—	516	—	—	1,903	3,003
Operating leases (note 27)	16,775	11,001	5,469	2,430	1,302	2,950	39,927
Total	24,693	41,426	97,886	162,186	4,864	6,768	337,823

The table above presents the minimum principal repayments required on the Revolver if it were not renewed (the next renewal date is April 24, 2009) and if Eveready were not able to refinance this credit facility with another lender. The estimated timing and amount of Eveready’s asset retirement obligations could change in the future or could be incurred in different periods from those indicated above.

d)                                     Interest rate risk

Eveready’s cash flow is exposed to changes in interest rates on its long-term debt and obligations under capital lease, which bear interest based on variable rates. The cash flow required to service these liabilities will fluctuate as a result of changes in market interest rates. Based on Eveready’s outstanding long-term debt and obligations under capital lease at December 31, 2008, a one percent increase or decrease in market interest rates would impact Eveready’s annual interest expense by approximately $2,406. Eveready has not entered into any derivative agreements to mitigate this risk.

Eveready is also exposed to interest rate price risk on its convertible debentures, which incur fixed interest payments. The discount rate used in determining the fair value of the convertible debentures’ future cash flows will fluctuate as a result of changes in market interest rates available to Eveready for the same or similar instrument. As at December 31, 2008 assuming a one percent change in market interest rates, the fair value of the convertible debentures could change by $740.

Eveready’s other financial instruments are not exposed to interest rate risk.

e)                                      Foreign currency risk

Eveready is primarily exposed to foreign currency fluctuations in relation to its US and international operations. Therefore, there is risk of earnings fluctuations arising from changes in and the degree of volatility of foreign exchange rates arising on foreign monetary assets and liabilities. Although the majority of Eveready’s operations are in Canada, Eveready continues to expand its operations outside Canada, which increases its exposure to foreign currency risk. During the year ended December 31, 2008, Eveready incurred a gain on foreign exchange of $1,539 (2007 — loss on foreign exchange of $1,644 and 2006 — gain of $652). In 2008 and 2006, Eveready experienced

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

28. Financial Instruments (Continued)

gains on foreign exchange as the value of the US dollar appreciated compared to the Canadian dollar. In 2007, the value of the US dollar depreciated considerably versus the Canadian dollar resulting in losses on foreign exchange.

Based on Eveready’s monetary assets and liabilities held in its US operations at December 31, 2008, a five percent increase or decrease in exchange rates would impact Eveready’s annual foreign exchange (gain) loss by approximately $610. Eveready does not currently use derivative financial instruments to reduce its exposure to foreign currency risk.

29. United States Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with Canadian GAAP (note 1), which in most respects conform to generally accepted accounting principles in the United States (“US GAAP”). Any differences in accounting principles between Canadian GAAP and US GAAP to Eveready are not material, except as described below. The following adjustments reflect measurement differences only and do not reflect any differences in disclosures existing between Canadian GAAP and US GAAP.

These consolidated financial statements are being issued subsequent to the release of the interim consolidated financial statements for the three months ended March 31, 2009. Accordingly, accounting pronouncements under US GAAP adopted in the interim consolidated financial statements for the three months ended March 31, 2009 have been reflected on a retrospective basis in this note to the consolidated financial statements.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Consolidated Balance Sheets

The application of US GAAP would have the following impact on Eveready’s consolidated balance sheets as at December 31, 2008 and 2007:

		2008		2007
As at December 31	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Intangible assets	a	46,738	44,260	56,674	54,334
Goodwill	c	23,069	23,069	110,746	121,648
Convertible debentures	b	44,132	48,736	42,244	48,299
Future income taxes	e	10,095	8,314	4,545	3,680
Non-controlling interest	c	2,760	—	3,004	—
Other long-term liabilities	d) iii	—	—	—	1,893
Temporary equity
Non-controlling interest	c	—	13,662	—	13,906
Unitholders’capital	d) i	—	—	—	311,119
Units held under Employee Unit Plan	d) ii	—	—	—	(7,567)
Employee Unit Plan vested	d) iii	—	—	—	578
		—	13,662	—	318,036
Shareholders’capital	d) iv	352,523	102,298	—	—
Unitholders’capital	d) i	—	—	327,991	—
Shares / units held under Employee Unit Plan	d) iv	(11,230)	(1,975)	(13,601)	—
Equity component of convertible debentures	b	8,030	—	8,030	—
Contributed surplus	d) iv	6,941	764	3,688	—
(Deficit) retained earnings	a, b, c, d, e	(143,386)	96,073	(41,246)	(28,691)

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Net (loss) earnings and comprehensive (loss) income

The application of US GAAP would have the following impact on Eveready’s consolidated statements of (loss) earnings and comprehensive (loss) income for the years ended December 31, 2008 and 2007:

Years Ended December 31	Notes	2008	2007
		$	$
(Loss) earnings before non-controlling interest — as reported under Canadian GAAP		(62,617)	14,583
Adjustments under US GAAP:
Research and development expense	a	(139)	(2,256)
Interest	b	1,450	1,264
Stock-based compensation	d) iii	4,391	2,433
Impairment of intangible assets and goodwill	c	(10,902)	—
Income tax effect related to above adjustments	e	915	835
Net (loss) earnings and comprehensive (loss) income — as reported under US GAAP		(66,902)	16,859
Net earnings attributable to non-controlling interest	c	(820)	(957)
Net (loss) earnings and comprehensive (loss) income attributable to Eveready — as reported under US GAAP		(67,722)	15,902
(Loss) earnings per share — basic and diluted — as reported under Canadian GAAP (note 20)		(3.47)	0.80
(Loss) earnings per share attributable to Eveready — basic and diluted — as reported under US GAAP(1)		(3.63)	0.94

Note:

(1)                                  The predominant change in calculating basic and dilutive (loss) earnings per share attributable to Eveready shareholders between Canadian GAAP and US GAAP is the starting component of net (loss) earnings attributable to Eveready as noted in the above reconciliation. In addition under US GAAP, Eveready has calculated its (loss) earnings per share using the two-class method related to both its outstanding units and its Matching Units held by the Employee Unit Plan Trust. Under this method, Eveready’s (loss) earnings per share, as noted above, related to its outstanding units has been reduced by eight cents (2007 — nil cents).

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Consolidated Statements of Cash Flows

The application of US GAAP would have the following impact on Eveready’s consolidated statements of cash flows for the years ended December 31, 2008 and 2007:

		2008		2007
Years Ended December 31	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Cash provided by operating activities	a	62,656	62,517	55,819	53,563
Cash used in investing activities	a	(70,318)	(70,179)	(141,767)	(139,511)
Cash provided by financing activities		5,428	5,428	94,040	94,040

In addition, Canadian GAAP permits a subtotal in the statements of cash flows following the reconciliation of net (loss) earnings and items not affecting cash. This subtotal is not permitted under US GAAP.

Notes to US GAAP reconciliations above

a)                                      Deferred development costs

According to CICA Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under US GAAP, pursuant to Statement of Financial Accounting Standards (“SFAS”) No.2 Accounting for Research and Development Costs, research and development costs are expensed as they are incurred, unless covered by separate standards.

Certain of Eveready’s technology related assets included in intangible assets are under development and meet the appropriate criteria specified under Section 3064 for deferral. However, such development costs are to be expensed when incurred under US GAAP.

b)                                     Convertible debentures

Under CICA Handbook Section 3863 Financial Instruments — Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the contractual arrangement on initial recognition. Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument. US GAAP generally requires convertible debt to be classified as debt on the balance sheet.

Upon issuance of its Debentures, Eveready allocated the $50,000 face value of the Debentures to liability and equity components, proportionately, based on their respective fair values. Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the Debenture. In addition, Eveready applied financing costs to the carrying value of the

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Debentures’ liability and equity components proportionately, in accordance with Section 3863. The costs applied to the Debentures’ liability component are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method. To reconcile to US GAAP, the equity component of the Debentures, including its respective financing costs applied, was reclassified to the liability component. The calculation of interest expense was adjusted to only include the effect of financing costs.

c)                                      Non-controlling interest

In accordance with Canadian GAAP, Eveready has assigned no value to put options associated with the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue’s (note 15). Under US GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force (“EITF”) D-98 Classification and Measurement of Redeemable Securities. Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value. In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted. The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value. The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10,902. In 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

d)                                     Redeemable Fund units (outstanding until December 31, 2008 when replaced with shares)

i)                 The Fund units of Eveready’s predecessor were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled. Eveready’s predecessor also had exchangeable Fund units (“Rollover LP units”) that were designed to be the economic equivalent of Fund units (note 16). Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders’ equity. Under US GAAP, the Fund units and Rollover LP units, which are redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet. The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula. Adjustments to the redemption value of these units are charged or credited to (deficit) retained earnings.

ii)              As described in Note 17, Eveready classified its Matching Units held by the Employee Unit Plan Trust (“Trust”) as a reduction of unitholders’ equity until such time they vest and are transferred to the Employee. Such units held by the Trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP. Under US GAAP, the net units outstanding, being those issued less units held by the Trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to (deficit) retained earnings.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

iii)           Compensation expense for the Employee Unit Plan is measured in accordance with Canadian GAAP based on the fair value of the Matching Units on the grant date and recognized as stock-based compensation expense over the vesting period (note 17). Because the Fund units issued upon vesting of the Matching Units were redeemable, under US GAAP compensation expense for the Employee Unit Plan is to be accounted for as a liability based award. The liability is re-measured, until settlement of the Employee Unit Plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense. The portion of the liability representing the amount of Matching Units vested to Employees is reclassified to temporary equity at the time when the employees are considered, under US GAAP, to assume the risks and rewards of ownership of the units.

Eveready had a Unit Option Plan, which was replaced by the Share Option Plan pursuant to the Conversion (note 2), under which unit options were granted to directors, officers, employees and consultants of Eveready (note 17). Because Fund units issued upon settlement of unit options were redeemable, under US GAAP the unit options are to be accounted for as a liability based award. The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

iv)          Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008. All outstanding Employee Unit Plan Matching Units held by the Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share. Further, participants of the Unit Option Plan were entitled to receive, for the same aggregated consideration, share options for outstanding unit options held at the Conversion date (note 17). In accordance with US GAAP, shareholders’ capital associated with Eveready’s shares is shown within shareholders’ equity and Matching Shares held by the Trust is shown as a reduction of shareholders’ equity. Shareholders’ capital and Matching Shares held by the Trust are measured at their respective temporary equity carrying values immediately prior to the Conversion. The liability based awards associated with the Employee Unit Plan and Share Option Plan are reclassified to contributed surplus and shown within shareholders’ equity. Any temporary equity associated with vested Matching Shares of the Employee Unit Plan is reclassified to shareholders’ capital.

v)             During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in deficit of $230,557, immediately prior to the conversion.

e)                                      Income tax effect related to US GAAP adjustments

The income tax adjustment relates to the income tax effect on the preceding US GAAP adjustments.

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

Recent US GAAP accounting pronouncements issued but not yet adopted

Business Combinations

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No.141R), Business Combinations effective for fiscal years beginning after December 15, 2008. The statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any non-controlling interest in the acquiree, and any goodwill acquired. This statement also establishes certain disclosure requirements, which will enable users of the acquiring company’s financial statements to evaluate the nature and financial effects of its business combinations. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

Non-controlling Interests

In December 2007, the FASB issued SFAS No.160 Non-Controlling Interests in Consolidated Financial Statements — An Amendment of Accounting Research Bulletin No.51 (“SFAS No.160”). This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent. These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value. The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of (loss) earnings and comprehensive (loss) income. SFAS No.160 also establishes standards for a change in a parent’s ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. This statement is effective for fiscal years beginning after December 15, 2008. The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The presentation requirements have been adopted retrospectively in the US GAAP reconciliations above.

Fair Value Measurement

In February 2008, the FASB issued FASB Staff Position SFAS No.157-2, Effective Date of FASB Statement No.157, which delays the effective date of SFAS No.157 Fair Value Measurements, for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

Intangible Assets

In April 2008, the FASB issued FASB Staff Position SFAS No.142-3 Determination of the Useful Life of Intangible Assets (“FSP SFAS No.142-3”) effective for fiscal years beginning after December 15, 2008. FSP SFAS No.142-3 amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No.142 Goodwill and Other Intangible Assets. The intent of FSP SFAS No.142-3 is to improve the consistency between the useful life of a recognized intangible asset and

Eveready Inc.

Notes to the Consolidated Financial Statements (Continued)

(thousands of Canadian dollars, except share and per share amounts)

December 31, 2008

29. United States Generally Accepted Accounting Principles (Continued)

the period of expected cash flows used to measure the fair value of the asset. Eveready has adopted the standard in financial statements issued in subsequent periods with no effect on the US GAAP reconciliation above.

30. Subsequent events

a)                                      Normal course issuer bid

On January 28, 2009, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time, as Eveready considers advisable, its issued and outstanding common shares and Debentures. Pursuant to the normal course issuer bid (“the New Bid”), Eveready may purchase for cancellation up to a maximum of 1,352,305 shares and a maximum of 5,000 Debentures (maximum principal amount of $5,000,000), being approximately 10% of Eveready’s “public float” of issued and outstanding shares and Debentures, respectively. The New Bid commenced January 29, 2009 and will terminate on January 28, 2010 or such earlier time as the New Bid is completed or terminated at Eveready’s option.

b)                                     Renewal of revolving credit facility

In April 2009, Eveready renewed the Revolver for an additional 364 day period with the next renewal date being in April 2010 (note 11). As part of the renewal, the total amount available under the Revolver was slightly reduced to $95,000 from $100,000 previously. If the Revolver is not renewed in April 2010, the outstanding credit facility would be then subject to a 12-month interest only phase followed by a 12-month straight-line amortization period. Concurrent with the renewal, the credit spreads applicable to Eveready’s credit facilities increased by between 200 and 225 basis points. A stand-by fee calculated at a rate of 0.50% per annum also applies to the unused portion of the Revolver (compared to a rate of 0.25% per annum previously).

c)                                      Acquisition of Eveready by Clean Harbors, Inc.

On April 29, 2009, Eveready signed a definitive acquisition agreement (the “Acquisition Agreement”) to be acquired by Clean Harbors, Inc. (“Clean Harbors”). The acquisition is subject to the approval of not less than 66 2/3% of the votes cast by Eveready shareholders and is also subject to regulatory and lender approvals. Under the terms of the Acquisition Agreement, Clean Harbors will acquire 100% of Eveready’s outstanding common shares through a combination of cash and stock. The acquisition is expected to be completed during the third quarter of 2009.

The Acquisition Agreement also provides for the sale, subject to regulatory and lender approvals, of certain assets to Clean Harbors for cash proceeds approximating $53,000 in the event that certain conditions to completing the entire transaction are not met.

If the Acquisition Agreement is terminated under certain circumstances, because of a breach by Eveready of the terms and conditions of the Acquisition Agreement, Eveready could be required to pay an $8,000 termination fee plus reimbursement of certain of Clean Harbors’ expenses, not to exceed $5,000.

31. Comparative figures

Certain of the comparative figures were reclassified from statements previously presented to conform to the current year’s presentation.

Eveready Inc.

Consolidated Balance Sheets

(Unaudited)

As at (thousands of Canadian dollars)	June 30 2009	December 31 2008
	$	$

ASSETS
Current
Cash	4,727	5,858
Accounts receivable	106,916	153,389
Inventory	10,796	11,516
Prepaid expenses and deposits	3,146	3,201
	125,585	173,964

Property, plant and equipment	314,238	330,831
Intangible assets	42,487	46,738
Goodwill	28,450	23,069
Other long-term assets	1,576	1,602

	512,336	576,204

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	47,993	60,705
Distributions payable	—	3,671
Income taxes payable	571	691
Current portion of long-term debt (note 5)	1,500	1,500
Current portion of obligations under capital lease (note 6)	4,821	4,619
Current portion of asset retirement obligations	584	584
	55,469	71,770

Long-term debt (note 5)	168,416	213,363
Obligations under capital lease (note 6)	18,427	18,787
Convertible debentures	45,167	44,132
Asset retirement obligations	2,502	2,419
Future income taxes	10,639	10,095
Non-controlling interest (note 7)	705	2,760
	301,325	363,326

Shareholders’ Equity
Shareholders’ capital (note 8)	352,362	352,523
Shares held under Employee Unit Plan (note 9)	(7,894)	(11,230)
Equity component of convertible debentures	8,030	8,030
Contributed surplus (note 10)	5,617	6,941
Deficit	(147,104)	(143,386)
	211,011	212,878

	512,336	576,204

(see accompanying notes)

Eveready Inc.

Consolidated Statements of (Loss) Earnings and Comprehensive (Loss) Income and Deficit

(Unaudited)

	Six Months Ended
(thousands of Canadian dollars,	June 30	June 30
except per share amounts)	2009	2008
	$	$

Revenue	279,149	327,592
Direct costs	204,790	233,267

Gross profit	74,359	94,325

Expenses
General and administrative	35,943	37,254
Amortization (note 12)	27,761	23,749
Interest (note 12)	8,548	11,161
Stock-based compensation (note 9)	1,413	1,689
Loss (gain) on foreign exchange	673	(91)
(Gain) loss on disposal of property, plant and equipment	(194)	165
Loss on redeemable put option (note 7)	2,687	—
	76,831	73,927

(Loss) earnings before income taxes and non-controlling interest	(2,472)	20,398

Income tax expense (recovery)
Current	555	1,228
Future	501	(1,047)
	1,056	181

(Loss) earnings before non-controlling interest	(3,528)	20,217

Earnings attributable to non-controlling interest	190	275

Net (loss) earnings and comprehensive (loss) income	(3,718)	19,942

Deficit, beginning of period	(143,386)	(41,246)
Distributions	—	(31,442)

Deficit, end of period	(147,104)	(52,746)

(Loss) earnings per share – basic (note 11)	(0.21)	1.09
(Loss) earnings per share – diluted (note 11)	(0.21)	1.08

(see accompanying notes)

Eveready Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30	June 30
(thousands of Canadian dollars)	2009	2008
	$	$
Operating activities
Net (loss) earnings	(3,718)	19,942
Items not affecting cash:
Amortization	27,761	23,749
Stock-based compensation	1,413	1,689
(Gain) loss on disposal of property, plant and equipment	(194)	165
Loss on redeemable put option	2,687	—
Amortization of deferred costs	314	577
Accretion of long-term debt	458	314
Accretion of convertible debentures	1,035	915
Future income taxes	501	(1,047)
Foreign exchange on future income taxes	43	27
Earnings attributable to non-controlling interest	190	275
	30,490	46,606
Asset retirement costs incurred	(20)	(127)
Net change in non-cash operating working capital (note 13)	30,834	(15,169)

Cash provided by operating activities	61,304	31,310

Investing activities
Purchase of property, plant and equipment	(7,044)	(40,361)
Purchase of intangible assets	(443)	(798)
Proceeds on disposal of property, plant and equipment	906	2,448
Other long-term assets - net	(288)	(562)
Business acquisitions (note 7)	(4,593)	—

Cash used in investing activities	(11,462)	(39,273)

Financing activities
Proceeds from issuance of long-term debt	25,393	52,891
Repayment of long-term debt	(71,064)	(49,761)
Proceeds from sale-leasebacks (note 6)	2,352	7,997
Repayment of obligations under capital lease	(2,549)	(2,264)
Distribution of non-controlling interest	(1,387)	—
Distributions	(3,671)	(3,475)
Repurchase of shares for cancellation	(47)	(141)
Proceeds from share options exercised	—	29
Collection of employee share purchase loans receivable	—	4

Cash (used in) provided by financing activities	(50,973)	5,280

Net change in cash	(1,131)	(2,683)
Cash, beginning of period	5,858	8,092

Cash, end of period	4,727	5,409

Supplemental cash flow information (note 13)

(see accompanying notes)

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

1.              Nature of operations and significant accounting policies

Eveready Inc. (“Eveready” or the “Company”) was incorporated on October 27, 2008 under the laws of the Province of Alberta.  The business of Eveready, held in its subsidiaries and limited partnerships, provides industrial maintenance and oilfield production services to the energy, resource, and industrial sectors.  Eveready was formed pursuant to the provisions of the Business Corporations Act (Alberta) to participate in a plan of arrangement involving, among others, Eveready’s predecessor Eveready Income Fund (the “Fund”), Eveready and the securityholders of the Fund (the “Conversion”).  Effective December 31, 2008, the Conversion restructured the Fund from an unincorporated open-ended mutual fund trust to Eveready Inc., a publicly listed corporation (note 2).

Eveready’s operations traditionally follow a seasonal pattern, with revenue and earnings being higher in the quarter ending March 31st and lower in the quarter ending June 30th, compared to the other quarters of the year.  Due to this seasonality, interim earnings reported for the six months ended June 30, 2009 may not be reflective of earnings on an annual basis.

These interim consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (“GAAP”) and are presented in Canadian dollars rounded to the nearest thousand ($000), except where otherwise indicated.  Except as described in note 3 below, these interim consolidated financial statements have been prepared following the same accounting policies and application methods as those disclosed in Eveready’s annual consolidated financial statements for the year ended December 31, 2008.  Because the disclosures provided in these interim consolidated financial statements do not conform in all respects with GAAP for annual financial statements, these interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2008.

2.              Corporate conversion

As a result of the Conversion completed on December 31, 2008, unitholders of the Fund received one common share (“share”) of Eveready for each five units of the Fund.   Eveready assumed the assets and liabilities previously held, directly or indirectly, by the Fund.  All of the covenants and obligations of the Fund in respect of the outstanding convertible unsecured subordinated debentures (the “Debentures”) were also assumed by Eveready.

The Conversion was accounted for as a continuity of interests of the Fund since there was no change of control and since Eveready continues to operate the business of the Fund.  These interim consolidated financial statements reflect Eveready as a corporation subsequent to December 31, 2008 and as Eveready Income Fund prior thereto.  All references to “shares” refer collectively to Eveready’s shares on and subsequent to December 31, 2008 and to Fund units prior to the Conversion.  All references to “shareholders” refer collectively to holders of Eveready’s shares on and subsequent to December 31, 2008 and to Fund unitholders prior to the Conversion.  References to the “Share Option Plan” should be read as references to the “Unit Option Plan” for all periods prior to December 31, 2008.  References to “Matching Shares” or “Shares” under the Employee Unit Plan should be read as references to “Matching Units” or “Units” under the Employee Unit Plan for all periods prior to December 31, 2008.  In addition, references to “stock-based compensation” under the Stock Option Plan and Employee Unit Plan should be read as references to “unit-based compensation” under the Unit Option Plan and Employee Unit Plan, respectively, for all periods prior to December 31, 2008.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

3.              New accounting policy

Effective January 1, 2009, Eveready adopted the new recommendations of the Canadian Institute of Chartered Accountants (“CICA”) under CICA Handbook Section 3064 Goodwill and Intangible Assets.  This Section applies to interim and annual financial statements relating to fiscal years beginning on or after October 31, 2008.

Section 3064 supersedes Sections 3062 Goodwill and Other Intangible Assets and 3450 Research and Development Costs.  This new accounting standard provides additional guidance on when expenditures qualify for recognition as intangible assets and requires that costs be deferred only when relating to an item meeting the asset definition.  Upon adoption of this section retrospectively, Eveready reclassified $4,755 of certain software and technology assets from property, plant and equipment to intangible assets in both the current and comparative periods.  The retrospective adoption of the section had no impact on Eveready’s opening equity or net earnings and comprehensive income in any of the periods presented.

4.              Recent accounting pronouncements issued but not yet adopted

International Financial Reporting Standards

In February 2008, the Canadian Accounting Standards Board (AcSB) confirmed that Canadian public enterprises will need to adopt International Financial Reporting Standards (IFRS) in 2011.  Eveready would adopt IFRS as the basis for preparing its consolidated financial statements effective January 1, 2011, with the quarter ending March 31, 2011 being the first set of consolidated financial statements prepared under IFRS.  Comparative data for the quarter ending March 31, 2010 would also be presented on an IFRS basis, including an opening balance sheet as at January 1, 2010.

CICA Section 1582 Business Combinations

In January 2009, the CICA, in the pursuit of aligning with IFRS, issued Handbook Section 1582 Business Combinations, which is mostly converged with International Financial Reporting Standard 3, Business Combinations.  This section supersedes Section 1581 Business Combinations and establishes principles and requirements for recognizing, measuring and disclosing business combinations under the acquisition method.  Section 1582 is to be applied prospectively for all business combinations for which the acquisition date is on or after January 1, 2011, with earlier adoption allowed.  There would be no impact to Eveready’s accounting for business acquisitions preceding the adoption of this Section.

CICA Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests

In January 2009, the CICA issued Section 1601 Consolidated Financial Statements and Section 1602 Non-controlling Interests which together supersede Section 1600 Consolidated Financial Statements.  Section 1601 establishes standards for preparation of consolidated financial statements.  Section 1602 establishes standards for accounting for non-controlling interests in consolidated financial statements subsequent to a business combination.  Section 1602 is the Canadian equivalent to International Accounting Standards 27 Consolidated and Separate Financial Statements.  As a result of adopting Section 1602, Eveready’s non-controlling interests would be reclassified in its consolidated balance sheet from long-term liabilities to a separate component of shareholders’ equity.  Net earnings would be calculated without deducting non-controlling interest but would be allocated on the face of the Consolidated Statement of Earnings between controlling and non-controlling interests.

These new accounting standards are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011, with earlier adoption allowed.

5.              Long-term debt

Eveready’s long-term debt relates to credit facilities of $245,000 with a syndicate of lenders led by the Canadian Imperial Bank of Commerce.  The credit facilities consist of a $95,000 revolving, renewable credit facility and a $150,000 term loan.  Amounts borrowed under these credit facilities bear interest, at Eveready’s option, at bank prime or bankers’ acceptance rates, plus a credit spread based on a sliding scale, which is determined by the ratio of funded senior debt to earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

5.     Long-term debt (continued)

The revolving credit facility (“Revolver”) requires payments of interest only and is renewable annually, subject to Eveready’s and the lending syndicate’s consent.  In April 2009, the Revolver was renewed for an additional 364 day period.  As part of the renewal, the total amount available under the Revolver was slightly reduced to $95,000 from $100,000.  In addition, the stand-by fee calculated on the unused portion of the Revolver increased to a rate of 0.50% per annum from 0.25% per annum previously.  If the Revolver were not renewed in April 2010, the outstanding credit facility is subject to a 12-month interest-only phase, followed by a 12-month straight-line amortization period. As a result, the Revolver is classified as long-term debt in these interim consolidated financial statements.  The term loan (“Term”) continues to require fixed monthly payments of $125 and a balloon payment of $142,500 due May 2012.  Eveready may prepay all or part of the term loan at any time, subject to the payment of a breakage fee.  Concurrent with the renewal, the credit spreads applicable to Eveready’s credit facilities increased by between 200 and 225 basis points.

The credit facilities are collateralized by substantially all of Eveready’s assets, including Eveready’s accounts receivable, inventory, and property, plant and equipment.  At June 30, 2009, the carrying amount of Eveready’s assets was $512,336 and the stated interest rate on the credit facilities was 5.15% (December 31, 2008 - 5.21%).

For the six months ended June 30, 2009, total interest expense recognized under Eveready’s credit facilities was $5,188 (2008 - $7,774).  Eveready’s long-term debt consists of the following components:

As at	June 30 2009	December 31 2008
	$	$

Revolver	25,675	70,282
Term	146,750	147,500
	172,425	217,782
Less: unamortized transaction costs	(2,509)	(2,919)
	169,916	214,863
Less: current portion of long-term debt	(1,500)	(1,500)

	168,416	213,363

The credit facilities contain financial covenants, including, but not limited to, a working capital ratio, a fixed charge coverage ratio, funded debt to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) ratios, and a minimum net worth, each calculated on a quarterly basis.  Eveready was in compliance with all financial covenants under this agreement at June 30, 2009.

If the Revolver were not renewed (the next renewal date is April 23, 2010) and Eveready were not able to refinance this credit facility with another lender, the required minimum principal repayments on the credit facilities at June 30, 2009 were as follows:

Amount
$

2010	1,500
2011	5,779
2012	165,146
2013	—
2014	—

172,425

Subsequent to June 30, 2009, Eveready drew an additional $10,000 under its Revolver.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

6.              Obligations under capital lease

Obligations under capital lease substantially relate to industrial lodging facilities.  These obligations bear interest at prime plus 0.25% per annum and are repayable in monthly blended principal and interest payments of $435.  Maturing at dates ranging from August 2012 to September 2015, these obligations may be repaid in full without penalty two years after lease inception.  At June 30, 2009, the stated rate of interest was 2.50% (December 31, 2008 - 3.75%).

During the six months ended June 30, 2009, Eveready financed truck, trailer and support equipment through sale-leasebacks of $2,352.  This new obligation will mature in February 2014 and is collateralized by the respective equipment acquired.  All of Eveready’s obligations under capital lease are collateralized by equipment with a $28,494 net book value at June 30, 2009 (December 31, 2008 - $26,946).  For the six months ended June 30, 2009, interest expense related to all obligations under capital lease was $452 (2008 - $679).

Future minimum lease payments required over the next five years and thereafter (12 month periods ending on June 30th) for all obligations under capital lease are as follows:

Amount
$

2010	6,109
2011	5,976
2012	5,822
2013	4,976
2014	2,939
Thereafter	921
Total minimum lease payments	26,743
Less: amounts representing imputed interest at rates ranging from 2.50% to 15.00%	(3,495)
Balance of obligations under capital lease	23,248
Less: current portion of obligations under capital lease	(4,821)

18,427

7.              Non-controlling interest

At June 30, 2009, Eveready’s non-controlling interest consists of the 20% non-controlling interests vendors retained in the acquisitions of Bullseye Directional Drilling group of companies (“Bullseye”) and Rodrigue’s Directional Drilling group of companies (“Rodrigue’s”) in 2006.  In connection with the acquisitions of these subsidiaries, Eveready also entered into a mutual option agreement with the vendors.  These agreements provide Eveready a call option to acquire the remaining 20% non-controlling interest and provide the vendors a put option to sell the remaining 20% non-controlling interest to Eveready, exercisable at any time after August 31, 2009 and November 30, 2009 for the Bullseye, and Rodrigue’s vendors, respectively.

In April 2009, the mutual option agreement associated with the non-controlling interest retained in the original acquisition of Red Deer Directional Boring Ltd. (“RDDB”) in 2006, was amended and the related put option exercised.  As a result of the amendment, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $9,021.  Of the total purchase price, $4,593 was paid in cash during the six months ended June 30, 2009 with the remaining balance to be settled in cash through four equal monthly installments of $1,107.  At the time the related put option was exercised, the fair value of the 20% non-controlling interest held was less than the purchase price pursuant to the put option exercised.  As a result, Eveready recognized a loss on redeemable put option of $2,687 for the RDDB, Bullseye and Rodrique’s put options.  Goodwill of $5,381 associated with the additional interest acquired was also recognized with no further adjustment to carrying value of the assets and liabilities at the date the put option was exercised.  The goodwill recognized is preliminary and will remain preliminary until Eveready completes a final evaluation of its purchase price allocation.  Of the goodwill acquired, none is deductible for income tax purposes.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

7.     Non-controlling interest (continued)

The exercise price for the remaining options not yet exercised is based on a formula designed to estimate the fair value of the non-controlling interest at the time the option is exercised.  Using this formula, the calculated value pursuant to the put and call options approximated $4,386 at June 30, 2009, which would be settled at Eveready’s discretion, in either cash or by issuing shares.  The number of shares to issue will be determined by a deemed price per share, which equals the 10 day weighted average trading price of the shares on the Toronto Stock Exchange on the day immediately preceding the date of notice of exercise of the put or call option.  The payment of cash or shares must be settled within 367 days from the date of the notice of exercise of the remaining put or call options.

Eveready recorded the following activity during the year:

Six Months Ended	June 30 2009
$

Non-controlling interest, beginning of year	2,760
Distributions to non-controlling interest holders	(1,387)
Earnings attributable to non-controlling interest	190
Exercise of RDDB put option	(858)

705

8.              Shareholders’ capital

Authorized - Unlimited number of voting common shares without nominal or par value Authorized - Unlimited number of preferred shares	Number of shares	Amount
		$

Issued - common shares
Balance as at December 31, 2008	18,355,543	352,523

Activity during the six months ended June 30, 2009:
Shares repurchased and cancelled	(8,388)	(161)

Balance as at June 30, 2009	18,347,155	352,362

Normal course issuer bid

On January 28, 2009, Eveready received regulatory approval from the Toronto Stock Exchange to purchase for cancellation, from time to time, as Eveready considers advisable, its issued and outstanding common shares and Debentures.  Pursuant to the normal course issuer bid (“the Bid”), Eveready may purchase for cancellation up to a maximum of 1,352,305 shares and a maximum of 5,000 Debentures (maximum principal amount of $5,000,000), being approximately 10% of Eveready’s “public float” of issued and outstanding shares and Debentures, respectively.  The Bid commenced January 29, 2009 and will terminate on January 28, 2010 or such earlier time as the Bid is completed or terminated at Eveready’s option.  No shares or Debentures were repurchased under the Bid during the six months ended June 30, 2009.

During the six months ended June 30, 2009, Eveready repurchased and cancelled 8,388 shares under its previous normal course issuer bid, which commenced January 29, 2008 and terminated on January 28, 2009.  The shares were repurchased at an average cost of $5.57 per share for total cash consideration of $47.  Shareholders’ capital was reduced by the stated value of the shares amounting to $161 with the excess over the total cash consideration being credited to contributed surplus (note 10).

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

9.              Employee Unit Plan and Share Option Plan

Employee Unit Plan

During the six months ended June 30, 2009, stock-based compensation expense of $1,313 (2008 - $1,398) was recognized pursuant to the Employee Unit Plan (the “Plan”) with an offsetting credit to contributed surplus (note 10).

The following table summarizes changes in the number of Matching Shares held under the Plan during the period:

Six Months Ended June 30, 2009	Number of shares	Amount
		$

Balance of Matching Shares, beginning of period	355,830	11,230
Vested Matching Shares transferred to participants	(80,792)	(2,550)
Vested “in-kind” distributions on Matching Shares transferred to participants	(24,911)	(786)

Balance of Matching Shares, end of period	250,127	7,894

The fair value of the Matching Shares held by the Plan at June 30, 2009 was $2,701.  At June 30, 2009, 148,914 Matching Shares with a fair value of $1,608 were provided as collateral against outstanding BMO Bank of Montreal share purchase loans owing by certain Employees.  These loans were issued in connection with Employees’ participation in the Plan.  The collateralized Matching Shares can be drawn upon by the bank if the Employee were to default on the debt obligation and the Employee’s shares were not sufficient to cover the outstanding loan balance.

Subsequent to June 30, 2009, Eveready provided guarantees over outstanding BMO Bank of Montreal share purchase loans owing by certain Employees (note 19).

Share Option Plan

Eveready recorded the following share option activity during the six months ended June 30, 2009:

	Number of share options	Weighted average exercise price
		($)

Opening balance share options outstanding as at January 1, 2009	174,000	18.09

Activity during the six months ended June 30, 2009:
Share options forfeited or cancelled	(8,000)	(19.15)

Share options outstanding as at June 30, 2009	166,000	18.04

Share options exercisable as at June 30, 2009	71,800	18.56

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

9.              Employee Unit Plan and Share Option Plan (continued)

The following summarizes the outstanding and exercisable share options at June 30, 2009:

Outstanding			Exercisable
Weighted average exercise price ($)	Number of share options	Weighted average life remaining (years)	Weighted average exercise price ($)	Number of share options

17.205	122,000	3.75	17.205	48,800
18.926	30,000	3.75	18.926	12,000
20.455	5,000	3.83	20.455	2,000
25.000	9,000	1.42	25.000	9,000

18.036	166,000	3.63	18.560	71,800

During the six months ended June 30, 2009, stock-based compensation expense of $100 (2008 - $291) was recognized pursuant to Eveready’s Share Option Plan with an offsetting credit to contributed surplus (note 10).

The aggregate number of shares reserved for issuance pursuant to the above compensation plans shall not exceed 10% of the outstanding shares of Eveready from time to time.

10.       Contributed surplus

Six Months Ended	June 30 2009
$

Balance, beginning of period	6,941
Stock-based compensation expense (note 9)	1,413
Matching Shares transferred to participants pursuant to the Employee Unit Plan (note 9)	(2,851)
Shares cancelled pursuant to normal course issuer bid (note 8)	114

Balance, end of period	5,617

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

11.       (Loss) earnings per share

	Six Months Ended
	June 30 2009	June 30 2008(1)
	$	$

Net (loss) earnings (numerator for basic earnings per share)	(3,718)	19,942
Interest - convertible debentures	—	2,665
Numerator for diluted earnings per share	(3,718)	22,607

Basic weighted average number of shares	18,096,642	18,349,594
Dilutive effect of outstanding share options	—	5,527
Dilutive effect of convertible debentures	—	2,547,899
Diluted weighted average number of shares	18,096,642	20,903,020

(Loss) earnings per share - basic	(0.21)	1.09
(Loss) earnings per share - diluted	(0.21)	1.08

Note:                   (1)   Comparative share and per share amounts for the six months ended June 30, 2008 were restated to reflect the dilutive effect of the December 31, 2008 Conversion consolidation adjustment, in which each five units were exchanged for one share.

Units issued pursuant to Eveready’s “in-kind” distributions declared in the first and second quarters of 2008 were deemed to be outstanding at the beginning of the comparative period presented for purposes of calculating basic per share amounts.  Similarly as a result of the Conversion (note 2), the consolidation of each five units into one share was deemed to be outstanding at the beginning of the comparative period presented for purposes of calculating basic per share amounts.  Unvested Matching Shares held by the Employee Unit Plan are not treated as outstanding for purposes of calculating basic per share amounts.

For the six months ended June 30, 2009, the convertible debentures and outstanding share options had no dilutive effect on loss per share.  For the six months ended June 30, 2008, diluted per share amounts included the dilutive effect of outstanding share options and convertible debentures.  The unvested Matching Shares held by the Employee Unit Plan did not have a dilutive effect on (loss) earnings per share during any of the periods presented.

12.       Supplemental expense information

a)     Amortization

	Six Months Ended
	June 30 2009	June 30 2008
	$	$

Amortization of property, plant and equipment	21,753	17,938
Amortization of assets under capital lease	1,219	1,171
Amortization of intangible assets	4,686	4,564
Accretion on asset retirement obligations	103	76

	27,761	23,749

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

12.  Supplemental expense information (continued)

b)    Interest

	Six Months Ended
	June 30 2009	June 30 2008
	$	$

Interest - long-term debt	5,188	7,774
Interest - obligations under capital lease	452	679
Interest - convertible debentures	2,784	2,665
Interest - other	124	43

	8,548	11,161

13.       Supplemental cash flow information

a)     Changes in non-cash operating working capital:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$

Accounts receivable	46,473	(13,831)
Inventory	720	1,038
Prepaid expenses and deposits	103	(205)
Accounts payable and accrued liabilities	(16,342)	(2,760)
Income taxes recoverable / payable	(120)	589

	30,834	(15,169)

b)     Non-cash investing and financing activities:

•                  During the six months ended June 30, 2009, Eveready acquired $41 (2008 - $633) of equipment through obligations under capital lease (note 6); and

•                  During the comparative six months ended June 30, 2008, distributions of $31,442 owing to unitholders, were settled by issuing units.

c)     Income taxes and interest paid:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$

Income taxes paid	677	625
Interest paid	7,663	9,728

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14.       Segmented reporting

Eveready operates in three business segments, segregated based on the types of services provided.  These segments include: industrial maintenance and production services; lodging services; and exploration services.  In total, Eveready provides over 80 different services to its customers.  With such a wide range of services, it is impractical to provide a revenue breakdown of each service provided.

The industrial maintenance and production services segment serves a variety of customers in the energy, resource, and industrial sectors.  They include, among other services, catalyst handling, chemical cleaning and decontamination, decoking and pigging, directional boring, disposal well services, fluid hauling, filters and filtration services, flush-by and coil tubing, high and ultra-high pressure water blasting, hot oiling, hydro-excavation, industrial health services, landfill solid waste disposal, mechanical dewatering and dredging, pressure testing, rental, sale, and supply of a wide variety of oilfield equipment, safety training and services, steam cleaning, tank cleaning, waste hauling, and wet and dry vacuuming.

Eveready’s lodging services segment consists of industrial lodges and drill camp accommodations.

Eveready’s exploration services segment supports exploration programs for oil and gas companies.  Services include geospatial data imaging, heli-portable and track drilling, land development, line clearing, and seismic surveying.

Accounting policies for each of these business segments are the same as those disclosed in Eveready’s annual consolidated financial statements for the year ended December 31, 2008, except as explained in note 3 to these interim consolidated financial statements.  General and administrative expenses directly related to the three business segments are included as operating expenses for those segments.  There are no significant inter-segment revenues.  Segment contribution represents earnings before income taxes and non-controlling interest for each business segment prior to unallocated items.  Eveready uses segment contribution as a key measure to analyze the financial performance of its business segments.

In the first quarter of 2009, Eveready revised its business segment composition and related disclosure to include three reportable segments to more appropriately classify the range of services Eveready offers its customers.  Previously, Eveready disclosed four reportable segments.  The comparative figures have been reclassified to conform to the new presentation.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14.     Segmented reporting (continued)

Selected financial information by reportable segment is disclosed as follows:

Six Months Ended June 30, 2009	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$

Revenue	235,853	24,789	18,507	279,149
Amortization	16,099	3,201	3,775	23,075
Loss on redeemable put option	2,687	—	—	2,687
Segment contribution	9,343	7,584	(374)	16,553
Unallocated items:
Corporate costs				5,118
Amortization of intangible assets				4,686
Interest				8,548
Loss on foreign exchange				673
Loss before income taxes and non-controlling interest				(2,472)

Capital expenditures	4,440	1,128	1,517	7,085
Acquisition of goodwill	5,381	—	—	5,381

Six Months Ended June 31, 2008	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$

Revenue	262,942	34,256	30,394	327,592
Amortization	13,828	2,527	2,830	19,185
Segment contribution	23,696	13,941	3,491	41,128
Unallocated items:
Corporate costs				5,096
Amortization of intangible assets				4,564
Interest				11,161
Gain on foreign exchange				(91)
Earnings before income taxes and non-controlling interest				20,398

Capital expenditures	34,331	3,699	2,964	40,994

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

14. Segmented reporting (continued)

Selected balance sheet information by reportable segment is disclosed as follows:

As at June 30, 2009	Industrial maintenance and production services	Lodging services	Exploration services	Consolidated
	$	$	$	$

Property, plant and equipment	227,054	58,268	28,916	314,238
Intangible assets	33,826	6,485	2,176	42,487
Goodwill	5,381	23,069	—	28,450
Total assets	373,777	96,246	42,313	512,336

As at December 31, 2008

Property, plant and equipment	238,712	60,902	31,217	330,831
Intangible assets	37,165	6,775	2,798	46,738
Goodwill	—	23,069	—	23,069
Total assets	409,246	109,382	57,576	576,204

Eveready’s operations are conducted in the following geographic locations:

	Six Months Ended
	June 30 2009	June 30 2008
	$	$

Revenue
Canada	246,916	297,347
United States and international	32,233	30,245

	279,149	327,592

As at	June 30 2009	December 31 2008
	$	$

Property, plant and equipment, intangible assets, and goodwill
Canada	360,299	373,434
United States and international	24,876	27,204

	385,175	400,638

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

15.       Related party transactions

a)              During the six months ended June 30, 2009, Eveready incurred professional fees of $328 (2008 - $160) from a partnership of which an Eveready officer is a partner;

b)             During the six months ended June 30, 2009, Eveready incurred professional fees of $102 (2008 - $116) from a partnership of which an Eveready director is a partner;

c)              Included in general and administrative expenses for the six months ended June 30, 2009 are occupancy costs of $1,211 (2008 - $905) paid to companies controlled or influenced by certain officers and/or directors of Eveready;

d)             During the six months ended June 30, 2009, Eveready incurred equipment rental and repair costs of $97 (2008 - $125) from companies controlled or influenced by certain officers and/or directors of Eveready;

e)              During the six months ended June 30, 2009, Eveready earned service revenue of $110 (2008 - $1,220) from companies controlled or influenced by certain officers and/or directors of Eveready;

f)                During the comparative six months ended June 30, 2008, Eveready acquired service equipment of $1,745 from a company controlled by an Eveready officer; and

g)             During the comparative six months ended June 30, 2008, Eveready disposed of property, plant and equipment for proceeds of $233 to a company influenced by an Eveready director.

As at June 30, 2009, outstanding amounts collectible from or owing to related parties included accounts receivable of $52 (December 31, 2008 - $2,178) and accounts payable and accrued liabilities of $321 (December 31, 2008 - $550).  Except for item ‘g’ above, all transactions occurred in the normal course of operations and were measured at their exchange amounts, which were established and agreed to as consideration by the related parties.  The proceeds received on disposal of property, plant and equipment were measured at the disposed asset’s carrying amount, which also equalled its exchange amount.

16.       Capital management

Eveready’s overall capital management objectives are: (i) to finance its operations and growth strategies; and (ii) to limit risk to an acceptable level to maximize shareholder value.  To accomplish these objectives, Eveready uses a combination of debt and equity.  The mix of each component is reviewed and adjusted appropriately as changes in economic conditions arise.  This capital mix is also regularly monitored to ensure all externally imposed capital requirements on Eveready’s debt, such as certain financial covenants, are maintained.

Capital is defined by Eveready to include all funded debt (long-term debt, obligations under capital lease, convertible debentures, and the current portions of long-term debt and obligations under capital lease) and shareholders’ equity.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

16.       Capital management (continued)

The calculations of funded debt and total capital are as follows:

As at	June 30 2009	December 31 2008
	$	$

Current portion of long-term debt	1,500	1,500
Current portion of obligations under capital lease	4,821	4,619
Long-term debt	168,416	213,363
Obligations under capital lease	18,427	18,787
Convertible debentures	45,167	44,132

Funded debt	238,331	282,401
Shareholders’ equity	211,011	212,878

Total capital	449,342	495,279

Under its long-term credit facilities, Eveready must operate in the normal course of business while managing a number of financial covenants on a quarterly basis.  These covenants include, but are not limited to, a fixed charge coverage ratio, funded debt to EBITDA ratios, and a minimum net worth, each of which are calculated on a trailing twelve-month basis and adjusted on a pro-forma basis for certain business acquisitions.  The definition of these measures are in accordance with the lending agreement and are calculated based on the lender’s interpretation, which may not be equal to individual financial statement figures presented in these interim consolidated financial statements.

The following summarizes the financial covenants calculated in accordance with the lending agreement:

	June 30, 2009		December 31, 2008
As at	Required	Actual	Required	Actual

Fixed charge coverage ratio	> 1.50	2.68	> 1.50	3.07
Funded senior debt to EBITDA	< 2.50	2.19	< 2.50	2.24
Funded debt to EBITDA	< 3.00	2.70	< 3.00	2.66
Minimum net worth	>$ 176,861	$227,728	>$ 170,636	$233,941

Eveready’s capital management objectives and evaluation measures have remained unchanged over the periods presented.  Eveready has no externally imposed restrictions or limitations on its equity for any of the periods presented.  As at June 30, 2009, Eveready was in compliance with all externally imposed capital requirements on its debt.

17.       Financial instruments

a)              Fair value

The carrying amounts of cash, accounts receivable, and accounts payable and accrued liabilities approximate their fair values given the short-term maturity of these instruments.  The carrying values of the current and long-term portions of debt approximate fair value because the applicable interest rates on these liabilities are based on variable prevailing market rates.

The fair value of financial instruments actively traded in markets is determined by reference to current market value as at the balance sheet date.  For financial instruments not traded in an active market, Eveready uses a discounted cash flow valuation technique.  In applying the discounted cash flow valuation technique, Eveready estimates a current market interest rate for the same or similar financial instrument.  If the credit quality of similar instruments is undeterminable, Eveready will assume no changes in the credit quality have taken place.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17.       Financial instruments (continued)

The estimated fair value of Eveready’s Debentures at June 30, 2009 was $49,500 compared to its carrying value of $45,167 (December 31, 2008 - fair value of $35,750 compared to carrying value $44,132).  The fair value of the Debentures was determined by reference to their current market value as at June 30, 2009.  As the convertible debentures are other financial liabilities and are measured at amortized cost, no gain or loss has been recognized in net (loss) earnings relating to the difference between the Debentures’ fair value and carrying value.

b)             Credit risk

By granting credit sales to customers, it is possible these entities, to which Eveready provides services, may experience financial difficulty and be unable to fulfill their obligations.  A substantial amount of Eveready’s revenue is generated from customers in the oil and gas industry.  This results in a concentration of credit risk from customers in this industry.  A significant decline in economic conditions within this industry would increase the risk customers could experience financial difficulty and be unable to fulfill their obligations to Eveready.  Eveready’s exposure to credit risk arising from granting credit sales is limited to the carrying value of accounts receivable.  Eveready’s revenues are normally invoiced with payment terms of 30 days.  However in Eveready’s industry, customers typically pay invoices within 30 to 90 days.  At June 30, 2009, $51,671 (December 31, 2008 - $93,460) of Eveready’s gross receivables were over 30 days.  The average time to collect Eveready’s outstanding accounts receivable was approximately 83 days at June 30, 2009 (December 31, 2008 - 86 days).

Included in the carrying value of accounts receivable at June 30, 2009 was $5,569 or 5% of total accounts receivable owing from one customer.  Approximately $5,200 of this amount has been outstanding for more than 90 days skewing Eveready’s average time to collect its outstanding accounts receivable as indicated above.  Eveready expects to collect the outstanding balance in the second half of 2009.

At June 30, 2009, no outstanding customer balance represented more than 10% of total accounts receivable.

With uncertainties arising from a decline in overall economic conditions and reduced levels of activity in the oil and gas industry, Eveready’s exposure to credit risk from its customers has increased during the first six months of 2009.  Eveready mitigates its credit risk by assessing the credit worthiness of its customers on an ongoing basis.  Eveready also closely monitors the amount and age of balances outstanding.  Eveready establishes a provision for bad debts based on specific customers’ credit risk, historical trends, and other economic information.  For the six months ended June 30, 2009, all customer balances provided as bad debts were specifically identified.  Eveready recorded the following activity in its allowance for doubtful accounts during the six months ended June 30, 2009:

Six Months Ended	June 30 2009
$

Balance, beginning of period	4,862
Provision for bad debts, net of recoveries	1,533
Amounts written off as uncollectible	(1,343)

Balance, end of period	5,052

Eveready is also exposed to credit risk associated with its guarantees.  Eveready’s maximum exposure to such guarantees is the same as disclosed in Eveready’s annual consolidated financial statement for the year ended December 31, 2008 except for a $242 reduction in third party financings guaranteed by Eveready.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17.       Financial instruments (continued)

c)     Liquidity risk

Eveready’s exposure to liquidity risk is dependant on the collection of accounts receivable and the ability to raise funds to meet purchase commitments and financial obligations and to sustain operations.  Eveready controls its liquidity risk by managing its working capital, cash flows, and by monitoring the availability of its borrowing facilities.

At June 30, 2009, Eveready’s contractual obligations for the next five years (12 month periods ending on June 30th) and thereafter are as follows:

$ in thousands	2010	2011	2012	2013	2014	Thereafter	Total

Long-term debt (note 5)	1,500	5,779	165,146	—	—	—	172,425
Obligations under capital lease (including imputed interest)(note 6)	6,109	5,976	5,822	4,976	2,939	921	26,743
Convertible debentures (note 19)	—	50,000	—	—	—	—	50,000
Asset retirement obligations	584	—	533	—	—	1,969	3,086
Operating leases	15,515	9,315	4,319	2,301	1,329	2,633	35,412

Total	23,708	71,070	175,820	7,277	4,268	5,523	287,666

The table above presents the minimum principal repayments required on the Revolver if it were not renewed (the next renewal date is April 23, 2010) and Eveready were not able to refinance this credit facility with another lender.  In addition to the contractual obligations above, Eveready is also subject to commitments under certain mutual option agreements (note 7).

The estimated timing and amount of Eveready’s asset retirement obligations could change in the future or could be incurred in different periods from those indicated above.  The Debentures’ repayment noted above is based on the principal amount of $50,000 and the respective maturity date of June 30, 2011.  Upon the occurrence of a change of control over Eveready, each Debentureholder may require Eveready to repurchase, within 30 days following the notice of the change of control, the whole or any part of such holder’s Debentures at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of change of control.  As such, the estimated timing and amount of the Debentures’ repayment could change in the future if a change of control were to occur (note 19).

d)             Interest rate risk

Eveready’s cash flow is exposed to changes in interest rates on its long-term debt and obligations under capital lease, which bear interest based on variable rates.  The cash flow required to service these financial liabilities will fluctuate as a result of changes in market interest rates.  Based on Eveready’s outstanding long-term debt and obligations under capital lease at June 30, 2009, a 100 basis point increase or decrease in market interest rates would impact Eveready’s annual interest expense by approximately $1,930.  Eveready has not entered into any derivative agreements to mitigate this risk.

Eveready is also exposed to interest rate price risk on its convertible debentures, which incur fixed interest payments.  The discount rate used in determining the fair value of the convertible debentures’ future cash flows will fluctuate as a result of changes in market interest rates available to Eveready for the same or similar instrument.  As at June 30, 2009 assuming a 100 basis point change in market interest rates, the fair value of the convertible debentures could change by $907.

Eveready’s other financial instruments are not exposed to interest rate risk.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

17.       Financial instruments (continued)

e)              Foreign currency risk

Eveready is primarily exposed to foreign currency fluctuations in relation to its US and international operations.   Therefore, there is risk of earnings fluctuations arising from changes in and the degree of volatility of foreign exchange rates arising on foreign monetary assets and liabilities.  Although the majority of Eveready’s operations are in Canada, Eveready continues to expand its operations outside Canada, which increases its exposure to foreign currency risk.  During the six months ended June 30, 2009, Eveready incurred a loss on foreign exchange of $673 (2008 - gain on foreign exchange of $91).  Based on Eveready’s monetary assets and liabilities held in its US operations at June 30, 2009, a five percent increase or decrease in exchange rates would impact Eveready’s annual foreign exchange loss (gain) by approximately $625.  Eveready does not currently use derivative financial instruments to reduce its exposure to foreign currency risk.

18.       United States Generally Accepted Accounting Principles

These interim consolidated financial statements have been prepared in accordance with Canadian GAAP (note 1), which in most respects conform to generally accepted accounting principles in the United States (“US GAAP”).  Any differences in accounting principles between Canadian GAAP and US GAAP to Eveready are not material, except as described below.  The following adjustments reflect measurement differences only and do not reflect any differences in disclosures existing between Canadian GAAP and US GAAP.

Consolidated Balance Sheets

The application of US GAAP would have the following impact on Eveready’s consolidated balance sheets as at June 30, 2009 and December 31, 2008:

		June 30, 2009		December 31, 2008
As at	Notes	Canadian GAAP (As reported)	US GAAP	Canadian GAAP (As reported)	US GAAP
		$	$	$	$
Intangible assets	a	42,487	39,899	46,738	44,260
Goodwill	c	28,450	23,069	23,069	23,069
Convertible debentures	b	45,167	48,969	44,132	48,736
Future income taxes	e	10,639	8,975	10,095	8,314
Non-controlling interest	c	705	—	2,760	—

Temporary equity
Non-controlling interest	c	—	4,578	—	13,662

Shareholders’ capital	d) iv	352,362	102,251	352,523	102,298
Shares held under Employee Unit Plan	d) iv	(7,894)	(1,388)	(11,230)	(1,975)
Equity component of convertible debentures	b	8,030	—	8,030	—
Contributed surplus	d) iv	5,617	386	6,941	764
(Deficit) retained earnings	a, b, c, d, e	(147,104)	95,781	(143,386)	96,073

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18.       United States Generally Accepted Accounting Principles (continued)

Net (loss) earnings and comprehensive (loss) income

The application of US GAAP would have the following impact on Eveready’s interim consolidated statements of earnings and comprehensive income for the six months ended June 30, 2009 and 2008:

		Six Months Ended
		June 30	June 30
	Notes	2009	2008
		$	$
(Loss) earnings before non-controlling interest - as reported under Canadian GAAP		(3,528)	20,217
Adjustments under US GAAP:
Research and development expense	a	(110)	(103)
Interest	b	802	700
Stock-based compensation	d) iii	1,204	1,178
Loss on redeemable put option	c	2,687	—
Income tax effect related to above adjustments	e	(117)	38

Net earnings and comprehensive (loss) income - as reported under US GAAP		938	22,030
Net earnings attributable to non-controlling interest	c	190	275
Net earnings and comprehensive (loss) income attributable to Eveready - as reported under US GAAP		748	21,755

(Loss) earnings per share - basic - as reported under Canadian GAAP (note 11)		(0.21)	1.09
(Loss) earnings per share - diluted - as reported under Canadian GAAP (note 11)		(0.21)	1.08

Earnings per share attributable to Eveready - basic - as reported under US GAAP (1)		0.04	1.17
Earnings per share attributable to Eveready - diluted - as reported under US GAAP (1)		0.04	1.12

Note:                   (1)   The predominant change in calculating basic earnings per share attributable to Eveready shareholders between Canadian GAAP and US GAAP is the starting component of net earnings attributable to Eveready as noted in the above reconciliation. In addition under US GAAP, Eveready has calculated its earnings per share using the two-class method related to both its outstanding shares and its Matching Shares held by the Employee Unit Plan Trust.  Under this method, Eveready’s earnings per share, as noted above, related to its outstanding shares has been reduced by nil cents for the six months ended June 30, 2009 (June 30, 2008 — two cents).  In the comparative six months ended June 30, 2008, diluted earnings per share was also adjusted for the dilutive effect of the convertible debentures and unvested Matching Units held by the Employee Unit Plan Trust.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18.       United States Generally Accepted Accounting Principles (continued)

Consolidated Statements of Cash Flows

The application of US GAAP would have the following impact on Eveready’s interim consolidated statements of cash flows for the six months ended June 30, 2009:

		Six Months Ended
		June 30, 2009
		Canadian GAAP
	Notes	(As reported)	US GAAP
		$	$
Cash provided by operating activities	a	61,304	61,194
Cash used in investing activities	a	(11,462)	(11,352)
Cash used in by financing activities		(50,973)	(50,973)

The application of US GAAP would have the following impact on Eveready’s interim consolidated statements of cash flows for the comparative six months ended June 30, 2008:

		Six Months Ended
		June 30, 2008
		Canadian GAAP
	Notes	(As reported)	US GAAP
		$	$
Cash provided by operating activities	a	31,310	31,207
Cash used in investing activities	a	(39,273)	(39,170)
Cash provided by financing activities		5,280	5,280

In addition, Canadian GAAP permits a subtotal in the statements of cash flows following the reconciliation of net (loss) earnings and items not affecting cash.  This subtotal is not permitted under US GAAP.

Notes to US GAAP reconciliations above

a)              Deferred development costs

According to CICA Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under US GAAP, pursuant to Statement of Financial Accounting Standards (“SFAS”) No.2 Accounting for Research and Development Cost, research and development costs are expensed as they are incurred, unless covered by separate standards.

Certain of Eveready’s technology related assets included in intangible assets are under development and meet the appropriate criteria specified under Section 3064 for deferral.  However, such development costs are to be expensed when incurred under US GAAP.

b)             Convertible debentures

Under CICA Handbook Section 3863 Financial Instruments - Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the contractual arrangement on initial recognition.  Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument.  US GAAP generally requires convertible debt to be classified as debt on the balance sheet.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18.       United States Generally Accepted Accounting Principles (continued)

Upon issuance of its Debentures, Eveready allocated the $50,000 face value of the Debentures to liability and equity components, proportionately, based on their respective fair values.  Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the Debenture.  In addition, Eveready applied financing costs to the carrying value of the Debentures’ liability and equity components proportionately, in accordance with Section 3863.  The costs applied to the Debentures’ liability component are amortized to interest expense over the remaining term of the Debentures using the effective interest rate method.  To reconcile to US GAAP, the equity component of the Debentures, including its respective financing costs applied, was reclassified to the liability component.  The calculation of interest expense was adjusted to only include the effect of financing costs.

c)     Non-controlling interest

In accordance with Canadian GAAP, Eveready only assigns a value to its put options associated with the 20% non-controlling interests vendors retained in the acquisitions of RDDB, Bullseye, and Rodrigue’s when they have an intrinsic value (note 7).  During the six months ended June 30, 2009, the deemed fair value of the 20% non-controlling interests held was less than the price of the respective put options.  As a result, Eveready recognized a loss on redeemable put option of $2,687.  Under US GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force (“EITF”) D-98 Classification and Measurement of Redeemable Securities.  Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value.  In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted.  The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value.  The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10,902.  In December, 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

During the six months ended June 30, 2009, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $9,021 (note 7).  Under Canadian GAAP, Eveready accounted for this acquisition using the purchase method and recognized goodwill of $5,381.  Under US GAAP, Eveready is to account for this acquisition as an equity transaction and as a result recognized a charge to deficit of $1,039 with no impact to goodwill.

d)    Redeemable Fund units (outstanding until December 31, 2008 when replaced with shares)

i)                 The Fund units of Eveready’s predecessor were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled.  Eveready’s predecessor also had exchangeable Fund units (“Rollover LP units”) that were designed to be the economic equivalent of Fund units.  Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders’ equity.  Under US GAAP, the Fund units and Rollover LP units, which are redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet.  The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula.  Adjustments to the redemption value of these units are charged or credited to (deficit) retained earnings.

ii)              Eveready classified its Matching Units held by the Employee Unit Plan Trust (“Trust”) as a reduction of unitholders’ equity until such time they vest and are transferred to the Employee.  Such units held by the Trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP.  Under US GAAP, the net units outstanding, being those issued less units held by the Trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to (deficit) retained earnings.

iii)           Compensation expense for the Employee Unit Plan is measured in accordance with Canadian GAAP based on the fair value of the Matching Units on the grant date and recognized as stock-based compensation expense over the vesting period.  Because the Fund units issued upon vesting of the Matching Units were redeemable, under US GAAP compensation expense for the Employee Unit Plan is to be accounted for as a liability based award.  The liability is re-measured, until settlement of the Employee Unit Plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.  The portion of the liability representing the amount of Matching Units vested to Employees is reclassified to temporary equity at the time when the employees are considered, under US GAAP, to assume the risks and rewards of ownership of the units.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18.       United States Generally Accepted Accounting Principles (continued)

Eveready had a Unit Option Plan, which was replaced by the Share Option Plan pursuant to the Conversion (note 2), under which unit options were granted to directors, officers, employees and consultants of Eveready (note 9).   Because Fund units issued upon settlement of unit options were redeemable, under US GAAP the unit options are to be accounted for as a liability based award.  The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

iv)          Pursuant to the Conversion (note 2), Fund unitholders received one share of Eveready for each five Fund units held at December 31, 2008.  All outstanding Employee Unit Plan Matching Units held by the Trust were consolidated into Matching Shares, where each five Matching Units were exchanged for one Matching Share.  Further, participants of the Unit Option Plan were entitled to receive, for the same aggregated consideration, share options for outstanding unit options held at the Conversion date.  In accordance with US GAAP, shareholders’ capital associated with Eveready’s shares is shown within shareholders’ equity and Matching Shares held by the Trust is shown as a reduction of shareholders’ equity.  Shareholders’ capital and Matching Shares held by the Trust are measured at their respective temporary equity carrying values immediately prior to the Conversion.  The liability based awards associated with the Employee Unit Plan and Share Option Plan are reclassified to contributed surplus and shown within shareholders’ equity.  Any temporary equity associated with vested Matching Shares of the Employee Unit Plan is reclassified to shareholders’ capital.

v)             During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in deficit of $230,557, immediately prior to the conversion.

e)              Income tax effect related to US GAAP adjustments

The income tax adjustment relates to the income tax effect on the preceding US GAAP adjustments.

New US GAAP accounting pronouncements adopted

Business Combinations

Effective January 1, 2009, Eveready applied the new recommendations of the Financial Accounting Standards Board (“FASB”) SFAS No.141(R), Business Combinations.  The statement establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, any non-controlling interest in the acquiree, and any goodwill acquired.  This statement also establishes certain disclosure requirements, which will enable users of the acquiring company’s financial statements to evaluate the nature and financial effects of its business combinations.  The application of this standard has no net effect on the US GAAP reconciliations above.

Non-controlling Interests

Effective January 1, 2009, Eveready applied the new recommendations of SFAS No.160 Non-Controlling Interests in Consolidated Financial Statements — An Amendment of Accounting Research Bulletin No.51 (“SFAS No.160”).  This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent.  These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value.  The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of earnings and comprehensive income.  SFAS No.160 also establishes standards for a change in a parent’s ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated.  The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented.  The presentation requirements have been adopted retrospectively in the US GAAP reconciliations above.  Eveready also applied the guidance for a change in a parent’s ownership interest during the six months ended June 30, 2009.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

18.       United States Generally Accepted Accounting Principles (continued)

Fair Value Measurement

Effective January 1, 2009, Eveready applied the new recommendations of FASB Staff Position SFAS No.157-2, Effective Date of FASB Statement No.157 (“FSP SFAS No.157-2”).  FSP SFAS No.157-2 delays the effective date of SFAS No.157, Fair Value Measurements, for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis.  This standard had no impact on the US GAAP reconciliations above.

During the six months ended June 30, 2009, Eveready also applied the new recommendations of FASB Staff Position SFAS No. 107-1 and Accounting Principles Board (“APB”) 28-1 (“FSP SFAS No. 107-1”).  FSP SFAS No. 107-1 expands the fair value disclosure required for all financial instruments for interim disclosures.  This standard had no impact on the US GAAP reconciliations above.

Intangible Assets

Effective January 1, 2009, Eveready applied the new recommendations of FASB Staff Position SFAS No.142-3 Determination of the Useful Life of Intangible Assets (“FSP SFAS No.142-3”).  FSP SFAS No.142-3 amends the factors an entity should consider in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No.142 Goodwill and Other Intangible Assets.  The intent of FSP SFAS No.142-3 is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset.  This standard had no impact on the US GAAP reconciliations above.

Subsequent Events

In May 2009, the FASB issued Staff Position SFAS No. 165 Subsequent Events (“FSP SFAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before issuance of financial statements.  Eveready applied the new recommendations of SFAS 165 during the three months ended June 30, 2009.  This standard had no impact on the US GAAP reconciliations above.

Accounting Standards Codification

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) effective for interim or annual financial periods ending after September 15, 2009.  The Codification changes the referencing of all prior financial standards and will be the single source of authoritative United States accounting and reporting standards.  The Codification is not intended to change or alter existing US GAAP and thus will not have any impact to Eveready’s US GAAP reconciliations above.

19.       Subsequent events

a)     Acquisition of Eveready by Clean Harbors, Inc.

Effective July 31, 2009 Eveready completed a plan of arrangement (the “Plan of Arrangement”) with Clean Harbors, Inc.  (“Clean Harbors”) whereby a wholly owned subsidiary of Clean Harbors acquired 100% of Eveready’s outstanding common shares through a combination of cash and stock.  Following completion of that acquisition, Eveready was amalgamated with the wholly-owned subsidiary of Clean Harbors.

Pursuant to the Plan of Arrangement, holders of common shares of Eveready received in respect of each Eveready common share held (i) CAD $3.30 in cash; and (ii) 0.1304 of a share of Clean Harbors common stock.  All of Eveready’s outstanding 7.00% convertible, unsecured subordinated debentures (the “Debentures”) were repurchased for $1,010 for each $1,000 aggregate face amount of such Debentures held, plus accrued interest to, but excluding July 31, 2009.  Thereafter, all Debentures were cancelled and terminated. In addition pursuant to the Plan of Arrangement, Eveready’s Share Option Plan (note 9) was terminated and any outstanding share options under the Share Option Plan were cancelled.

Eveready Inc.

Notes to the Consolidated Financial Statements

(thousands of Canadian dollars, except share and per share amounts)

(Unaudited)

19.       Subsequent events (continued)

In connection with the acquisition of Eveready, Clean Harbors executed a consent agreement with the Competition Bureau where it agreed to dispose of its interest in the Pembina Area Landfill, a wholly owned subsidiary of Eveready, since Clean Harbors operates the only other Class I hazardous waste site in Alberta.  The sale of the Pembina Area Landfill will be completed subsequent to the Plan of Arrangement.

Eveready and Clean Harbors also made arrangements with Eveready’s syndicate of lenders (note 5), which allowed Clean Harbors to acquire Eveready on July 31, 2009 and for Eveready to repurchase its Debentures.  Subsequent to the acquisition of Eveready, Clean Harbors repaid all amounts outstanding under Eveready’s credit facilities and certain obligations under capital leases (note 6).  Eveready’s credit facilities were terminated in connection with the repayment of all amounts outstanding thereunder.

b)             Guarantee of Employees’ share purchase loans

In July 2009, Eveready provided guarantees over outstanding BMO Bank of Montreal share purchase loans owing by certain Employees that were issued in connection with their participation in the Employee Unit Plan (note 9).  Eveready’s liability under this guarantee is limited to a maximum aggregate principal amount of $7,700.  Eveready would be required to settle these guarantees if an Employee were to default on its debt obligation and the Employee’s shares and respective Matching Shares held within Eveready’s Employee Unit Plan Trust, were not sufficient to repay the balances due.

20.       Comparative figures

Certain of the comparative figures were reclassified from statements previously presented to conform to the current period’s presentation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 31, 2009, Clean Harbors, Inc. (the “Company” or “Clean Harbors”) acquired all of the outstanding shares of Eveready Inc. (“Eveready”), an Alberta corporation headquartered in Edmonton, Alberta, for a total purchase price of approximately U.S. $408 million.  Eveready provides industrial maintenance and production, lodging, and exploration services to the oil and gas, chemical, pulp and paper, manufacturing and power generation industries.  The purchase price included approximately U.S. $56 million in cash, U.S. $118 million in Clean Harbors’ common stock consisting of 2.4 million shares valued at $49.50 per share (the closing price on the New York Stock Exchange on the day prior to the acquisition), and the Company’s assumption and/or payment of approximately U.S. $235 million of Eveready debt.  The Company anticipates that this acquisition will enhance the Company’s presence in the industrial services market, broaden the range of services the Company can offer customers of both companies, and advance the Company’s position in the Canadian marketplace.

In connection with the acquisition, the Company agreed with the Canadian Commissioner of Competition to divest Eveready’s Pembina Area Landfill, located near Drayton Valley, Alberta, due to its proximity to Clean Harbors’ existing landfill in the region. The Pembina Area Landfill represented less than two percent of Eveready’s revenue in 2008.

Upon consummation of the acquisition, Eveready was amalgamated into a new wholly-owned indirect subsidiary of the Company named Clean Harbors Industrial Services Canada, Inc.

The following unaudited pro forma condensed combined financial statements for Clean Harbors and Eveready as a combined company give effect, using the purchase method of accounting, to the Company’s (i) acquisition of Eveready on July 31, 2009, (ii) issuance on August 14, 2009 of $300.0 million principal amount of 7 5/8% senior secured notes due 2016 (the “notes”), (iii)  repayment of substantially all of the Company’s and Eveready’s outstanding debt (excluding certain capital leases) using a portion of the Company’s available cash and the proceeds from the sale of the notes, and (iv) payment of related fees and expenses (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet as of June 30, 2009 is presented as if the Transactions had been completed on June 30, 2009. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 are presented as if the Transactions had been completed on January 1, 2008, the first day of the Company’s 2008 fiscal year.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company which appear in the Company’s previously filed annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended June 30, 2009, and Eveready’s historical financial statements which appear in this amendment to the Company’s current report on Form 8-K. The Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).  Eveready’s consolidated historical financial statements were prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respects from U.S. GAAP.  As described in Note 5 to the unaudited pro forma condensed combined financial statements, Eveready’s historical consolidated financial statements have been reconciled to U.S. GAAP for material measurement differences between Canadian and U.S. GAAP, and certain material additional conforming presentation adjustments have also been made to Eveready’s financial statements to conform with the Company’s presentation under U.S. GAAP.

Unless otherwise specified with respect to certain amounts stated in Canadian dollars (“Cdn $”), all dollar amounts in the following unaudited pro forma condensed combined financial statements are in U.S. dollars (“$”). As set forth in Eveready’s historical consolidated financial statements, Eveready’s financial statements have been reported in Cdn $. For purposes of the unaudited pro forma condensed combined financial statements, certain numerical information reported by Eveready in Cdn $ has been converted into U.S. $.  Information derived from Eveready’s consolidated balance sheet as of June 30, 2009 has been converted based on the Thomson Reuters closing exchange rate of 1.163200 Cdn $ to one U.S. $ on June 30, 2009.  Information derived from Eveready’s consolidated statements of (loss) earnings and comprehensive (loss) income and deficit for the year ended December 31, 2008 and for the six months ended June 30, 2009 has been converted based on average Thomson Reuters exchange rates of 1.059922 Cdn $ to one U.S. $ during the year ended December 31, 2008, and 1.204426 Cdn $ to one U.S. $ during the six months ended June 30, 2009, respectively. All numerical information in this document derived from Eveready’s historical financial statements but stated in U.S. $ is unaudited.

The following unaudited pro forma condensed combined financial statements do not purport to represent what the Company’s results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project the Company’s results of operations or financial position for any future date or period. The statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the Company’s acquisition of Eveready or the costs to achieve any such cost savings, operating synergies or revenue enhancements. The statements reflect the Company’s preliminary estimates of the allocation of the purchase price for the acquisition of Eveready based upon available information and certain assumptions that the Company believes are reasonable under the circumstances, and actual results could differ materially from these anticipated results. The final allocation of the purchase price will be determined after completion of the acquisition and will be based on the final purchase price, as it may be adjusted in accordance with the acquisition agreement, and the valuation of Eveready’s tangible and identifiable intangible assets acquired and liabilities assumed.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS

AS OF JUNE 30, 2009

(U.S. dollars in thousands)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 3	Pro Forma
		(see Note 5)
Current assets:
Cash and cash equivalents	$255,407	$4,064	$(31,408)	(a)	$228,063
Marketable securities	484	—	—		484
Accounts receivable, net	148,610	91,915	(4,841)	(b)	235,684
Unbilled accounts receivable	6,381	—	4,841	(b)	11,222
Deferred costs	5,691	—	—		5,691
Prepaid expenses and other current assets	10,402	2,706	—		13,108
Supplies inventories	27,938	9,281	—		37,219
Deferred tax asset	12,324	—	—		12,324
Total current assets	467,237	107,966	(31,408)		543,795
Property, plant and equipment, net	312,637	270,149	—		582,786
Other assets:
Long-term investments	6,483	—	—		6,483
Deferred financing costs	2,308	—	8,232	(b),(c)	10,540
Goodwill	30,580	19,832	608	(d)	51,020
Permits and other intangibles, net	71,056	34,301	—		105,357
Deferred tax assets	5,726	—	—		5,726
Other	2,553	1,355	(1,290)	(b)	2,618
Total other assets	118,706	55,488	7,550		181,744
Total assets	$898,580	$433,603	$(23,858)		$1,308,325

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ EQUITY

AS OF JUNE 30, 2009

(U.S. dollars in thousands)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 3	Pro Forma
		(see Note 5)
Current liabilities:
Uncashed checks	$5,019	$—	$—		$5,019
Current portion of long-term debt	52,889	1,290	(54,179)	(g)	—
Current portion of capital lease obligations	176	4,145	(2,600)	(h)	1,721
Accounts payable	54,939	41,259	(10,176)	(b),(h)	86,022
Deferred revenue	23,566	—	—		23,566
Accrued expenses	55,911	—	15,109	(b),(e)	71,020
Current portion of closure, post-closure and remedial liabilities	22,400	502	—		22,902
Income taxes payable	—	491	—		491
Total current liabilities	214,900	47,687	(51,846)		210,741
Other liabilities:
Closure and post-closure liabilities, less current portion	24,982	2,151	—		27,133
Remedial liabilities, less current portion	133,456	—	—		133,456
Long-term obligations, less current maturities	—	144,787	147,320	(b),(g)	292,107
Capital lease obligations, less current portion	259	15,842	(8,987)	(h)	7,114
Convertible debentures	—	42,099	(42,099)	(f)	—
Unrecognized tax benefits and other long-term liabilities	76,792	7,714	—		84,506
Total other liabilities	235,489	212,593	96,234		544,316
Non-controlling interest	—	3,936	—		3,936
Stockholders’ equity:
Common stock	355,264	87,905	30,952	(i)	474,121
Treasury stock	(1,893)	—	—		(1,893)
Shares held under employee participation plan	—	(1,193)	(1,131)	(i)	(2,324)
Contributed surplus	—	332	(332)	(i)	—
Accumulated other comprehensive income	4,042	—	—		4,042
Accumulated earnings (deficit)	90,778	82,343	(97,735)	(i),(h)	75,386
Total Clean Harbors and Eveready stockholders’ equity	448,191	169,387	(68,246)		549,332
Total liabilities, non-controlling interest and stockholders’ equity	$898,580	$433,603	$(23,858)		$1,308,325

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(U.S. dollars in thousands, except per share data)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 4	Pro Forma
	(Audited)	(Unaudited — see Note 5)
Revenues	$1,030,713	$613,845	$(210)	(j)	$1,644,348
Costs of revenues (exclusive of items shown separately below)	707,820	439,599	(210)	(j)	1,147,209
Selling, general and administrative expenses	159,674	72,403	(901)	(k),(l)	231,176
Accretion of environmental liabilities	10,776	—	149	(k)	10,925
Depreciation and amortization	44,471	47,573	(149)	(k)	91,895
Income from operations	107,972	54,270	901		163,143
Other expense	(119)	—	(226)	(k)	(345)
Loss on disposal of property, plant and equipment	—	(226)	226	(k)	—
Stock-based compensation	—	1,209	(1,209)	(k)	—
Gain on foreign exchange	—	1,452	(1,452)	(k)	—
Loss on early extinguishment of debt	(5,473)	—	—		(5,473)
Impairment of long-lived assets	—	(95,522)	—		(95,522)
Interest expense, net	(8,403)	(18,596)	1,881	(m)	(25,118)
Income (loss) before provision for income taxes and non-controlling interest	93,977	(57,413)	121		36,685
Provision for income taxes	36,491	5,706	40	(n)	42,237
Net income (loss)	57,486	(63,119)	81		(5,552)
Income attributable to non-controlling interest	—	774	—		774
Net income (loss) attributable to Clean Harbors and Eveready	$57,486	$(63,893)	$81		$(6,326)

Earnings (loss) per share
Basic income (loss) attributable to common stockholders	$2.56	$(3.42)	$—		$(0.25)
Diluted income (loss) attributable to common stockholders	$2.51	$(3.42)	$—		$(0.25)

Weighted average common shares outstanding	22,465	18,276	(15,882)		24,859
Weighted average common shares outstanding plus potentially dilutive common shares	22,866	18,276	(15,882)		25,260

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(U.S. dollars in thousands, except per share data)

	Clean Harbors	Eveready	Pro Forma Adjustments	Note 4	Pro Forma
		(see Note 5)
Revenues	$421,643	$231,769	$(50)	(j)	$653,362
Costs of revenues (exclusive of items shown separately below)	289,767	170,031	(50)	(j)	459,748
Selling, general and administrative expenses	75,147	29,932	812	(k),(l)	105,891
Accretion of environmental liabilities	5,284	—	86	(k)	5,370
Depreciation and amortization	24,302	23,049	(86)	(k)	47,265
Income from operations	27,143	8,757	(812)		35,088
Other income	44	—	161	(k)	205
Gain on disposal of property, plant and equipment	—	161	(161)	(k)	—
Stock-based compensation	—	(174)	174	(k)	—
Loss on foreign exchange	—	(559)	559	(k)	—
Interest expense, net	(2,989)	(6,431)	(4,620)	(k)	(14,040)
Income before provision for income taxes	24,198	1,754	(4,699)		21,253
Provision for income taxes	10,619	974	(1,546)	(n)	10,047
Net income	13,579	780	(3,153)		11,206
Income attributable to non-controlling interest	—	158	—		158
Net income attributable to Clean Harbors and Eveready	$13,579	$622	$(3,153)		$11,048

Earnings per share
Basic income attributable to common stockholders	$0.57	$0.03	$—		$0.42
Diluted income attributable to common stockholders	$0.57	$0.03	$—		$0.42

Weighted average common shares outstanding	23,763	18,097	(15,705)		26,155
Weighted average common shares outstanding plus potentially dilutive common shares	23,876	18,097	(15,705)		26,268

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(amounts in U.S. dollars except where otherwise indicated)

1. The Arrangement

On July 31, 2009, Clean Harbors acquired Eveready through an arrangement approved by a court under the Alberta Business Corporation Act (the “Arrangement”). Under the terms of the acquisition agreement, Clean Harbors acquired 100% of the outstanding Eveready common shares in exchange for $55.9 million in cash (approximately $3.04 for each Eveready common share), 2.4 million shares (a ratio of 0.1304 shares of Clean Harbors common stock for each Eveready common share) of Clean Harbors common stock having a per share value at the July 30, 2009 New York Stock Exchange closing price of $49.50, and the assumption and/or payment of approximately $235.2 million of existing Eveready debt. The approximately $235.2 million of Eveready debt assumed or paid in connection with the acquisition is calculated based on the exchange rate and debt balances in effect as of July 30, 2009, the date prior to the consummation of the acquisition.

The following table summarizes the components of the estimated total consideration included in the pro forma condensed combined financial statements as if the acquisition had been completed on June 30, 2009 (in thousands):

2.4 million shares of Clean Harbors common stock issued for Eveready common shares(1)	$118,427
Cash paid for Eveready common shares	52,051
Shares held in the Eveready employee participation plan(2)	(1,894)
Eveready deferred shares assumed(3)	95
Eveready credit facility assumed	148,233
Capital lease obligations assumed(3)	19,986
Eveready debentures assumed(3)	43,415
Estimated total purchase price	$380,313

(1)                 The value of Clean Harbors common stock used ($49.50) was the closing price of Clean Harbors common stock on the New York Stock Exchange on July 30, 2009.

(2)                 The Eveready employee participation plan included 250,127 Eveready common shares that were held in the Eveready employee participation plan trust. The Eveready employee participation plan consideration is reflected in the shares of Clean Harbors common stock and cash paid for Eveready common shares, and therefore the amount still to be earned by the plan participants has been shown as a reduction of the estimated total purchase price. Upon completion of the Arrangement, the Eveready common shares held by the Eveready employee participation plan trust were exchanged for the same amount of cash and ratio of shares of Clean Harbors common stock as the other outstanding Eveready common shares and will vest as they are earned in future periods in accordance with the current terms and conditions.  The amount presented is net of the value of shares vested as of June 30, 2009.

(3)                 The outstanding Eveready deferred shares and Eveready debentures were paid off on July 31, 2009. The redemption price of the outstanding Eveready debentures was equal to the 101% of the principal amount plus accrued interest.  Certain capital lease obligations aggregating $11.6 million were paid off on August 14, 2009.

Clean Harbors has not yet determined the fair value of the tangible and identifiable assets acquired and liabilities assumed in the Arrangement; therefore, the estimated total consideration has been allocated to the book value of the assets on the closing date. Clean Harbors’ management continues to review the characteristics and useful lives of Eveready’s tangible and intangible assets acquired and has excluded from the pro forma statements any potential adjustments affecting depreciation and amortization. Changes to Eveready’s useful lives could result in significantly different depreciation and amortization expense and could affect the allocation between recorded goodwill and other tangible and intangible assets.

The preliminary allocation of the purchase consideration, which is subject to change based on obtaining additional information regarding tax assets, tax liabilities and tax attributes as well as a final valuation of the assets acquired and liabilities assumed and/or repaid as of the closing date, will be finalized after the completion of the Arrangement. The final valuation may be significantly different from the preliminary allocation presented below (in thousands):

Estimated total purchase price	$380,313
Less book value of Eveready’s net assets acquired as of June 30, 2009(4)	359,873
Goodwill	$20,440

(4)                                  Net assets excludes Eveready debentures, long-term debt, capital lease obligations and existing Eveready goodwill.

In accordance with the acquisition agreement, each Eveready option, if any, that had not been exercised prior to the effective time of the Arrangement and that had an exercise price less than the consideration value was to be cancelled in exchange for a cash payment in an amount equal to the difference between the consideration value and the exercise price. As of the acquisition date there were no outstanding Eveready options with an exercise price less than the consideration value, and therefore all of the then outstanding Eveready options were cancelled without any such cash payments.

2. Financing

In connection with the Arrangement, the Company was required to obtain waivers from the lenders under the Company’s and Eveready’s respective existing credit agreements to allow for the completion of the acquisition and the repayment of Eveready’s existing 7% convertible subordinated debentures, and also concurrently with or following the acquisition to secure financing sufficient to pay off or restructure substantially all of the remaining Eveready indebtedness, including certain capital leases. The Company obtained the necessary waivers prior to the close of the acquisition and subsequently met the financing requirement on August 14, 2009, by issuing $300.0 million aggregate principal amount of 7 5/8% senior secured notes to certain initial purchasers for a purchase price of $286.1 million.   The initial purchasers then resold the notes to investors at 97.369% of their principal amount, resulting in a yield to maturity for the investors of 8.125% per annum. The notes were issued pursuant to an indenture dated as of August 14, 2009, among the Company, as issuer, substantially all of the Company’s domestic subsidiaries, as guarantors, and U.S. Bank National Association, as trustee and notes collateral agent.   The gross proceeds from the issuance of the notes, after deducting the original issue discount, or “OID,” were $292.1 million.  On August 14, 2009, the Company used approximately $175.0 million of the net proceeds to repay all amounts outstanding under Eveready’s existing credit facility and certain capital leases to which Eveready and its subsidiaries were party at the time the Company acquired, on July 31, 2009, all of the outstanding shares of Eveready, and to pay certain fees, expenses and other costs relating the repayment of such outstanding Eveready debt.  The Eveready credit facility was terminated in connection with the repayment of all amounts outstanding thereunder.

3. Pro Forma Balance Sheet Adjustments

The pro forma adjustments included in the unaudited condensed combined balance sheet are as follows:

a)                                      Represents an adjustment to reflect the use of the net proceeds from the offering of the notes and existing cash to pay the cash portion of the Eveready purchase price, repay substantially all of Clean Harbors’ and Eveready’s outstanding debt (other than certain capital leases), and pay related transaction fees and expenses (in thousands):

Increase (Decrease)
Gross offering proceeds	$292,107
Cash paid for Eveready common shares	(52,051)
Payment of existing Eveready 7% convertible subordinated debentures	(43,415)
Payment to holders of Eveready deferred shares	(95)
Payment of Clean Harbors’ term loan due 2010 (variable rate)(i)	(30,000)
Redemption of Clean Harbors’ 11 1/4% senior secured notes due 2012(ii)	(24,868)
Extinguishment of Eveready outstanding credit facility debt due 2012 (variable rate)(iii)	(150,398)
Payment of certain Eveready capital lease obligations(iv)	(12,064)
Payment of accrued letter of credit and revolving facility fees	(84)
Transaction fees	(10,540)
$(31,408)

(i)            The term loan bore interest, at the Company’s option, at either a Eurodollar rate plus 2.5% or a base rate plus 1.5%.

(ii)           Includes a prepayment premium of $0.7 million and accrued interest of $1.2 million as of June 30, 2009.

(iii)          Includes a prepayment penalty of $2.2 million.  At June 30, 2009, the interest rate on the credit facilities was 5.15%.

(iv)          Includes a prepayment penalty of $0.5 million.

b)                                     Represents reclassifications to conform to Clean Harbors’ financial statement presentation (in thousands):

Increase (Decrease)
Accounts receivable, net	$(4,841)
Unbilled accounts receivable	4,841

Deferred financing costs	$3,447
Other	(1,290)
Long-term obligations	(2,157)

Accounts payable	$(16,297)
Accrued expenses	16,297

c)                                      Represents an adjustment to write off Clean Harbors and Eveready deferred financing costs of $2.3 million and $3.4 million, respectively, in connection with the extinguishment of outstanding debt (including certain capital leases), and record $10.5 million in new transaction fees incurred in connection with the offering of the notes.

d)                                     Represents an adjustment to record goodwill. Fair market value has not yet been established for the Eveready net assets, and therefore all assets and liabilities are recorded at book value with the residual purchase price allocation adjusting goodwill (in thousands):

Increase (Decrease)
Eliminate existing Eveready goodwill	$(19,832)
Record acquisition goodwill	20,440
$608

e)                                      Represents an adjustment of approximately $6.1 million to record direct transaction costs, which consist of legal and accounting fees and other external costs directly related to the Arrangement incurred by Clean Harbors and Eveready, and the payment of $1.2 million of accrued interest.

f)                                        Represents an adjustment to repurchase the outstanding Eveready debentures at the redemption price of 101% of the principal amount (in thousands):

Repurchase of Eveready debentures	$(42,985)
Deferred financing costs	886
Convertible debentures	$(42,099)

g)                                     Represents an adjustment to reflect the extinguishment of Clean Harbors and Eveready existing outstanding debt of $52.9 million and $148.2 million (including current portion), respectively, and record the gross proceeds of $292.1 million from the note offering.

h)                                     Represents adjustment to reflect the payment of certain Eveready capital leases, including a prepayment penalty of $0.6 million.

i)                                         Represents adjustments to eliminate Eveready’s historical equity of $169.4 million; record the issuance of $118.4 million of new Clean Harbors common stock; record the fair value ($1.9) million of Eveready common shares held by a trust for the benefit of and for distribution to the participants in the Eveready employee participation plan in accordance with its current terms; and a reduction to accumulated earnings for approximately $6.1 million of legal and accounting fees related to the acquisition of Eveready, $5.7 million for the write-off of deferred financing fees in connection with the extinguishment of substantially all of Clean Harbors’ and Eveready’s outstanding debt, $2.7 million prepayment penalty in connection with the extinguishment of Eveready’s outstanding debt (including certain capital leases), and

$0.8 million loss on the redemption of the senior secured notes, which includes the $0.7 million premium and the write-off of the remaining $0.1 million discount.

4. Pro Forma Statement of Operations Adjustments

The unaudited pro forma condensed combined statements of operations do not include any non-recurring charges that will arise as a result of the Arrangement described above.

j)                                         Represents an adjustment to reduce revenues and expenses for intercompany transactions between Clean Harbors and Eveready.

k)                                      Represents reclassifications to conform to Clean Harbors’ presentation, as follows (in thousands):

Increase (Decrease)
Year ended December 31, 2008
Selling, general and administrative expenses	$(901)
Gain on foreign exchange	1,452
Stock-based compensation	(551)

Accretion of environmental liabilities	$149
Depreciation and amortization	(149)

Other expense	$226
Loss on disposal of property, plant and equipment	(226)

Six-months ended June 30, 2009
Selling, general and administrative expenses	$812
Loss on foreign exchange	559
Stock-based compensation	253

Accretion of environmental liabilities	$86
Depreciation and amortization	(86)

Other income	$161
Gain on disposal of property, plant and equipment	(161)

l)                                         Represents the following adjustments to stock-based compensation expense:

1.                                       Eliminate Eveready’s stock-based compensation gain of approximately $1.2 million and expense of $0.2 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. All of the Eveready options that were not exercised or settled prior to the effective date of the Arrangement were terminated. The Eveready employee participation plan was not terminated in connection with the Arrangement and the vesting terms and conditions will remain the same.

2.                                       Record stock-based compensation expense of $0.6 million and $0.3 million for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. The adjustment to stock-based compensation expense reflects the expense incurred related to the Eveready employee participation plan after revaluing the shares as of January 1, 2008, the first day of Clean Harbors’ fiscal 2008.

m)                                   Represents the following adjustments to interest expense, net:

1.                                       Record an adjustment to interest expense related to the issuance of the notes at the stated interest rate of 7.625% and OID of 2.631%, which decreased interest expense by $1.2 million for the year ended December 31, 2008 and increased interest expense by $5.0 million for the six months ended June 30, 2009, respectively, assuming extinguishment of substantially all of Clean Harbors’ and Eveready’s previously outstanding debt (excluding certain capital leases).

2.                                       Record an adjustment to interest expense to eliminate interest expense of $0.7 million and $0.4 million for the year ended December 31, 2008 and six months ended June 30, 2009, respectively, related to certain Eveready capital leases that were extinguished.

n)                                     Represents the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 33.0% and 32.9% for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

5. Financial Statement Information Relating to Eveready

EVEREADY CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2009

(U.S. dollars in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$4,064	$—		$4,064
Accounts receivable, net	91,915	—		91,915
Prepaid expenses and other current assets	2,706	—		2,706
Supplies inventories	9,281	—		9,281
Total current assets	107,966	—		107,966
Property, plant and equipment, net	270,149	—		270,149
Other assets:
Goodwill	24,458	(4,626)	(c)	19,832
Permits and other intangibles, net	36,526	(2,225)	(a)	34,301
Other	1,355	—		1,355
	62,339	(6,851)		55,488
Total assets	$440,454	$(6,851)		$433,603

Current liabilities:
Current portion of long-term debt	$1,290	$—		$1,290
Current portion of capital lease obligations	4,145	—		4,145
Accounts payable	41,259	—		41,259
Current portion of closure, post-closure and remedial liabilities	502	—		502
Income taxes payable	491	—		491
Total current liabilities	47,687	—		47,687
Other liabilities:
Closure and post-closure liabilities, less current portion	2,151	—		2,151
Long-term obligations, less current maturities	144,787	—		144,787
Capital lease obligations, less current portion	15,842	—		15,842
Convertible debentures	38,830	3,269	(b)	42,099
Unrecognized tax benefits and other long-term liabilities	9,145	(1,431)	(c)	7,714
Non-controlling interest	606	(606)	(d)	—
Total other liabilities	211,361	1,232		212,593
Non-controlling interest	—	3,936	(d),(e)	3,936
Shareholders’ equity:
Shareholders’ capital	302,925	(215,020)	(f)	87,905
Shares held under Eveready employee participation plan	(6,786)	5,593	(f)	(1,193)
Equity component of convertible debentures	6,903	(6,903)	(b)	—
Contributed surplus	4,829	(4,497)	(f)	332
Accumulated (deficit) earnings	(126,465)	208,808	(a),(b),(c),(d),(f)	82,343
Total shareholders’ equity (deficit)	181,406	(12,019)		169,387
Total liabilities, non-controlling interest and shareholders’ equity (deficit)	$440,454	$(6,851)		$433,603

EVEREADY CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2008

(in U.S. dollars, in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Revenues	$613,845	$—		$613,845
Costs of revenues	439,599	—		439,599
Selling, general and administrative expenses	72,272	131	(a)	72,403
Depreciation and amortization	47,573	—		47,573
Income from operations	54,401	(131)		54,270
Loss on disposal of property, plant and equipment	(226)	—		(226)
Stock-based compensation	(2,934)	4,143	(f)	1,209
Gain on foreign exchange	1,452	—		1,452
Impairment of long-lived assets	(85,236)	(10,286)	(d)	(95,522)
Interest expense, net	(19,964)	1,368	(b)	(18,596)
Loss before income taxes and non-controlling interest	(52,507)	(4,906)		(57,413)
Provision for income taxes	6,570	(864)	(c)	5,706
Net loss	(59,077)	(4,042)	(e)	(63,119)
Earnings attributable to non-controlling interest	774	—	(e)	774
Net loss and comprehensive loss attributable to Eveready	$(59,851)	$(4,042)	(e)	$(63,893)

EVEREADY CONSOLIDATED STATEMENT OF (LOSS) EARNINGS AND COMPREHENSIVE (LOSS)
INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2009

(in U.S. dollars, in thousands)

	Canadian GAAP	U.S. GAAP Adjustments	Notes	Adjusted
	(Unaudited)	(Unaudited)
Revenues	$231,769	$—		$231,769
Costs of revenues	170,031	—		170,031
Selling, general and administrative expenses	29,842	90	(a)	29,932
Depreciation and amortization	23,049	—		23,049
Income from operations	8,847	(90)		8,757
Gain on disposal of property, plant and equipment	161	—		161
Stock-based compensation	(1,173)	999	(f)	(174)
Loss on foreign exchange	(559)	—		(559)
Interest expense, net	(7,097)	666	(b)	(6,431)
Loss on redeemable put option	(2,231)	2,231	(d)	—
(Loss) earnings before income taxes and non-controlling interest	(2,052)	3,806		1,754
Provision for income taxes	877	97	(c)	974
Net (loss) earnings	(2,929)	3,709	(e)	780
Earnings attributable to non-controlling interest	158	—	(e)	158
Net (loss) earnings and comprehensive income attributable to Eveready	$(3,087)	$3,709	(e)	$622

Notes to the financial statement information relating to Eveready:

a)                                      Deferred development costs

According to the Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3064 Goodwill and Intangible Assets, the costs of research must be expensed in the period incurred and development costs meeting prescribed criteria should be deferred to future periods. Under U.S. GAAP, pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 2, Accounting for Research and Development Costs, research and development costs are expensed as they are incurred, unless covered by separate standards.

Certain of Eveready’s technology-related assets included in permits and other intangibles are under development and meet the appropriate criteria specified under Section 3064 for deferral. However, such development costs are to be expensed when incurred under U.S. GAAP.

b)                                     Convertible debentures

Under CICA Handbook Section 3863 Financial Instruments — Presentation, financial instruments with both liability and equity components are required to be classified into their respective component parts of debt or equity in accordance with the substance of the contractual arrangement on initial recognition. Interest paid is charged to interest expense on a basis consistent with the classification of the underlying instrument. U.S. GAAP generally requires convertible debt to be classified as debt on the balance sheet.

Upon issuance of the Eveready debentures, Eveready allocated the Cdn $50.0 million face value of the debentures to liability and equity components, proportionately, based on their respective fair values. Eveready then recorded an interest charge to accrete the liability recorded to its maturity value over the term of the debenture. In addition, Eveready applied financing costs to the carrying value of the debentures’ liability and equity components proportionately, in accordance with Section 3863. The costs applied to the debentures’ liability component was amortized to interest expense over the remaining term of the debentures using the effective interest rate method. To reconcile to U.S. GAAP, the equity component of the debentures, including its respective financing costs applied, was reclassified to the liability component. The calculation of interest expense was adjusted to only include the effect of financing costs.

c)                                      Income tax effect related to U.S. GAAP adjustments

The income tax adjustment relates to the income tax effect on the preceding U.S. GAAP adjustments.

d)                                     Non-controlling interest

In accordance with Canadian GAAP, Eveready assigned no value to put options associated with the 20% non-controlling interests vendors retained in the acquisitions of Red Deer Directional Boring Ltd. (“RDDB”), Bullseye Directional Drilling group of companies, and Rodrigue’s Directional Drilling group of companies.  During the six months ended June 30, 2009, the deemed fair value of the 20% non-controlling interests held was less than the price of the respective put options.  As a result, Eveready recognized a loss on redeemable put option of $2.2 million.  Under U.S. GAAP, the put options are an embedded feature that results in the non-controlling interest being deemed a redeemable security and subject to the requirements of Emerging Issues Task Force (“EITF”) D-98 Classification and Measurement of Redeemable Securities. Under EITF D-98, the redeemable security is to be classified as temporary equity upon inception at its fair value. In subsequent reporting periods, the non-controlling interest is measured at fair value and adjusted upwards if warranted. The amount may be decreased in subsequent periods only to the extent of any increase previously recorded to fair value. The initial recognition of the put option at acquisition increased the amount recorded to goodwill by $10.3 million. In December 2008, goodwill recorded on the initial measurement of the non-controlling interest was written off as impaired.

During the six months ended June 30, 2009, Eveready acquired the remaining 20% non-controlling interest retained in the original acquisition of RDDB for a purchase price of $7.8 million.  Under Canadian GAAP, Eveready accounted for this acquisition using the purchase method and recognized goodwill of $4.6 million.  Under U.S. GAAP, Eveready is to account for this acquisition as an equity transaction and as a result recognized a charge to accumulated deficit of $0.9 million with no impact to goodwill.

e)                                      Presentation of non-controlling interest

In December 2007, the FASB issued SFAS No. 160 Non-Controlling Interests in Consolidated Financial Statements — An Amendment of Accounting Research Bulletin No. 51. This statement changes the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent. These non-controlling interests are to be classified as a separate component of equity and measured initially at fair value. The amount of consolidated net earnings attributable to the parent and to the non-controlling interest is to be clearly identified and presented on the face of the consolidated statements of (loss) earnings and comprehensive (loss) income. SFAS No. 160 also establishes standards for a change in a parent’s ownership interest in a subsidiary and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. This statement is effective for fiscal years beginning after December 15, 2008. The guidance in this statement is to be applied prospectively, except for the presentation and disclosure requirements, which are to be applied retrospectively for all periods presented. The presentation requirements have been adopted retrospectively in the U.S. GAAP reconciliations above.  Eveready also applied the guidance for the change in a parent’s ownership interest during the six months ended June 30, 2009.

f)                                        Redeemable Fund units (outstanding until December 31, 2008 when replaced with Eveready common shares)

i)                                         The units of Eveready’s predecessor (the “Fund”) were redeemable at the option of the unitholder, at which time all rights with respect to such units would have been cancelled. The Fund also had exchangeable Fund units (“Rollover LP units”) that were designed to be the economic equivalent of Fund units. Under Canadian GAAP, Eveready classified its Fund units and Rollover LP units as unitholders’ equity. Under U.S. GAAP, the Fund units and Rollover LP units, which were redeemable at the option of the unitholder, must be valued at their redemption amount and presented as temporary equity in the consolidated balance sheet. The redemption value of the Fund units and Rollover LP units is calculated by a trading value based formula. Adjustments to the redemption value of these units are charged or credited to accumulated (deficit) earnings.

ii)                                      Eveready classified its matching units held by the Eveready employee participation plan trust as a reduction of unitholders’ equity until the time they vest and are transferred to the employee. Such units held by the Eveready employee participation plan trust were recorded at the cost paid by Eveready to purchase the units in accordance with Canadian GAAP. Under U.S. GAAP, the net units outstanding, being those issued less units held by the Eveready employee participation plan trust, would be classified as temporary equity and recorded at an amount equal to the redemption value of the Fund units with any adjustments to the redemption value of these units being charged or credited to accumulated (deficit) earnings.

iii)                                   Compensation expense for the Eveready employee participation plan is measured in accordance with Canadian GAAP based on the fair value of the matching units on the grant date and recognized as stock-based compensation expense over the vesting period. Because the Fund units issued upon vesting of the matching units were redeemable, under U.S. GAAP compensation expense for the Eveready employee participation plan is to be accounted for as a liability based award. The liability is re-measured, until settlement of the Eveready employee participation plan, at the end of each reporting period with the change being charged or credited to stock-based compensation expense. The portion of the liability representing the amount of matching units vested to employees is reclassified to temporary equity at the time when the employees are considered, under U.S. GAAP, to assume the risks and rewards of ownership of the units.

Eveready had a unit option plan, which was replaced by the Eveready share option plan pursuant to the conversion of the Fund into Eveready (the “Conversion”), under which unit options were granted to directors, officers, employees and consultants of Eveready. Because Fund units issued upon settlement of unit options were redeemable, under U.S. GAAP the unit options are to be accounted for as a liability based award. The liability is re-measured, until settlement of the unit options, at the end of each reporting period with the change being charged or credited to stock-based compensation expense.

iv)                                  Pursuant to the Conversion, Fund unitholders received one Eveready common share for each five Fund units held at December 31, 2008. All outstanding matching units held by the Eveready employee participation plan trust were consolidated into matching shares, where each five matching units were exchanged for one matching share. Further, participants of the unit option plan were entitled to receive, for the same aggregated consideration, Eveready options for outstanding unit options held at the Conversion date. In accordance with U.S. GAAP, shareholders’ capital associated with Eveready’s common shares is shown within shareholders’ equity and matching shares held by the Eveready employee participation plan trust is shown as a reduction of shareholders’ equity. Shareholders’ capital and matching shares held by the Eveready employee participation plan trust are measured at their respective temporary equity carrying values immediately prior to the Conversion. The liability based awards associated with Eveready’s employee participation plan and the Eveready share option plan are reclassified to contributed surplus and shown within shareholders’ equity. Any temporary equity associated with vested matching shares of the Eveready employee participation plan is reclassified to shareholders’ capital.

v)                                     During 2008, the redemption value of the Fund units declined significantly, resulting in a decrease to temporary equity and an increase in accumulated deficit of $188.4 million, immediately prior to the Conversion.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to its current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

September 30, 2009	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer